EXHIBIT 10.34

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) dated as of January 27, 2017 is by and among NVIDIA LAND DEVELOPMENT, LLC, a Delaware limited liability company (the “Lessee”), the Guarantors party hereto, WACHOVIA SERVICE CORPORATION, a Delaware corporation (the “Lessor”), the Credit Lenders party hereto, the Mortgage Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Credit Lenders and the Mortgage Lenders and, respecting the Security Documents, as agent for the Secured Parties (in such capacity, the “Agent”).
W I T N E S S E T H
WHEREAS, the Lessee, the Guarantors party thereto, the Lessor, the Credit Lenders party thereto, the Mortgage Lenders party thereto and the Agent are party to that certain Participation Agreement dated as of June 19, 2015 (as amended by that certain First Amendment to Participation Agreement dated as of February 17, 2016, and as further amended by the Second Amendment to Participation Agreement dated as of September 9, 2016, the “Participation Agreement”);
WHEREAS, the Lessee has requested that the Majority Lenders and the Lessor approve certain amendments and modifications to the Participation Agreement; and
WHEREAS, the Majority Lenders and the Lessor have approved the amendments and modifications to the Participation Agreement requested by the Lessee on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in Appendix A to the Participation Agreement.
2.    Amendments to the Participation Agreement. Subject to the satisfaction of the condition set forth in Section 3 and the proviso to this sentence, the Participation Agreement, the Exhibits thereto, the Schedules thereto and Appendix A thereto are hereby amended in their entirety and replaced by Exhibit A hereto.
3.    Condition Precedent. The effectiveness of this Amendment shall be subject to satisfaction of the following condition:
(a)    Executed Documents. Receipt by the Agent of counterparts of this Amendment duly executed by the Lessee, each Guarantor, the Lessor, the Majority Lenders and the Agent.
4.    Amendment is an “Operative Agreement”. This Amendment is an Operative Agreement and all references to an “Operative Agreement” in the Participation Agreement and the other Operative Agreements (including, without limitation, all such references in the representations and warranties in the Participation Agreement (as amended hereby) and the other Operative Agreements) shall be deemed to include this Amendment.

5.    Reaffirmation of Representations and Warranties. Each Credit Party represents and warrants as of the effective date of this Amendment that (i) each of the representations and warranties set forth in the Operative Agreements as amended by this Amendment are true and correct in all material respects, except for any representation or warranty that is qualified by materiality or which references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation or warranty that by its terms is made only as of an earlier date, which representation or warranty shall remain true and correct in all material respects as of such earlier date, except for any representation or warranty that is qualified by materiality or which references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) both before and immediately following the consummation of the transactions contemplated hereby, no Lease Default or Lease Event of Default has occurred and is continuing.
6.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations, including, but not limited to, all guaranty obligations, under the Operative Agreements and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations under the Operative Agreements.
7.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Operative Agreements are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Operative Agreements.
8.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Operative Agreements shall remain in full force and effect. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Financing Party under any of the Operative Agreements.
9.    Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile or other electronic imaging means by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
10.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed, interpreted and enforced in accordance with the laws of the state of New York except to the extent that local law is properly applicable for matters of real property.
[Signature Pages Follow]

2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to Participation Agreement to be duly executed and delivered as of the date first above written.

LESSEE:	NVIDIA LAND DEVELOPMENT, LLC

By: /s/ Karen Burns
Name:    Karen Burns
Title:    Manager, President & CEO
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

GUARANTORS:                NVIDIA CORPORATION,
as a Guarantor
By: /s/ Karen Burns
Name:    Karen Burns
Title:    Vice President, Finance
NVIDIA INTERNATIONAL HOLDINGS INC.,
as a Guarantor
By: /s/ Karen Burns
Name:    Karen Burns
Title:    President, CEO & Secretary
NVIDIA LEASE HOLDINGS LLC,
as a Guarantor

By: /s/ Karen Burns
Name:    Karen Burns
Title:    Manager
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

LESSOR:                    WACHOVIA SERVICE CORPORATION,
as the Lessor
By: /s/ Weston Garrett
Name:    Weston Garrett
Title: Managing Director
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

THE AGENT:                    WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as the Agent
By: /s/ Marisa Phan
Name:    Marisa Phan
Title: SVP & Senior Relationship Manager
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

MORTGAGE LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Mortgage Lender
By: /s/ Marisa Phan
Name:    Marisa Phan
Title: SVP & Senior Relationship Manager
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

SMBC LEASING AND FINANCE, INC.,
as a Mortgage Lender
By: /s/ David A. Ward
Name:    David A. Ward
Title: President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

U.S. BANK NATIONAL ASSOCIATION,
as a Mortgage Lender
By: /s/ Richard J Ameny Jr.
Name:    Richard J Ameny Jr.
Title: Vice President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

HSBC BANK USA, N.A.,
as a Mortgage Lender
By:    /s/ Mark Gibbs
Name:    Mark Gibbs
Title:    Senior Vice President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

CREDIT LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Credit Lender
By: /s/ Marisa Phan
Name:    Marisa Phan
Title: SVP & Senior Relationship Manager
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

SUNTRUST BANK, as a Credit Lender
By: /s/ Min Park
Name:    Min Park
Title: Vice President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

U.S. BANK NATIONAL ASSOCIATION,
as a Credit Lender
By: /s/ Richard J Ameny Jr.
Name:    Richard J Ameny Jr.
Title: Vice President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

GOLDMAN SACHS BANK USA,
as a Credit Lender
By:    /s/ Eddie Arhagba
Name:    Eddie Arhagba
Title:    Authorized Signatory
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Credit Lender
By: /s/ Gilroy D’Souza
Name:    Gilroy D’Souza
Title: Vice President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

SUMITOMO MITSUI BANKING CORPORATION,
as a Credit Lender
By:    /s/ David W. Kee
Name:    David W. Kee
Title:    Managing Director
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

HSBC BANK USA, N.A.,
as a Credit Lender
By:    /s/ Mark Gibbs
Name:    Mark Gibbs
Title:    Senior Vice President
(signature pages continue)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Credit Lender
By:    /s/ Lillian Kim
Name:    Lillian Kim
Title:    Director
(signature pages end)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
NVIDIA LAND DEVELOPMENT, LLC

EXHIBIT A

(See the Attached)

EXHIBIT A

PARTICIPATION AGREEMENT
Dated as of June 19, 2015
among
NVIDIA LAND DEVELOPMENT, LLC,
as the Construction Agent and the Lessee,
THE VARIOUS ENTITIES WHICH ARE PARTIES HERETO FROM TIME TO TIME,
as the Guarantor,
WACHOVIA SERVICE CORPORATION,
as the Lessor,
THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS
WHICH ARE PARTIES HERETO FROM TIME TO TIME,
as the Credit Lenders,
THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS
WHICH ARE PARTIES HERETO FROM TIME TO TIME,
as the Mortgage Lenders,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Agent,
and

SUNTRUST BANK,
U.S. BANK, NATIONAL ASSOCIATION
and
SUMITOMO MITSUI BANKING CORPORATION,
as Co-Syndication Agents
WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger and Sole Bookrunner

EXHIBIT A

TABLE OF CONTENTS

		Page
Section 1.	THE FINANCING	1
Section 2.	[reserved].	2
Section 3.	SUMMARY OF TRANSACTIONS.	2
3.1	Operative Agreements.	2
3.2	Property Purchase.	2
3.3	Construction of Improvements; Commencement of Basic Rent.	2
Section 4.	THE CLOSINGS.	3
4.1	Closing Date.	3
4.2	Closing Date; Acquisition Advance; Construction Advances.	3
Section 5.	FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE’S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS; OTHER PROVISIONS.	4
5.1	General.	4
5.2	Procedures for Funding.	4
5.3	Conditions Precedent for the Lessor, the Agent, the Mortgage Lenders and the Credit Lenders Relating to the Closing Date and the Advance of Funds for the Acquisition of a Property.	7
5.4	Conditions Precedent for the Lessor, the Agent, the Mortgage Lenders and the Credit Lenders Relating to the Advance of Funds after the Acquisition Advance.	11
5.4A	Conditions Precedent to Payment or Incurrence of Property Cost.	12
5.5	Additional Reporting and Delivery Requirements on Completion Date.	13
5.6	Restrictions on Liens.	14
5.7	Payments.	14
5.8	Unilateral Right to Increase the Lessor Commitment, the Mortgage Loan Commitments and the Credit Loan Commitments.	15
5.9	Maintenance of the Lessee as a Wholly-Owned Entity.	15
5.1	Rent Under the Ground Lease as Property Cost.	15
5.1	Lessor Basic Rent Adjustment.	15
5.1	Limitation on Requested Advances regarding Available Credit Loan Commitments, Available Mortgage Loan Commitments and Available Lessor Commitment.	16
5.1	Limitation on Purchase Option under the Lease.	16
5.1	Equity Cure Rights, Etc.	16
5.2	[Reserved].	17
5.2	Special Provision Regarding the Funding of Uninsured Force Majeure Losses.	17
5.2	Construction Servicer and Inspection Consultant.	17
5.2	Extension of Target Construction Period Termination Date.	20

5.2	Reassignment of Construction Contracts	20
5.2	Notices from the Construction Agent/the Lessee	21
5.2	Ratable Reduction of Commitments	21
5.2	Final Advance for Punch List Items	21
SECTION 5A.	LESSOR ADVANCE	22
5A.1	Procedure for Lessor Advance	22
5A.2	Lessor Yield	22
5A.3	Scheduled Return of Lessor Advance	22
5A.4	Early Return of Lessor Advance	23
5A.5	Computation of Lessor Yield	24
Section 6.	REPRESENTATIONS AND WARRANTIES	24
6.1	Representations and Warranties of Each Credit Party	24
6.1A	Additional Representations and Warranties of Each Credit Party	27
6.2	Representations and Warranties of the Lessor	32
SECTION 6B.	GUARANTY	34
6B.1	Guaranty of Payment and Performance	34
6B.2	Obligations Unconditional	34
6B.3	Modifications	35
6B.4	Waiver of Rights	36
6B.5	Reinstatement	36
6B.6	Remedies	37
6B.7	Limitation of Guaranty	37
6B.8	Payment of Amounts to the Agent	37
6B.9	Joinder of Guarantors	38
6B.10	Additional Waivers and Provisions	38
6B.11	Keepwell	39
6B.12	Representations; Separateness	39
SECTION 7.	PAYMENT OF CERTAIN EXPENSES	39
7.1	Transaction Expenses	39
7.2	Fee Calculation	40
7.3	Certain Fees and Expenses	40
7.4	Unused Fee	41
7.5	Upfront Fee	42
7.6	Administrative Agency Fee	42
7.7	Structuring Fee	42
Section 8.	OTHER COVENANTS AND AGREEMENTS	42
8.1	Cooperation with the Lessee	42
8.2	Covenants of the Lessor	42
8.3	Credit Party Covenants, Consent and Acknowledgment	43
8.3A	Additional Credit Party Affirmative Covenants	46

8.3B	Additional Credit Party Negative Covenants.	51
8.4	Sharing of Certain Payments.	55
8.5	Grant of Easements, Agreement regarding Restrictive Covenants, etc.	55
8.6	Appointment of the Agent by the Lessor; Acknowledgement by the Secured Parties.	55
8.7	Collection and Allocation of Payments and Other Amounts.	56
8.8	Release of Property, etc.	61
8.9	Secured Hedge Agreements.	61
Section 9.	CREDIT LOAN AGREEMENT, MORTGAGE LOAN AGREEMENT AND RIGHTS UNDER SECTION 5A OF THIS AGREEMENT.	62
9.1	The Construction Agent’s and the Lessee’s Credit Loan Agreement Rights.	62
9.2	The Construction Agent’s and the Lessee’s Mortgage Loan Agreement Rights.	63
9.3	The Construction Agent’s and the Lessee’s Rights under Section 5A of this Agreement.	63
Section 10.	TRANSFER OF INTEREST.	64
10.1	Restrictions on Transfer.	64
10.2	Effect of Transfer.	64
10.3	Successor Agent.	65
Section 11.	INDEMNIFICATION.	65
11.1	General Indemnity.	65
11.2	General Tax Indemnity.	69
11.3	Yield Protection Amount.	75
11.4	Funding/Contribution Indemnity.	76
11.5	EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.	77
11.6	Limitations on Indemnification Obligations.	78
11.7	Increase of Mortgage Loans, Credit Loans and Lessor Advances.	79
11.8	Survival	80
Section 12.	MISCELLANEOUS.	80
12.1	Survival of Agreements.	80
12.2	Notices.	80
12.3	Counterparts.	83
12.4	Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.	83
12.5	Headings, etc.	85
12.6	Parties in Interest.	85
12.7	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.	86
12.8	Severability.	87
12.9	Liability Limited.	87
12.1	Rights of the Credit Parties.	88

12.1	Further Assurances.	88
12.1	Calculations under Operative Agreements.	88
12.1	Confidentiality.	89
12.1	Financial Reporting/Tax Characterization.	90
12.2	Set-off.	90
12.2	Limited Obligation of the Lessee to Pay on behalf of the Lessor.	91
12.2	USA Patriot Act Notice.	91
12.2	Acknowledgement and Consent to Bail‑In of EEA Financial Institutions.	92

APPENDICES

Appendix A ‑ Rules of Usage and Definitions

EXHIBITS

A    Form of Requisition ‑ Section 4.2
B    Form of Officer’s Certificate ‑ Section 5.3(u)
C    Form of Secretary’s Certificate ‑ Section 5.3(w)
D    Form of Outside Counsel Opinion for the Lessor – Section 5.3(x)
E    Form of Officer’s Certificate (Completion) – Section 5.5

F	Form of Construction Agent Certificate – Section 5.17(b)(i)(A)
G    Form of Guarantor Joinder and Assumption Agreement – Section 6B.9

H	Form of Compliance Certificate - Appendix A definition of “Compliance Certificate”

SCHEDULES

Schedule I    Lessor Commitment
Schedule 6.1A(b)    Subsidiaries
Schedule 8.3B(a)(i)    Existing Indebtedness

PARTICIPATION AGREEMENT
THIS PARTICIPATION AGREEMENT dated as of June 19, 2015 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Agreement”) is by and among NVIDIA LAND DEVELOPMENT, LLC, a Delaware limited liability company (the “Construction Agent” or “Lessee”); the various entities which are parties hereto from time to time as guarantors (individually, a “Guarantor” and collectively, the “Guarantors”); WACHOVIA SERVICE CORPORATION, a Delaware corporation (the “Lessor”); the various banks and other lending institutions which are parties hereto from time to time as credit lenders (individually, a “Credit Lender” and collectively, the “Credit Lenders”); the various banks and other lending institutions which are parties hereto from time to time as mortgage lenders (individually, a “Mortgage Lender” and collectively, the “Mortgage Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Credit Lenders and the Mortgage Lenders and, respecting the Security Documents, as agent for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.
WITNESSETH:
A.    WHEREAS, subject to the terms and conditions of this Agreement, the Agency Agreement and the other Operative Agreements (as defined herein), Lessor desires to (i) ground lease the Land, including the existing Improvements thereon, from the Construction Agent, and (ii) fund the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property by the Construction Agent; and
B.    WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Property pursuant to this Agreement, the Lease and the other Operative Agreements;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.
THE FINANCING.
Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, (i) the Credit Lenders have agreed to make Credit Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Credit Loan Commitments, (ii) the Mortgage Lenders have agreed to make Mortgage Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Mortgage Loan Commitments and (iii) the Lessor has agreed to make Lessor Advances from time to time in an aggregate principal amount of up to the Lessor Commitment, respectively, to permit the Lessor to lease and develop the Property. In consideration of the receipt of the proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the applicable Loan Agreements. The Lessor Advances shall be made pursuant to this Agreement. The obligations of the Lessor to the Lenders under the applicable Operative Agreements (including the Loans) shall be secured by the Collateral.
Section 2.
[reserved].
Section 3.
SUMMARY OF TRANSACTIONS.

3.1	Operative Agreements.
On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Agency Agreement, the Lease, each applicable Ground Lease, the Mortgage Loan Agreement, the Credit Loan Agreement, the Mortgage Notes, the Credit Notes, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

3.2	Property Purchase.
On the Closing Date and subject to the terms and conditions of this Agreement (a)(i) the Lenders will make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the applicable Loan Agreement and (ii) the Lessor will make Lessor Advances in accordance with Sections 1 and 5 of this Agreement, (b) the Lessor will ground lease the Land and all existing Improvements thereon pursuant to the Ground Lease and grant the Agent a lien on the Property by execution of the required Security Documents, (c) the Agent, the Lessee and the Lessor shall execute and deliver a memorandum regarding the Lease and (d) the Term shall commence with respect to the Property.

3.3	Construction of Improvements; Commencement of Basic Rent.
Construction Advances will be made with respect to the Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of the Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of the Improvements and the expenditures of the Construction Advances related to the foregoing. During the Construction Period, the Construction Agent shall have sole management and control over, and shall be solely responsible for, the construction, means, methods, sequences and procedures with respect to the Property. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.
Section 4.
THE CLOSINGS.

4.1	Closing Date.

All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

4.2	Closing Date; Acquisition Advance; Construction Advances.
The Construction Agent shall deliver to the Agent a requisition (a “Requisition”), in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion, (a) no later than a time as reasonably agreed with the Agent regarding the Closing Date Advance, (b) 3:00pm (Charlotte, North Carolina time) at least three (3) Business Days prior to the proposed Borrowing Date and the date of any proposed Lessor Advance in connection with the Acquisition Advance pursuant to Section 5.3 (except with respect to the Acquisition Advance made as of the Closing Date, as such shall be subject to the consent of the Financing Parties, in their commercially reasonable discretion, in which case such Requisition shall be delivered as of the Closing Date) and (c) at least seven (7) days prior to the proposed Borrowing Date and the proposed Lessor Advance, in each case in connection with each Construction Advance pursuant to Section 5.4, including the Punchlist Advance pursuant to Section 5.22. Each Requisition shall (x) specify the desired amount of such Borrowing and Lessor Advance which in the aggregate must be in a minimum amount of $500,000 and (y) specify the date of such Borrowing and Lessor Advance. Delivery of a Requisition shall be deemed to be a certification by the Lessee that all applicable conditions precedent (except those relating to performance by the Financing Parties) under Sections 5.3 and/or 5.4 of this Agreement shall have been satisfied by the date of the particular Advance, unless waived by the Agent. No Requisition shall be required for the funding by the Lessor and the Lenders of an Advance to pay Transaction Expenses or for the increase of Loan amounts or Lessor Advances described in Section 5.1(b). As a clarification of the foregoing and not in limitation thereof, the Construction Agent shall be permitted to submit Requisitions (and the Lessor and the Lenders shall fund Advances therefor, subject to the terms of the Operative Agreements) during the Construction Period for Property Costs, including with regard to (u) the costs and expenses required for construction of the Improvements in accordance with the Construction Documents, (v) certain amounts of Supplemental Rent (including, regarding the Property, for Taxes, utilities, insurance premiums, Casualty occurrences and Condemnation occurrences), (w) capitalized interest on the Loans, (x) capitalized Lessor Yield on the Lessor Advances, (y) rent payable pursuant to the Ground Lease and (z) the Transaction Expenses.
Section 5.
FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE’S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS; OTHER PROVISIONS.

5.1	General.
(a)    To the extent funds have been advanced to the Lessor pursuant to this Section 5, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to ground lease the Land in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (ii) at the direction of the Construction Agent to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Property (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements (including construction of the Improvements and acquisition and installation of the Equipment), (iii) to pay Transaction Expenses and (iv) otherwise pursuant to the terms of the Operative Agreements.
(b)    On each Scheduled Payment Date during the period prior to the Rent Commencement Date, and as long as no Lease Event of Default shall have occurred and be continuing (i) the Credit Lenders’ Credit Loans shall automatically be increased by the amount of interest accrued and unpaid on such Credit Loans for such period, and the Credit Loan Property Cost shall be automatically increased by such amount, (ii) the Mortgage Lenders’ Mortgage Loans shall automatically be increased by the amount of interest accrued and unpaid on such Mortgage Loans for such period, and the Mortgage Loan Property Cost shall be automatically increased by such amount, and (iii) the principal amount of the Lessor Advance shall automatically be increased by the amount of Lessor Yield accrued and unpaid on such Lessor Advance for such period, and the Lessor Property Cost shall be automatically increased by such amount.

5.2	Procedures for Funding.
(a)    The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than one (1) Advance (excluding any conversion and/or continuation of any Loans or Lessor Advances) may be requested during any calendar month and that no such designation shall be required for the funding of Transaction Expenses or for the increase of Loan amounts or Lessor Advances described in Section 5.1(b); provided, further, except with respect to the Closing Date Advance and the Acquisition Advance concurrent therewith, if any, the funding of Transaction Expenses or the increase of Loan amounts or Lessor Advances described in Section 5.1(b), no Advance shall be requested on a date that is not a Payment Date; provided, further, the Closing Date Advance and the Acquisition Advance, if concurrent with the Closing Date Advance, must be approved by the Agent, in its commercially reasonable discretion, which discretion shall include the right to require a funding indemnity letter regarding any such Advance on the Closing Date based on the LIBOR Rate. The Construction Agent shall deliver a Requisition to the Agent in connection with each Advance, as specified in more detail in Section 4.2.
(b)    Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Mortgage Loan Commitments plus the Available Credit Loan Commitments plus the Available Lessor Commitment at such time, and (iii) request that the Lessor make Lessor Advances and that the Lenders make Loans to the Lessor for the payment of Property Costs that (except with respect to the Punchlist Advance (as defined in Section 5.22)), have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.
(c)    (i)    Subject to the satisfaction of the conditions precedent set forth in Section 5.3 or 5.4, as applicable, and subject to Section 5.16 hereof with respect to the funding of Uninsured Force Majeure Losses, on the Closing Date or the date on which the Construction Advance (other than as specified in Section 5.2(c)(ii)) is to be made, as applicable, (A) each Credit Lender shall make a Credit Loan based on (but not to exceed) its Credit Loan Commitment in an amount such that the aggregate of all Credit Loans at such time shall be eighty-five percent (85%) of the Requested Funds specified in any Requisition plus (to the extent not so specified) any additional amount of Transaction Expenses, and (B) each Mortgage Lender shall make a Mortgage Loan based on (but not to exceed) its Mortgage Loan Commitment in an amount such that the aggregate of all Mortgage Loans at such time shall be ten percent (10%) of the Requested Funds specified in such Requisition plus (to the extent not so specified) any additional amount of Transaction Expenses, and (C) the Lessor shall make an advance based on its Lessor Commitment (each, a “Lessor Advance”) in an amount such that the aggregate of all Lessor Advances at such time shall be five percent (5%) of the Requested Funds specified in such Requisition plus (to the extent not so specified) any additional amount of Transaction Expenses, and (D) the total amount of such Credit Loans, Mortgage Loans and Lessor Advance made on such date shall (x) be used by the Lessor to pay Property Costs (including Transaction Expenses) within five (5) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs (including Transaction Expenses), as applicable, previously paid or incurred by the Construction Agent or the Lessee. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Construction Agent or the Lessee or to the Construction Agent’s or the Lessee’s designee (for the benefit of the Lessor) and applied by the Lessee (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.
(ii)    Notwithstanding the foregoing, with respect to the final Construction Advance regarding the Property only and subject to the satisfaction of the conditions precedent set forth in Section 5.4, (A) each Credit Lender shall make a Credit Loan such that the aggregate Credit Loan Property Cost following such final Construction Advance shall equal eighty-five percent (85%) of the Property Cost (exclusive of any amount of Lessor Property Cost attributable to any Lessor Advance for any Uninsured Force Majeure Loss pursuant to Section 5.16), up to an aggregate principal amount equal to the aggregate of the Credit Loan Commitments, (B) each Mortgage Lender shall make a Mortgage Loan such that the aggregate Mortgage Loan Property Cost following such final Construction Advance shall equal ten percent (10%) of the Property Cost (exclusive of any amount of Lessor Property Cost attributable to any Lessor Advance for any Uninsured Force Majeure Loss pursuant to Section 5.16), up to an aggregate principal amount equal to the aggregate of the Mortgage Loan Commitments, and (C) the Lessor shall make an advance such that the aggregate

Lessor Property Cost (exclusive of any amount of Lessor Property Cost attributable to any Lessor Advance for any Uninsured Force Majeure Loss pursuant to Section 5.16) following such final Construction Advance shall equal five percent (5%) of the Property Cost (exclusive of any amount of Lessor Property Cost attributable to any Lessor Advance for any Uninsured Force Majeure Loss pursuant to Section 5.16), up to an aggregate principal amount equal to the aggregate of the Lessor Commitments; provided, in the event that any Financing Party shall have previously funded an amount in excess of the amount otherwise required to be funded by such Financing Party under this Section 5.2(c)(ii) (any such amount, an “Overfunded Amount”), the Construction Agent shall pay (from amounts received in connection with such final Construction Advance) to such Financing Party an amount equal to such Overfunded Amount; provided, notwithstanding the foregoing provisions of subsection (C), the Lessor shall remain responsible for funding in connection with events of Uninsured Force Majeure Loss pursuant to Section 5.16.
(d)    With respect to an Advance to pay for actual Property Costs previously incurred or intended by the Construction Agent to be paid directly to third parties and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Agent until the applicable conditions precedent therefor under the Operative Agreements have been satisfied or, if such does not occur within three (3) Business Days of the date of the Agent’s receipt of such Advance, shall be applied regarding the applicable Advance to repay the Credit Lenders, the Mortgage Lenders and the Lessor and, subject to the terms hereof, of the Credit Loan Agreement and the Mortgage Loan Agreement, shall remain available for future Advances. Any such amounts held by the Agent shall be subject to the Lien of the Security Agreement and shall accrue interest or Lessor Yield, as appropriate, from the date advanced to the Agent until such amounts are repaid to the Credit Lenders, the Mortgage Lenders and the Lessor, as appropriate. The foregoing provisions of this Section 5.2(d) shall not impair the right of the Construction Agent, in its final Requisition, to request the Punchlist Advance, as more particularly described in Section 5.22.
(e)    All Operative Agreements which are to be delivered to the Lessor, the Agent, the Mortgage Lenders or the Credit Lenders shall be delivered to the Agent, on behalf of the Lessor, the Agent and the Lenders, and such items (except for Mortgage Notes, Credit Notes, the Ground Lease and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent and the Lenders. All other items which are to be delivered to the Lessor, the Agent or the Lenders shall be delivered to the Agent, on behalf of the Lessor, the Agent and the Lenders and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor or any of the Lenders, the Agent shall provide a copy of such item to the party requesting it.
(f)    Notwithstanding the completion of any closing under this Agreement pursuant to Section 5.3 or 5.4, each condition precedent in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).

5.3	Conditions Precedent for the Lessor, the Agent, the Mortgage Lenders and the Credit Lenders Relating to the Closing Date and the Advance of Funds for the Acquisition of a Property.
The obligations (i) on the Closing Date of the Lessor, the Agent, the Mortgage Lenders and the Credit Lenders to enter into the transactions contemplated by this Agreement, including the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Closing Date, (ii) on the Closing Date of the Lessor to make Lessor Advances, of the Mortgage Lenders to make Mortgage Loans and of the Credit Lenders to make Credit Loans in order to pay Property Costs constituted as Transaction Expenses (the “Closing Date Advance”) and (iii) on the Closing Date of the Lessor to make Lessor Advances, of the Mortgage Lenders to make Mortgage Loans and of the Credit Lenders to make Credit Loans in order to pay (or reimburse the Construction Agent or the Lessee for the payment of) the Property Acquisition Cost (the “Acquisition Advance”), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver by the Agent of the following conditions precedent on or prior to the Closing Date (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its commercially reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

(a)    the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement in all material respects, except for any representation or warranty that is qualified by materiality or references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);
(b)    [Reserved];
(c)    the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;
(d)    title to the Property shall conform to the representations and warranties set forth in Section 6.1(h) hereof;
(e)    the Construction Agent or the Lessee shall have delivered to the Lessor a copy of the Ground Lease;
(f)    there shall not have occurred and be continuing any Lease Default or Lease Event of Default and no Lease Default or Lease Event of Default will have occurred prior to or after giving effect to the Advance requested by each such Requisition;
(g)    the Construction Agent or the Lessee shall have delivered to the Agent title insurance commitments to issue policies respecting the Property in an amount no less than the Property Cost, with such endorsements as the Agent deems necessary, in its commercially reasonable discretion, and which are customary for transactions of this type and in the applicable state, in favor of the Lessor and the Agent from a title insurance company selected by the Construction Agent or the Lessee and acceptable to the Agent, in its commercially reasonable discretion, but only with such title exceptions thereto that are Permitted Liens, the Construction Agent or the Lessee shall have delivered to the Agent a current title report;
(h)    the Construction Agent or the Lessee shall have delivered to the Agent an environmental site assessment respecting the Property certified to the Agent prepared by an independent recognized professional selected by the Construction Agent or the Lessee and acceptable to the Agent, in its commercially reasonable discretion, and evidencing no Environmental Condition with respect to which there is more than a remote risk of loss;
(i)    (i) the Construction Agent or the Lessee shall have delivered to the Agent an ALTA survey (with a flood hazard certification) respecting the Property certified to the Agent and the Lessor prepared by (A) an independent recognized professional selected by the Construction Agent or the Lessee and acceptable to each of the Agent and the Lessor, in their commercially reasonable discretion and (B) in a manner and including such information as is required by the Agent, in its commercially reasonable discretion and (ii) the Agent shall have obtained the necessary documentation concerning flood hazard certification;
(j)    counsel for the Lessee or the Construction Agent admitted in the state where the Property is located and otherwise acceptable to the Agent shall have issued to the Lessor, the Credit Lenders, the Mortgage Lenders and the Agent its legal opinion in such other form as is satisfactory to the Agent, in its commercially reasonable discretion, with respect to local law real property issues respecting the law where the Property is located;
(k)    the Lessee shall have caused to be delivered to the Agent the Mortgage Instrument, Lessor Financing Statements and Lender Financing Statements respecting the Property, all in recordable form;
(l)    the Lessee shall have caused to be delivered to the Agent a memorandum regarding the Lease, in the form attached to the Lease as Exhibit B, or in such other form as is acceptable to the Agent, in its commercially reasonable discretion, in recordable form;
(m)    the sum of the Available Credit Loan Commitments plus the Available Mortgage Loan Commitment plus the Available Lessor Commitment will be sufficient to pay the Closing Date Advance and the Acquisition Advance;
(n)    the Construction Agent or the Lessee shall have caused a copy of a memorandum of Ground Lease (or short form lease) to be delivered to the Agent for such Ground Lease together with a copy of the Ground Lease, in recordable form;
(o)    the sum of the Available Credit Loan Commitments plus the Available Mortgage Loan Commitment plus the Available Lessor Commitment shall be sufficient for Completion of the Property pursuant to the Construction Documents;
(p)    the Construction Agent or the Lessee shall have provided to the Agent a certificate of insurance evidencing the insurance with respect to the Property as required by the Lease or the Agency Agreement, as the case may be;
(q)    the Construction Agent or the Lessee shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent (unless such searches in such jurisdictions have previously been provided to the Agent or if the Agent causes the searches to be run themselves), and (ii) the liens referenced in such lien searches which are not Permitted Liens and which are objectionable to the Agent, in its commercially reasonable discretion, to be either removed or otherwise handled in a manner satisfactory to the Agent, in its commercially reasonable discretion;
(r)    all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto as the parties have agreed to record or file (and in any event all such taxes, fees and other charges in connection with any and all UCC financing statements and fixture filings) and the payment of the title insurance premiums shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent, in its commercially reasonable discretion;
(s)    each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, enforceable against such parties, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;
(t)    [Reserved];
(u)    the Agent shall have received (i) a certificate of an Officer of each Credit Party, dated as of the Closing Date, in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent, in its commercially reasonable discretion, attaching and certifying as to (A) its articles of incorporation or other charter documents, certified as of a recent date by the Secretary of State of its state of formation, (B) its by‑laws or other similar document, certified as of a recent date by an appropriate officer of the Credit Party, (C) the resolutions duly authorizing the execution, delivery and performance by it of each of the Operative Agreements to which it is or will be a party and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where such Credit Party is formed and (except with regard to NVIDIA International Holdings Inc.) where the principal place of business of such Credit Party is located as to its good standing in each such state;
(v)    [Reserved];
(w)    the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessor in the form attached hereto as EXHIBIT C or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion, attaching and certifying as to (A) its articles of incorporation or other equivalent charter documents certified as of a recent date by the Secretary of State of its state of formation, (B) its by‑laws or other similar document, certified as of a recent date by an appropriate officer of the Lessor, (C) the resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the state where the Lessor is incorporated and where the principal place of business of the Lessor is located as to good standing in each such state;
(x)    counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Guarantors, the Lessor, the Credit Lenders, the Mortgage Lenders and the Agent its legal opinion in the form attached hereto as EXHIBIT D or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion;

(y)    counsel for the Lessee reasonably acceptable to the Agent shall have issued to the Lessor, the Credit Lenders, the Mortgage Lenders and the Agent its legal opinion in such other form as is satisfactory to the Agent, in its commercially reasonable discretion;
(z)    no law or regulation shall prohibit, and no order, judgment or decree of any court or governmental body, agency or instrumentality shall prohibit or enjoin Lessor from making the Lessor Advances, any Credit Lender from making the Credit Loans or any Mortgage Lender from making the Mortgage Loans;
(aa)    in the case of the Credit Lenders, immediately after and giving effect to the applicable Credit Loans contemplated hereby, the aggregate outstanding Credit Loans do not exceed the Credit Loan Commitments and in the case of the Mortgage Lenders, immediately after and giving effect to the applicable Mortgage Loans contemplated hereby, the aggregate outstanding Mortgage Loans do not exceed the Mortgage Loan Commitments;
(bb)    the Lessor shall have arranged to have an RVI Policy issued with respect to the Property from an insurer selected by the Lessor; provided, the premium for such RVI Policy shall not exceed a reasonable and customary amount; and
(cc)    the Agent shall have received an Appraisal regarding the Property certified to the Agent and the Lessor prepared by (i) an independent recognized professional selected by the Agent and (ii) in a manner and including such information as is required by the Agent.

5.4	Conditions Precedent for the Lessor, the Agent, the Mortgage Lenders and the Credit Lenders Relating to the Advance of Funds after the Acquisition Advance.
From and after the Closing Date Advance and the Acquisition Advance, the obligations of the Credit Lenders to make Credit Loans, of the Mortgage Lenders to make Mortgage Loans and of the Lessor to make Lessor Advances in connection with Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Property (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements (including construction of the Improvements and acquisition and installation of the Equipment) are subject to the delivery of a Requisition, in the form as specified in and satisfying the requirements of EXHIBIT A to this Agreement.
As a clarification and not in limitation of the foregoing, and notwithstanding anything contained in the Operative Agreements to the contrary and except with respect to the Closing Date Advance and the Acquisition Advance, so long as (a) the Construction Agent delivers a Requisition, in the form as specified in and satisfying the requirements of EXHIBIT A to this Agreement, (b) the conditions precedent described in Section 5.4A (except with respect to Section 5.4A(l) regarding Sections 5.17(b)(i)(B) and 5.17(b)(i)(H), those two provisions shall apply to all Construction Advances other than the Punchlist Advance made pursuant to Section 5.22) were satisfied in full or waived by the Agent at each point in time that (i) the Construction Agent paid or incurred any Property Cost for which the Construction Agent seeks reimbursement or direct payment pursuant to such Requisition or (ii) submitted its Requisition for the Punchlist Advance and (c) after giving effect to the applicable Advances contemplated by such Requisition, the Credit Loans do not exceed the Credit Loan Commitment¸ the Mortgage Loans do not exceed the Mortgage Loan Commitment and the Lessor Advances do not exceed the Lessor Commitment, then to the extent each of the foregoing subsections (a), (b) and (c) have been satisfied, the Credit Lenders, the Mortgage Lenders and the Lessor shall each make their respective Construction Advances to reimburse the Construction Agent for all Property Costs referenced in such Requisition, in accordance with and subject to the limitations of the Operative Agreements, including Section 2.4(d) of the Agency Agreement.

5.4A	Conditions Precedent to Payment or Incurrence of Property Cost.
The Construction Agent shall not pay or incur any Property Cost after the Closing Date Advance and the Acquisition Advance unless the following conditions precedent have been satisfied or waived by the Agent as of the date(s) of each such payment or incurrence of Property Cost (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its commercially reasonable discretion):
(a)    the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement in all material respects, except for any representation or warranty that is qualified by materiality or references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);
(b)    the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;
(c)    Prior to commencement of construction of the Property, the Construction Agent shall have delivered to the Financing Parties, and the Financing Parties shall have approved (which approval shall not be unreasonably withheld, conditioned or delayed) the builder’s risk insurance policy (including earthquake coverage) as required pursuant to Article XIV of the Lease;
(d)    the sum of the Available Credit Loan Commitments plus the Available Mortgage Loan Commitments plus the Available Lessor Commitment will be sufficient for Completion pursuant to the Construction Documents;
(e)    there shall not have occurred and be continuing any Lease Default or Lease Event of Default and no Lease Default or Lease Event of Default will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

(f)    the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget (as adjusted from time to time, including with regard to any additional Lessor Advances pursuant to Section 5.16) and there shall be no title change or exception objectionable to the Agent, in its commercially reasonable discretion, including any Lien for labor or materials;
(g)    all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements (and in any event all such taxes, fees and other charges in connection with any and all UCC financing statements and fixtures filings) and the cost of any title endorsement or update shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent, in its commercially reasonable discretion;
(h)    prior to the initial Construction Advance following the Closing Date, the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for applicable Improvements;
(i)    prior to the initial Construction Advance following the Closing Date, the Construction Agent shall deliver to the Agent the Construction Budget;
(j)    in the case of the Credit Lenders, immediately after and giving effect to the applicable Credit Loans contemplated by the applicable Requisition, the aggregate outstanding Credit Loans do not exceed the Credit Loan Commitments, in the case of the Mortgage Lenders, immediately after and giving effect to the applicable Mortgage Loans contemplated by the applicable Requisition, the aggregate outstanding Mortgage Loans do not exceed the Mortgage Loan Commitments and in the case of the Lessor, immediately after and giving effect to the applicable Lessor Advance contemplated by the applicable Requisition, the aggregate outstanding Lessor Advances do not exceed the Lessor Commitment;
(k)    no applicable law or regulation shall prohibit, and no order, judgment or decree of any court or governmental body, agency or instrumentality shall prohibit or enjoin the Lessor from making the Lessor Advances, any Credit Lender from making the Credit Loans or any Mortgage Lender from making the Mortgage Loans;
(l)    the requirements of Section 5.17 shall have been satisfied;
(m)    with respect to any Advances not contemplated in the original applicable Construction Budget, including by the Lessor pursuant to Section 5.16, the Lessee shall have caused to be delivered to the Agent an amendment to the applicable Mortgage Instrument (as is acceptable to the Agent, with revisions as necessary to conform to statutory recording requirements and customary practice under Applicable Law); and
(n)    Completion can be achieved by the Construction Period Termination Date.

5.5	Additional Reporting and Delivery Requirements on Completion Date.
On or prior to the Completion Date, the Construction Agent shall deliver to the Agent an Officer’s Certificate in the form attached hereto as EXHIBIT E or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion, specifying (a) the address for the Property, (b) the Completion Date, (c) the Property Cost and (d) that every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Completion Date in all material respects, except for any representation or warranty that is qualified by materiality or references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). The Agent shall have the right to reasonably contest the information contained in such Officer’s Certificate. Furthermore, on or prior to the Completion Date, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following relating to the Property, each of which shall be in form and substance acceptable to the Agent, in its commercially reasonable discretion: (v) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception that has or could reasonably be expected to have a Material Adverse Effect; (w) an as‑built survey for the Property; (x) insurance certificates respecting the Property as required hereunder and under the Lease; (y) at the Lessor’s prior written request, an Appraisal regarding the Property; and (z) with respect to any Advances not contemplated in the original applicable Construction Budget, including by the Lessor pursuant to Section 5.16, the Lessee shall have caused to be delivered to the Agent an amendment to the applicable Mortgage Instrument (as is acceptable to the Agent, with revisions as necessary to conform to statutory recording requirements and customary practice under Applicable Law). In addition, on the Completion Date, the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall have been paid in an amount required by Applicable Law, subject, however, to the obligations of the Lessor, the Mortgage Lenders and the Credit Lenders to fund such costs to the extent required pursuant to Section 7.1.

5.6	Restrictions on Liens.
On the Closing Date, the Construction Agent or the Lessee shall cause the Property to be free and clear of all Liens except Permitted Liens. On the date the Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 21.1(a) of the Lease, retained by the Lessor, the Lessee shall cause the Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the Property, Liens for Taxes that are not yet due and such other Liens on the Property theretofore approved by the required Financing Parties in accordance with the Operative Agreements).

5.7	Payments.
Subject to Section 5.1(b), all payments of principal, interest, Lessor Advances, Lessor Yield, Fees and other amounts to be made by the Credit Parties under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without set-off, deduction, or counterclaim. Subject to the definition of “Interest Period” in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Lessor Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

5.8	Unilateral Right to Increase the Lessor Commitment, the Mortgage Loan Commitments and the Credit Loan Commitments.
Notwithstanding any other provision of any Operative Agreement or any objection by any Person (including any objection by the Lessee or the Construction Agent), (a) the Lessor, in its sole discretion, may unilaterally elect to increase its Lessor Commitment if necessary to fund Transaction Expenses, (b) each Mortgage Lender, in its sole discretion, may unilaterally elect to increase its Mortgage Loan Commitment if necessary to fund Transaction Expenses, and (c) each Credit Lender, in its sole discretion, may unilaterally elect to increase its Credit Loan Commitments if necessary to fund Transaction Expenses. The Credit Parties shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the Financing Parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Section 5.8 (including the preparation and execution of a Requisition for amounts funded by any of the Financing Parties as a result of any increase in the Lessor Commitment, the Mortgage Loan Commitments or the Credit Loan Commitments pursuant to this Section 5.8).

5.9	Maintenance of the Lessee as a Wholly-Owned Entity.
From the Closing Date and thereafter until such time as all obligations of all Credit Parties under the Operative Agreements have been satisfied and performed in full, the Parent shall retain the Lessee as a Wholly-Owned Entity.

5.10	Rent Under the Ground Lease as Property Cost.
The parties to this Agreement hereby agree that the rent payable from time to time pursuant to the Ground Lease (from the Closing Date to and including the Completion Date) shall be an appropriate item of Property Cost to be funded through Advances.

5.11	Lessor Basic Rent Adjustment.
On the sixth Payment Date after the Rent Commencement Date, the Lessee shall make a payment of Supplemental Rent to the Lessor (for the account of the Lessor) equal to the lesser of

(a) five percent (5%) of the then current Lessor Advances for the Property or (b) $1,000,000 (the “Accelerated Rent Amount”). Payment of the Accelerated Rent Amount shall be applied as a Dollar for Dollar reduction of the Lessor Advances. Beginning with the seventh (7th) Payment Date after the Rent Commencement Date, the parties to this Agreement agree that the Lessee shall reduce each of its payments of Lessor Basic Rent by the amount of Lessor Basic Rent due and payable on such Payment Date (each such individual reduction of Lessor Basic Rent for a given Payment Date may be referred to herein as a “Lessor Basic Rent Adjustment”); provided, if the Cumulative Lessor Basic Rent Adjustment is less than the Accelerated Rent Amount (the “Shortfall Amount”), then the Shortfall Amount shall be credited against each subsequent payment of Lessor Basic Rent, and the Lessee shall not pay any additional Lessor Basic Rent until the Shortfall Amount is reduced to zero. Each such Lessor Basic Rent Adjustment shall increase the Lessor Advances on a Dollar for Dollar basis. In any event, the Lessee shall reduce its payments of Lessor Basic Rent pursuant to the Lessor Basic Rent Adjustment until such time as the Cumulative Lessor Basic Rent Adjustment equals the Accelerated Rent Amount.

5.12	Limitation on Requested Advances regarding Available Credit Loan Commitments, Available Mortgage Loan Commitments and Available Lessor Commitment.
Neither the Lessor nor the Lessee shall submit any Requisition or any other request for funding pursuant to the Operative Agreements requesting that the Credit Lenders make Credit Loans in excess of the aggregate Available Credit Loan Commitments, requesting that the Mortgage Lenders make Mortgage Loans in excess of the aggregate Available Mortgage Loan Commitments or requesting any Lessor Advance in excess of the Available Lessor Commitment. No Credit Lender shall be obligated to make Credit Loans in excess of its Credit Loan Commitments, no Mortgage Lender shall be obligated to make Mortgage Loans in excess of its Mortgage Loan Commitment and the Lessor shall not be obligated to fund any Lessor Advance in excess of its Lessor Commitment.

5.13	Limitation on Purchase Option under the Lease.
The Lessee may purchase the Property pursuant to the Purchase Option in the Lease; provided, that in connection with the purchase of the Property in connection with the Purchase Option, Lessee (or its designee) shall have paid Termination Value for all, but not less than all, the Property.

5.14	Equity Cure Rights, Etc.
Each Credit Lender and Mortgage Lender agrees that if (i) (x) an Event of Default, which also constitutes a Lease Event of Default, shall have occurred and be continuing for a period of at least one hundred and five (105) days without any of the Notes having been accelerated or the Agent having exercised any remedy under the Lease intended to dispossess the Lessee of the Property, (y) the Notes have been accelerated pursuant to Section 6 of the respective Loan Agreement and such acceleration has not theretofore been rescinded, or (z) a notice of the intent of the Agent to foreclose on the Property or otherwise dispossess the Lessee of the Property (the “Enforcement Notice”) has been given pursuant to Section 17.2 of the Lease within the previous thirty (30) days, (ii) no Mortgage Loan Event of Default or Credit Loan Event of Default described in Section 6(a) (other than such an Event of Default caused by a Lease Event of Default) or Section 6(e) of either

Loan Agreement shall have occurred and be continuing and (iii) the Lessor shall give written notice to the Agent of the Lessor’s intention to purchase all of the Notes in accordance with this paragraph, then, upon receipt within ten (10) Business Days after such notice from the Lessor of an amount equal to the aggregate unpaid principal amount of any unpaid Notes then held by the applicable Lender, together with accrued but unpaid interest thereon, to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest), plus the aggregate amount, if any, of all sums which the Lenders would be entitled to be paid before any payments were to be made to the Lessor but excluding any payment in the nature of a premium, each Lender will forthwith sell, assign, transfer and convey to the Lessor (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Lender (other than rights to indemnity arising with respect to matters occurring prior to any such sale, assignment, transfer or conveyance to the Lessor) in and to the Property and the Operative Agreements held by such Lender, and the Lessor shall thereupon assume all of each Lender’s rights and obligations in such documents; provided, that no Lender shall be required to so convey unless (A) the Lessor shall have simultaneously tendered payment on all other Notes then outstanding pursuant to this paragraph and (B) such conveyance is not in violation of any Applicable Law. All charges and expenses required to be paid in connection with the issuance of any new Notes in connection with this paragraph shall be borne by the Lessor.

5.15	[Reserved].

5.16	Special Provision Regarding the Funding of Uninsured Force Majeure Losses.
Notwithstanding any provision herein or in any other Operative Agreement to the contrary, the parties hereto agree that, upon the occurrence of a Force Majeure Event that occurs during the Construction Period with respect to the Property and subject to the satisfaction of the conditions for a Construction Advance set forth in Section 5.4, the Lessor shall make a Lessor Advance (in addition to any Lessor Advance otherwise made pursuant to the provisions of Section 5.2(c)) in an amount sufficient to pay any Uninsured Force Majeure Loss attributable to such Force Majeure Event, and such amount so advanced shall be added to the Lessor Property Cost for the Property.

5.17	Construction Servicer and Inspection Consultant.
(a)    The Agent shall be permitted to hire (i) the Construction Servicer to act as the Agent’s agent to review the submissions by or on behalf of the Construction Agent in connection with the Requisitions and (ii) the Inspection Consultant to act as the Agent’s agent to oversee construction of the Property. Promptly after the Closing Date, the Agent shall, or shall cause each of the Construction Advisers to, provide the notice information for the Construction Advisers to the Construction Agent. Upon submission by the Agent (on behalf of the Construction Advisers) to the Construction Agent of invoices (including payment instructions) for the respective services of the Construction Advisers from time to time, the Construction Agent shall include all such invoiced amounts in its next Requisition, unless any such invoice is submitted less than three (3) Business Days prior to the date of submission of the Requisition to the Construction Agent in which case such invoiced amounts shall be included in the next following Requisition. Without the need for any further action, all such invoiced amounts from the Construction Advisers shall constitute Transaction

Expenses and once those invoiced amounts are paid, they shall be added to the Property Cost. As more fully described below, and not in limitation of the other conditions precedent of Sections 5.4 and 5.4A, the determination by either of the Construction Advisers that any Requisition and/or the supporting documentation therefor is not satisfactory, in its commercially reasonable judgment, shall be a basis to instruct the Construction Agent to cease immediately to pay or incur any additional Property Costs from and after such date, and the Construction Agent hereby agrees to comply immediately with any such instruction.
(b)    As referenced in Section 5.4A(l) and in addition to the other requirements of Section 5.4A, the Construction Agent shall pay or incur any Property Cost after the Closing Date if, and only if, the following conditions precedent have been satisfied or waived by the Agent as of the date of each such payment or incurrence of Property Cost:
(i)    On or prior to the Monthly Notice Date, the Construction Agent shall furnish or cause to be furnished to the Agent, in all cases, and to the Construction Servicer and/or the Inspection Consultant as set forth below or as otherwise directed by the Agent, the prior month’s Requisition and the following documents covering each disbursement included in the prior month’s Requisition and in each case with regard to the Property, in form and substance satisfactory to the Agent (and for this purpose, it is acknowledged that the Agent may consult with the Construction Advisers to determine what is satisfactory), in its commercially reasonable discretion:
(A)    To the Agent and the Construction Servicer, a completed certificate of the Construction Agent in the form attached hereto as EXHIBIT F or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion, (the “Construction Agent Certificate”), and the prior month’s completed Requisition, each executed by an authorized representative of the Construction Agent;
(B)    To the Agent, the Construction Servicer and the Inspection Consultant, a completed standard AIA Form G702 and Form G703 signed by the applicable general contractor and the applicable architect, and sworn statements and conditional waivers of lien covering all work to be paid with the proceeds of the currently contemplated Advances, which shall become unconditional upon such payment (provided that the foregoing shall not apply to amounts requested in the Punchlist Advance made pursuant to Section 5.22);
(C)    To the Agent, the Construction Servicer and the Inspection Consultant, fully executed copies of any proposed or executed change orders on standard AIA Form G701 form or, if substantively similar, the form used by the general contractor, or other form acceptable in writing to the Agent, in its commercially reasonable discretion, which have not been previously furnished and which require and are not valid without the signatures of the general contractor and the Construction Agent;

(D)    To the Agent and the Construction Servicer, copies of all permits and other Governmental Actions required under Law to be obtained and not delivered to the Agent and Construction Servicer prior thereto, and in any event copies of all such permits and other Governmental Actions not previously delivered and then needed in connection with the Property;
(E)    To the Agent and the Inspection Consultant executed copies of all subcontracts and supplier contracts executed between the dates of the two prior months’ Requisitions between the applicable general contractor and a subcontractor or a supplier, as applicable, in each case that provides for an aggregate contract price equal to or greater than $1,000,000;
(F)    To the Agent, the Construction Servicer and the Inspection Consultant, such other instruments, documents and information as the Construction Servicer or the Inspection Consultant may request, in their commercially reasonable discretion, including conditional waivers of lien covering all work by the applicable general contractor or any subcontractors or suppliers (to the extent such subcontractor or suppliers meet the $1,000,000 threshold of the foregoing subsection (E)) paid with the proceeds of the prior Advances;
(G)    To the Agent, the Construction Servicer and the Inspection Consultant, an updated Construction Budget, showing the sources and uses by cost category in form acceptable to the Agent, in its commercially reasonable discretion; and
(H)    To the Agent, the Construction Servicer and the Inspection Consultant regarding each requested disbursement of Transaction Expenses, invoices which (1) are in writing, (2) contain the applicable vendor’s name and address, on letterhead if available, (3) contain the Construction Agent’s name and the location of the project and (4) contain an invoice number and amount (provided that the foregoing shall not apply to amounts requested in the Punchlist Advance made pursuant to Section 5.22).
(ii)    In connection with the review of each prior month’s Requisition, the Agent and the Construction Servicer shall have received a report, satisfactory to each of them, in their commercially reasonable discretion, of the Inspection Consultant, reflecting its periodic site observation and review of the documents substantiating the Property Costs being requested pursuant to the prior month’s Requisition, including progress and quality of the Improvements, the construction schedule and related Construction Documents. The Inspection Consultant shall deliver such report not later than the Business Day next following six (6) days after receipt by the Agent, the Construction Servicer and the Inspection Consultant, as applicable, of all items that the Construction Agent is required to provide pursuant to Section 5.17(b)(i).

(iii)    On the Business Day next following seven (7) days after receipt by the Agent, the Construction Servicer and the Inspection Consultant, as applicable, of all items that the Construction Agent is required to provide pursuant to Section 5.17(b)(i), the Agent shall request the Construction Advisers to provide either a written approval or a written disapproval of the prior month’s Requisition indicating the reasons for any such disapproval. The Agent shall share, or shall cause the Construction Advisers to share, promptly with the Construction Agent the certificate or other written communication from the Construction Advisers regarding any such approval/disapproval.

5.18	Extension of Target Construction Period Termination Date.
If the Construction Agent becomes aware of a Force Majeure Event a result of which the Completion cannot reasonably be expected to occur on or before the Target Construction Period Termination Date, then the Financing Parties shall, at the written request of the Construction Agent accompanied by the certificate hereinafter described, in good faith, but for a period not in excess of twenty (20) days (provided, that such period shall not extend beyond the Target Construction Period Termination Date), discuss the terms and conditions applicable to an extension of the Target Construction Period Termination Date to enable the Construction Agent to effect Completion on or prior to such extended date after the Target Construction Period Termination Date. During such twenty (20) day period, none of the Financing Parties may exercise any remedy under any Operative Agreement solely as a result of the Construction Agent being unable to effect Completion by the Target Construction Period Termination Date. It is understood and agreed that while the Lenders and the Lessor are not obligated to extend the Target Construction Period Termination Date for any reason, any such extension shall be effected pursuant to the prior approval of the Majority Credit Lenders, the Majority Mortgage Lenders and the Lessor. In connection with any request for any extension of the Target Construction Period Termination Date, the Construction Agent shall deliver to the Financing Parties (a) a written explanation detailing the reasons why Completion will be unable to occur prior to the Target Construction Period Termination Date and how such delays will be rectified and (b) a confirmation to the effect that the extension of the Construction Period will allow Completion to occur prior to the extended date after the Target Construction Period Termination Date. If by the end of such twenty (20) day period (or, if sooner, the Target Construction Period Termination Date), the Construction Agent is unable to obtain approval for such postponement, then the rights and remedies of the parties with respect thereto will be governed by the Agency Agreement.

5.19	Reassignment of Construction Contracts.
Promptly after any purchase of the Property by the Lessee pursuant to the Operative Agreements or by any third party pursuant to Article XXI of the Lease, the Lessor, subject to the terms of this Section 5.19, shall assign to the Lessee (or its designee) or to such third party, as applicable, (with such assignment documents to be on forms reasonably acceptable to the Lessor and the applicable assignee) all right, title and interest of the Lessor in and to any Construction Documents, to the extent such Construction Documents had been previously assigned to the Lessor by the Parent or any of the Parent’s Subsidiaries. Such assignment by the Lessor shall be free and clear of the Lien of the Lease, the Lien of the Security Documents and any Lessor Liens (but otherwise without representation or warranty of any kind). Notwithstanding the foregoing, such assignment by the Lessor shall be subject to the retention by the Lessor, and the Lessor shall not so assign, any rights of indemnification pursuant to any such construction contracts in favor of the Lessor with respect to the period of time in which the Lessor was a party to any such applicable construction contract and without regard to whether any indemnified claim arises prior to or after the date of such assignment by the Lessor.

5.20	Notices from the Construction Agent/the Lessee.
If the Construction Agent implements any revision, amendment or modification to the Plans and Specifications pursuant to Section 3.2(b) of the Agency Agreement, then the Construction Agent shall provide prompt notice thereof to the Agent. If the Lessee makes any Modification to the Property, as referenced in Section 11.1 of the Lease, that shall or could reasonably be expected to have a Material Adverse Effect, then the Lessee shall provide prompt notice thereof to the Agent.

5.21	Ratable Reduction of Commitments.
Any reduction in the Commitments shall be on a ratable basis, with (a) the Credit Loan Commitments being reduced by eighty‑five percent (85%) of any such aggregate Commitment reduction, (b) the Mortgage Loan Commitments being reduced by ten percent (10%) of any such aggregate Commitment reduction and (c) the Lessor Commitments being reduced by five percent (5%) of any such aggregate Commitment reduction.

5.22	Final Advance for Punch List Items.
Prior to the Construction Period Termination Date, the Construction Agent in its Requisition for the final Advance may request amounts to pay for punch list items for the Property that have not been completed at such time and that may not be completed until after the Completion Date (such Advance being referred to herein as the “Punchlist Advance”). With regard to such punch list items, the Construction Agent shall reference in Section 1 of the applicable Requisition under “Party to Whom Amount is Owed” the entry “contractors regarding punch list items for the Property”, under “Type” the entry “punch list items for the Property” and under “Amount Owed (in U.S. Dollars)” the requested aggregate amount for such punch list items. Funding of the Punchlist Advance for punch list items for the Property will be subject to the conditions precedent referenced in Section 5.4. Prior to the Completion Date, the Construction Agent shall use all such Punchlist Advance amounts only for punch list items for the Property. After the Completion Date, the Lessee shall use all such Punchlist Advance amounts only for punch list items for the Property. All punch list items for the Property so completed shall be completed in accordance with the Plans and Specifications. Not less than five (5) Business Days prior to the Payment Date next occurring after the twelve (12) month anniversary of the Completion Date (the “Punchlist Deadline”), the Lessee shall return any and all Advance amounts previously funded for such punch list items for the Property to the extent such amounts have not been used at such time to pay for punch list items for the Property; provided, however, that if the Construction Agent or the Lessee, as applicable is unable to complete such punchlist items prior to the Punchlist Deadline despite its diligent efforts to do so, the Construction Agent or the Lessee, as applicable, may, by written request to the Agent, extend the Punchlist Deadline by up to three (3) additional months upon the Agent’s written approval, not to be unreasonably withheld, conditioned or delayed. On such Payment Date following the Punchlist Deadline, the Agent shall distribute such returned amounts ratably to the Credit Lenders, the Mortgage Lenders and the Lessor in accordance with Section 8.7(b)(vi).
SECTION 5A.
LESSOR ADVANCE
5A.1    Procedure for Lessor Advance.
(a)    Upon receipt from the Construction Agent by the Agent of a Requisition pursuant to Section 4.2, and subject to the terms and conditions of this Agreement, the Lessor shall make an Advance in favor of the Construction Agent under the Lessor Commitment equal to five percent (5%) of the amount requested in such Requisition on the applicable Closing Date or on the date for any Construction Advance. The Lessor Advance shall accrue yield at the Lessor Yield from time to time.
(b)    To the extent that, subject to Sections 9.1(d) and 9.2(d), the Lessor shall have elected to terminate or reduce the amount of the Credit Loan Commitments or the Mortgage Loan Commitments pursuant to Section 2.5(a) of the applicable Loan Agreement, a pro rata election shall be deemed to have been made with respect to the Lessor Commitment. On any date on which the Credit Loan Commitments or the Mortgage Loan Commitments shall be reduced to zero (0) as a result of a Credit Loan Event of Default, a Mortgage Loan Event of Default or otherwise, as the case may be, the Lessor Commitment shall automatically be reduced to zero (0).
5A.2    Lessor Yield.
(a)    The Lessor Advance shall bear yield calculated at the rate of Lessor Yield applicable from time to time. Subject to Section 5.1(b), the Lessee shall pay as Basic Rent to the Agent for distribution to the Lessor the Lessor Yield in arrears on each Scheduled Payment Date or as otherwise provided herein or in Section 8.7 of this Agreement.
(b)    If all or a portion of Lessor Yield shall not be received by the Agent for distribution to the Lessor when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor hereunder or under any other Operative Agreement, bear interest at the Lessor Overdue Rate, in each case from the date of nonpayment until paid (whether after or before judgment) and shall be paid upon demand. Upon the occurrence and during the continuance of any Lease Event of Default or Agency Agreement Event of Default, Lessor Yield shall, at the option of the Lessor, be calculated at the Lessor Overdue Rate.
5A.3    Scheduled Return of Lessor Advance.
Subject to the limitations on the Lessee’s payment obligations in connection with an election of the Sale Option under the Lease, the outstanding amount of the Lessor Advance shall be due in full on the Expiration Date. On the Expiration Date, subject to the terms of this Agreement and the Lease, the Agent on behalf of the Lessor shall receive from the Lessee under the Lease the outstanding amount of the Lessor Advance then due, together with all accrued but unpaid Lessor Yield and all other amounts due to Lessor under the Operative Agreements.
5A.4    Early Return of Lessor Advance.
(a)    Subject to Sections 11.2(e), 11.3 and 11.4 of this Agreement and further subject to corresponding and concurrent prepayment of the Credit Loans and the Mortgage Loans pursuant to Section 2.6(a) of the Credit Loan Agreement and the Mortgage Loan Agreement and Section 5.22 of the Participation Agreement, respectively, the Lessor Advance may at any time and from time to time be prepaid by the Lessee as a payment of Supplemental Rent, in whole or in part, without premium or penalty, upon at least three (3) Business Days’ irrevocable notice to the Agent, on behalf of the Lessor, specifying the date and amount of prepayment of the Lessor Advance. Upon receipt of such notice, the Agent shall promptly notify the Lessor thereof. If such notice is given, the amount of the Lessor Advance specified in such notice shall be due and payable on the date specified therein, together with all accrued but unpaid Lessor Yield and all other amounts due to Lessor under the Operative Agreements. Amounts of the Lessor Advance prepaid shall permanently decrease the Lessor Commitment and the Available Lessor Commitment, and such amounts may not be readvanced. Notwithstanding the foregoing, (i) amounts so prepaid in favor of the Lessor must be distributed in accordance with Section 8.7 of this Agreement and (ii) there shall be no such prepayment of the Credit Loans or the Mortgage Loans in connection with the prepayment of the Lessor Advance pursuant to this Section 5A.4(a) made with regard to any Lessor Basic Rent Adjustment.
(b)    If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, Condemnation or Environmental Violation pursuant to Section 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (iii) the Termination Value of the Property or such other applicable amount in connection with the exercise of a Purchase Option under Article XX of the Lease or the exercise of the option of the Lessor to transfer the Property to the Lessee pursuant to Section 20.3 of the Lease or (iv) any other payment required to be made or elected to be made by the Construction Agent or the Lessee to the Lessor pursuant to the terms of the Agency Agreement or the Lease, then in each case, the Agent or the Lessor shall receive such payment to be distributed in accordance with Section 8.7 of this Agreement.
(c)    Upon the occurrence of any Agency Agreement Event of Default or any Lease Event of Default, the obligation to repay the Lessor Advances shall automatically accelerate and such shall be due and payable in full, together with accrued but unpaid Lessor Yield thereon and all other amounts owing to the Lessor under the Operative Agreements.

5A.5    Computation of Lessor Yield.
(a)    Lessor Yield shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.
(b)    Pursuant to Section 12.12 of this Agreement, the calculation of Lessor Yield under this Section 5A.5 shall be made by the Agent. Each determination of Lessor Yield by the Agent shall be conclusive and binding in the absence of manifest error.
(c)    If the LIBOR Rate cannot be determined by the Agent in the manner specified in the definition of the term “Lessor Yield”, then commencing on the Scheduled Interest Payment Date next occurring and continuing until such time as such LIBOR Rate can be determined by the Agent in the manner specified in the definition of such term, the outstanding Lessor Advance shall bear a yield at the ABR.
Section 6.
REPRESENTATIONS AND WARRANTIES.

6.1	Representations and Warranties of Each Credit Party.
Effective as of the Closing Date, the date of each Advance and the Rent Commencement Date (except to the extent any representation and warranty is otherwise specifically limited to one or more specific dates), each Credit Party represents and warrants to each of the other parties hereto that:

(a)    Upon the execution and delivery of the Lease, (i) the Lessee will have unconditionally accepted the Property and will have a valid leasehold interest in the Property, subject only to Permitted Liens, and (ii) no offset will exist with respect to Rent or other sums payable under the Lease;
(b)    (i)    The Security Documents create, as security for the Secured Obligations, valid and enforceable security interests in, and Liens on, all of the Collateral, subject only to Permitted Liens, in favor of the Agent, for the benefit of the Secured Parties. Upon recordation of the Mortgage Instrument in the real estate recording office in the county or parish in which the Property is located, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority deed of trust on Lessee’s interest in the Property and a perfected first priority leasehold estate in Lessor’s leasehold interest in the Property pursuant to the Ground Lease, in each case subject only to Permitted Liens in favor of the Agent, for the benefit of the Secured Parties. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing office in the state where the Lessee is located for purposes of the UCC, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests (subject only to Permitted Liens) in such personal property in favor of the Agent, for the benefit of the Secured Parties; and
(ii)    The Lease creates, as security for the obligations of the Lessee under the Lease, valid and enforceable security interests in, and Liens on, the Property, subject only to Permitted Liens, in favor of the Lessor. Upon recordation of the memorandum of the Lease (or a short form lease) and the memorandum of a Ground Lease (or a short form lease) in the real estate recording office in the real estate recording office in the county or parish in which the Property is located, the Lien created by the Lease in the real property described therein (or, in the case of a Ground Lease, on the leasehold estate under such Ground Lease) shall be a perfected first priority lien on the Property subject only to Permitted Liens in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the benefit of the Secured Parties. To the extent that the security interests in the portion of the Property comprised of personal property can be perfected by the filing in the filing office in the state where the Lessee is located for purposes of the UCC, upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease shall be a perfected first priority security interests (subject only to Permitted Liens) in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the benefit of the Secured Parties.
(c)    The Plans and Specifications will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and would not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements in accordance with the Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements or those encroachments which have been approved by the Agent).
(d)    To the best of the knowledge of the Credit Parties, all written information and written materials which have been prepared and provided by the Credit Parties to (i) an Appraiser in connection with an Appraisal are true and accurate in all material respects on the date as of which such written information and written materials are dated or certified, except for such inaccuracies or misstatements which would not have a Material Adverse Effect, and are not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided and (ii) the Lessor with respect to the Property is true and accurate on the date as of which such written information and materials are dated or certified, except such as would not reasonably be expected to have a Material Adverse Effect.
(e)    Nothing contained in Section 11 limits any payment obligations to additional insureds or loss payees with respect to any insurance policies required to be maintained by the Lessee pursuant to Article XIV of the Lease and amounts payable under such insurance policies to or for the benefit of such additional insureds or loss payees are not limited by the provisions of Section 5.4 of the Agency Agreement.
(f)    The location of the Construction Agent and the Lessee for purposes of the UCC is the State of Delaware and, respecting the Construction Agent and the Lessee, its principal place of business, chief executive office and office where the documents, accounts and records related to the transactions contemplated by this Agreement and each other Operative Agreement are located at 2701 San Tomas Expressway, Santa Clara, California 95050.
(g)    The Property is a Permitted Facility which consists of (i) unimproved Land, (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement, and/or (iii) Equipment.
(h)    The Lessor will have a valid ground leasehold interest enforceable against the Lessee in accordance with the terms of the Ground Lease, subject only to Permitted Liens.
(i)    The Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by the Lessee or Subsidiaries (direct or indirect) or Affiliates of the Lessee.
(j)    The Property complies with all Legal Requirements as of such date (including all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and would not reasonably be expected to have a Material Adverse Effect and there is not and has not been any Environmental Condition at the Property, except as shall not and would not reasonably be expected to have a Material Adverse Effect.
(k)    All utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding the Property (including gas, electrical, water and sewage services and facilities) are available at the Land and vehicular access to the Improvements is provided by either public right of way abutting the Property or Appurtenant Rights, except to the extent that the non-availability of such utility services and facilities does not have and would not reasonably be expected to have a Material Adverse Effect, and will be constructed prior to the Completion Date.
(l)    The acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications, except to the extent that the failure of such performance does not have and would not reasonably be expected to have a Material Adverse Effect.
(m)    The rental rates under the Ground Lease are not in excess of fair market rental value.
(n)    The Land included in the Property in respect of which an Advance is being requested is a separate parcel for all real estate tax and assessment purposes, and no part of the Land is aggregated with any other parcel for such purposes.
(o)    As of the Closing Date and the date of each subsequent Advance, the amount of any Advance then being requested represents an amount previously paid or otherwise owed by the Construction Agent or the Lessee in respect of Property Costs incurred prior to the date of such Advance for which, in each case, the Construction Agent or the Lessee has not previously been reimbursed by an Advance.
(p)    As of the Rent Commencement Date only, (i) except with respect to the punch list items for which the Punchlist Advance has been made, (A) the Property shall be improved in accordance with the Plans and Specifications in a good and workmanlike manner and (B) shall be operational and (ii) a certificate of occupancy shall have been issued therefor.
(q)    As of the Closing Date, NVIDIA International Holdings Inc., which has its principal place of business in the State of California, is not required by Applicable Law to register to do business in the State of California because such company does not conduct intrastate business in such state.
6.1A    Additional Representations and Warranties of Each Credit Party.

Effective as of the Closing Date, the date of each Advance and the Rent Commencement Date (except to the extent any representation and warranty is otherwise specifically limited to one or more specific dates), each Credit Party represents and warrants to each of the other parties hereto that:
(a)    Organization; Powers. The Credit Parties are duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of their organization, have all requisite power and authority to carry on their business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, are qualified to do business and in good standing (if applicable) in every jurisdiction where such qualification is required.
(b)    Ownership. Each Subsidiary of the Parent as of the Closing Date is listed on Schedule 6.1A(b). The Material Domestic Subsidiaries in existence as of the Closing Date are identified on Schedule 6.1A(b), and each of them is a party to this Agreement as a Guarantor.
(c)    Authorization; Enforceability. The transactions contemplated by the Operative Agreements are within each of the Credit Parties corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Operative Agreement to which any Credit Party is a party has been duly executed and delivered by each Credit Party party thereto and constitutes a legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    Governmental Approvals; No Conflicts. The transactions contemplated by the Operative Agreements (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Credit Parties or any of their Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Credit Parties or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Credit Parties or any of their Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any assets of the Credit Parties or any of their Subsidiaries.
(e)    Financial Condition; No Material Adverse Change.
(i)    The Credit Parties have heretofore furnished to the Agent for delivery to the Lenders and the Lessor (A) a combined balance sheet and statements of income, stockholders’ equity and cash flows for the Parent and its Subsidiaries as of and for the fiscal year ended January 31, 2016, reported on by PricewaterhouseCoopers LLP, independent registered public accounting firm, and

(B) an unaudited combined balance sheet and statements of income, stockholders’ equity and cash flows as of and for the period ending July 31, 2016. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its Subsidiaries as of such date and for such period in accordance with GAAP.
(ii)    Since January 31, 2016, there has been no material adverse change in the business, assets, operations or financial condition of the Credit Parties and their Subsidiaries, taken as a whole.
(f)    Properties.
(i)    The Credit Parties and their Subsidiaries collectively have good title to, or valid leasehold interests in, all of their real property material to their business, except for defects in title that could not reasonably be expected to result in a Material Adverse Effect.
(ii)    The Credit Parties and their Subsidiaries collectively own, are licensed to use or have other rights with respect to, all trademarks, tradenames, copyrights, patents, software, data, information technology systems, know-how and other intellectual property and proprietary information material to their business, and the use thereof by the Credit Parties and their Subsidiaries does not infringe, misappropriate or violate the rights of any other Person, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.
(g)    Litigation and Environmental.
(i)    Except as disclosed in the Parent’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, the quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequent thereto but prior to the date that is two Business Days prior to October 7, 2016, or any amendment thereof filed subsequent thereto but prior to the date that is two Business Days prior to October 7, 2016, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Credit Parties, threatened against the Credit Parties (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that involve the Operative Agreements, or the extensions of credit, the use of the proceeds thereof and the transactions contemplated by the Operative Agreements.
(ii)    Except as disclosed in the Parent’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, the quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequent thereto but prior to the date that is two Business Days prior to October 7, 2016, or any amendment thereof filed subsequent thereto but prior to the date that is two Business Days prior to October 7, 2016, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties nor any of their Domestic Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, or (C) has, to its knowledge, received notice of any Environmental Liability.
(h)    Compliance with Laws and Agreements. None of the Credit Parties or any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation or indenture, agreement or other instrument, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority or indenture, agreement or other instrument, where such violation or default could reasonably be expected to result in a Material Adverse Effect. No Lease Default or Lease Event of Default has occurred and is continuing.
(i)    Investment Company Status. No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
(j)    Taxes. Each of the Credit Parties and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required by law to have been filed, and has paid or caused to be paid all taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, in each case to the extent due and payable, except (a) any such taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto that are being contested in good faith by appropriate proceedings and for which the Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(k)    ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect (i) with respect to each employee benefit plan as defined in Section 3(3) of ERISA, each of the Credit Parties and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, and (ii) each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Any underfunding with respect to one or more Plans (based on the assumptions used for purposes of ASC 715) as of the date hereof could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(l)    Disclosure. The written reports, financial statements, certificates or other written materials furnished by or on behalf of the Credit Parties or any of their Subsidiaries to the Financing Parties in connection with the negotiation of the Operative Agreements or delivered hereunder or thereunder, taken as a whole together with all filings made with the SEC, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made; provided that, with respect to the projected financial information and other forward-looking information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and forecasts are subject to significant uncertainties and contingencies, and no assurances can be given that such projections or forecasts will be realized).
(m)    Federal Reserve Regulations.
(i)    Neither the Credit Parties nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any margin stock (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).
(ii)    No part of the proceeds of any extensions of credit or other Advances under the Operative Agreements will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors, including Regulation T, Regulation U and Regulation X. If required by law and requested by any Financing Party, the Credit Parties will furnish to each Financing Party a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
(n)    Pari Passu Status. The obligations of the Credit Parties under the Operative Agreements rank, and will rank, at least pari passu in priority of payment and in all other respects with all unsecured Indebtedness of the Credit Parties; provided, notwithstanding the foregoing, with respect to all proceeds of any Collateral, the obligations of the Credit Parties under the Operative Agreements rank, and will rank, senior to all unsecured Indebtedness of the Credit Parties.
(o)    Anti‑Corruption Laws and Sanctions. The Credit Parties and their Subsidiaries have implemented and continue to maintain in effect policies and procedures designed to promote compliance by the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of the Credit Parties or any Subsidiary of the Credit Parties or, to any of the Credit Party’s knowledge, any of their respective directors, officers, or employees, or any Credit Party agent, is a Sanctioned Person. The Credit Parties and their Subsidiaries and, to the knowledge of each of the Credit Parties, its and their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable

Sanctions in all material respects. No proceeds of any extensions of credit or other Advances under the Operative Agreements will be used directly, or to the knowledge of the Credit Parties, indirectly (a) for the purpose of financing the activities or business of or with any Sanctioned Person or in any Sanctioned Country (unless, in each case, permissible for a Person required to comply with Sanctions), or for the purpose of engaging in any activity in violation of Sanctions, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Corruption Laws.
(p)    EEA Financial Institution. No Credit Party is an EEA Financial Institution.
(q)    Financial Statements. The audited financial statements for the Fiscal Year ending January 25, 2015 and the unaudited financial statements for the Fiscal Quarter ending April 26, 2015 (excluding, for clarity, the projections) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Credit Parties and their Subsidiaries as of such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all Material Indebtedness and other material liabilities, direct or contingent, of the Credit Parties and their Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.
(r)    Perfection. The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are, or upon the execution of the Security Documents will be, currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.2	Representations and Warranties of the Lessor.
Effective as of each Closing Date, the date of each Advance and the Rent Commencement Date (except to the extent any representation and warranty is otherwise specifically limited to one or more specific dates), the Lessor represents and warrants to each of the other parties hereto that:
(a)    It is a Delaware corporation duly organized, validly existing and in good standing in the State of Delaware and the jurisdiction in which the Property is located and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date and each other Closing Date in connection with or as contemplated by each such Operative Agreement to which it is, or as the case may be, will be a party;
(b)    The execution, delivery and performance of each Operative Agreement to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any holder of any of its indebtedness or obligations or any other consent or approval by any Person that has not previously been obtained, (ii) does or will contravene any Legal Requirement, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any of its property (except for the Liens created expressly pursuant to the Security Documents) under (A) its articles of organization or other formation documents or (B) any other agreement or instrument to which it is a property or by which it or its properties may be bound or affected;
(c)    This Agreement and the other Operative Agreements to which it is or, as the case may be, will be a party, have been or on or before the applicable Closing Date, will be, duly executed and delivered by the Lessor and constitute, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof, subject to bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity);
(d)    There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;
(e)    It has not assumed or transferred any of its right, title or interest in or under the Agency Agreement, the Lease or its interest in the Property or any portion thereof, except in accordance with the Operative Agreements;
(f)    No Lease Default or Lease Event of Default has occurred and is continuing;
(g)    Except as otherwise expressly contemplated by the Operative Agreements, the proceeds of the Credit Loans, the Mortgage Loans and the Lessor Advances shall not be applied by the Lessor for any purpose other than Property Acquisition Costs, costs incurred to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Property (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements (including construction of the Improvements and acquisition and installation of the Equipment), in each case, which accrue prior to the Rent Commencement Date;
(h)    Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered, the Credit Notes, the Mortgage Notes or any other security relating to the Property, or any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person, other than in the case of the Credit Notes, the Credit Lenders; and in the case of the Mortgage Notes, the Mortgage

Lenders, and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any of the aforementioned securities to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;
(i)    The location of the Lessor for purpose of the UCC is the State of Delaware, and the Lessor’s principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 550 South Tryon Street, Charlotte, NC 28202;
(j)    The Lessor is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Credit Loans, the Mortgage Loans or the Lessor Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations  T, U, or X of the Board of Governors of the Federal Reserve System of the United States;
(k)    The Lessor is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act; and
(l)    The Property is free and clear of all Lessor Liens attributable to the Lessor.
SECTION 6B.
GUARANTY
6B.1    Guaranty of Payment and Performance.
Subject to Section 6B.7, the Guarantors hereby unconditionally guarantee to each Financing Party and each Hedge Bank the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the obligations of the Lessor evidenced by the Credit Notes or the Mortgage Notes but rather a guaranty of the Guaranteed Obligations arising under the Operative Agreements and Secured Hedge Agreements. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.
6B.2    Obligations Unconditional.
The Guarantors agree that the obligations of the Guarantors hereunder are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, any of the Secured Hedge Agreements or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. The Guarantors agree that this Section 6B may be enforced by any Financing Party or any Hedge Bank without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Notes, the Mortgage Notes or any other of the Operative Agreements (in the case of the Financing Parties) or any of the Secured Hedge Agreements (in the case of the Hedge Banks) or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and the Guarantors hereby waive the right to require the Financing Parties and the Hedge Banks to proceed against the Construction Agent, the Lessee or any other Person (including a co-guarantor) or to require the Financing Parties or the Hedge Banks to pursue any other remedy or enforce any other right. Each Guarantor hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Construction Agent, the Lessee or any other guarantor of the Guaranteed Obligations for amounts paid under this Section 6B until such time as the Mortgage Loans, the Credit Loans, Lessor Advances, accrued but unpaid interest, accrued but unpaid Lessor Yield and all other amounts owing under the Operative Agreements (in the case of the Financing Parties) and all amounts owing under the Secured Hedge Agreements (in the case of the Hedge Banks) have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, the Guarantors hereby waive any rights to require the Financing Parties or the Hedge Banks to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including any and all rights under N.C. Gen. Stat. § 26-7 through 26-9, or any similar statute. Additionally, the Guarantors hereby waive any rights and defenses that are or may become available to any of them by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. The foregoing waivers and the provisions otherwise set forth in this Section 6B which pertain to North Carolina law or to California law are included solely out of an abundance of caution, and shall not be construed to mean that any such provisions of North Carolina law or California law are in any way applicable to this Section 6B or the Guaranteed Obligations. The Guarantors further agree that nothing contained in this Section 6B shall prevent the Financing Parties from suing on any Operative Agreement, the Hedge Banks from suing on any Secured Hedge Agreement or the Financing Parties from foreclosing any security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to the Financing Parties under any Operative Agreement or available to the Hedge Banks under any Secured Hedge Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the obligations of the Guarantors hereunder; it being the purpose and intent of the Guarantors that the obligations of the Guarantors hereunder shall be absolute, independent and unconditional under any and all circumstances; provided, that any amounts due under this Section 6B which are paid to or for the benefit of (a) any Financing Party shall reduce the Guaranteed Obligations regarding the Operative Agreements by a corresponding amount (unless required to be rescinded at a later date) and (b) any Hedge Bank shall reduce the Guaranteed Obligations regarding the Secured Hedge Agreements by a corresponding amount

(unless required to be rescinded at a later date). Neither the obligations of the Guarantors under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any other Credit Party or by reason of the bankruptcy or insolvency of any other Credit Party. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Financing Party or Hedge Bank upon this Section 6B or acceptance of this Section 6B. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Credit Parties, on the one hand, and the Financing Parties or the Hedge Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.
6B.3    Modifications.
The Guarantors agree that (a) all or any part of the security now or hereafter held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party or Hedge Bank shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements or the Secured Hedge Agreements may be granted indulgences generally; (e) any of the provisions of the Credit Notes, the Mortgage Notes, any of the other Operative Agreements or any of the Secured Hedge Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
6B.4    Waiver of Rights.
The Guarantors expressly waive to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this Section 6B by any Financing Party or any Hedge Bank and of all extensions of credit or other Advances by the Lessor, the Mortgage Lenders or the Credit Lenders pursuant to the terms of the Operative Agreements or any other extension of rights in favor of any Credit Party pursuant to the Secured Hedge Agreements; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of any Financing Party or Hedge Bank obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or any Financing Party’s or Hedge Bank’s subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which the Guarantors might otherwise be entitled. Notwithstanding anything to the contrary herein, (i) payments from the Guarantors hereunder shall be due two (2) Business Days after written demand by the Agent (in the case of Guaranteed Obligations relating to the Operative Agreements) and by any Hedge Bank (in the case of Guaranteed Obligations relating to the Secured Hedge Agreements) for such payment (unless the Guaranteed Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements or the Secured Hedge Agreements, as applicable, in which case payments from the Guarantors shall be automatically due) and (ii) any modification of the Operative Agreements or the Secured Hedge Agreements, as applicable, which has the effect of increasing the Guaranteed Obligations shall not be enforceable against the Guarantors unless the Guarantors execute the document evidencing such modification or otherwise reaffirms its guaranty in writing in connection with such modification and (f) the right to seek through any means to have the obligations of the Guarantors under this Section 6B adjudicated invalid or unenforceable.
6B.5    Reinstatement.
The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors agree that the Guarantors will indemnify each Financing Party and each Hedge Bank on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by any Financing Party or any Hedge Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
6B.6    Remedies.
The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party or Hedge Bank, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (in the case of the Financing Parties) and in the applicable provisions of the Secured Hedge Agreements (in the case of the Hedge Banks) (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements or the Secured Hedge Agreements.
6B.7    Limitation of Guaranty.
Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements or in any of the Secured Hedge Agreements, to the extent the obligations of the Guarantors shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantors hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including the Bankruptcy Code). This paragraph shall not apply to NVIDIA Corporation or to any other Guarantor that is the direct or indirect owner of 100% of the equity interest in the Lessee.
Subject to Section 6B.5, upon the indefeasible satisfaction of the Guaranteed Obligations in full, regardless of the source of payment, the obligations of the Guarantors hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.
6B.8    Payment of Amounts to the Agent.
Each Financing Party hereby instructs (and each Hedge Bank is hereby deemed to have instructed) the Guarantors, and the Guarantors hereby acknowledge and agree, that (a) regarding the Operative Agreements, until such time as the Mortgage Loans, the Credit Loans and the Lessor Advances are paid in full and the Liens evidenced by the Security Documents have been released any and all Rent (excluding Excepted Payments which shall be payable to the Lessor or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to the Lessor or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof and (b) regarding the Secured Hedge Agreements, all payments thereunder shall be made in accordance with the terms thereof.
6B.9    Joinder of Guarantors.
The Guarantors shall cause Material Domestic Subsidiaries (other than the Lessee) of the Parent, that are not parties to this Agreement or have not previously executed a Guarantor Joinder in accordance with the requirements of this Agreement, to join this Agreement pursuant to the execution of a Guarantor Joinder in the form of EXHIBIT G or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion and otherwise in accordance with Section 8.3A(j).
6B.10    Additional Waivers and Provisions.
(a)    The Guarantors understand, acknowledge and agree that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Secured Obligations and/or the Guaranteed Obligations, that foreclosure could impair or destroy any ability that any such Guarantor may have to seek reimbursement, contribution, or indemnification from any applicable Person based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor hereunder, including by reason of Sections 2787 through 2855 of the California Civil Code. The Guarantors further understand and acknowledge that in the absence of this paragraph, such potential impairment or destruction of the Guarantors’ rights, if any, may entitle the Guarantors, or any of them, to assert a defense to its guaranty obligations under this Section 6B based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Agreement, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that it will be fully liable under this Agreement even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Secured Obligations and/or the Guaranteed Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Section 6B; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Section 6B include any right or defense that it may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Secured Obligations and the Guaranteed Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Secured Obligations and the Guaranteed Obligations.
(b)    The Guarantors waive all rights and defenses that any of them may have because any of the Secured Obligations or the Guaranteed Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the Lessor or the Lessee; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the Lessor or the Lessee: (A) the amount of the Secured Obligations and the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from any Guarantor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Lessor or the Lessee. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because any of the Secured Obligations or the Guaranteed Obligations is secured by real property. These rights and defenses include any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(c)    The Guarantors waive any right or defense any of them may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
6B.11    Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the guaranty evidenced by this Agreement and the other Operative Agreements in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 6B.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this

Section 6B.11, or otherwise under this Agreement or any other Operative Agreement, voidable under Debtor Relief Laws and not for any greater amount. Subject to Section 6B.5 of this Agreement, the obligations of each Qualified ECP Guarantor under this Section 6B.11 shall remain in full force and effect until all of the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full in cash and the Credit Loan Commitments, Mortgage Loan Commitments and Lessor Commitments terminated. Each Qualified ECP Guarantor intends that this Section 6B.11 constitute, and this Section 6B.11 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
6B.12    Representations; Separateness.
Each Guarantor represents, warrants and covenants that (a) it does not have and will not acquire any interest in the Property or any portion thereof, and (b) it will not merge or consolidate with the Construction Agent, the Lessee or the Lessor, and (c) it has acted and will act in such a manner that ensures that the separate legal separate legal identity of the Lessee will be respected, including without limitation acting in any manner that could foreseeably mislead others with respect to the Lessee’s separate legal identity.
Section 7.
PAYMENT OF CERTAIN EXPENSES.

7.1	Transaction Expenses.
(a)    The Lessor and the Lenders agree on the Closing Date, to make Advances to pay all Transaction Expenses arising from the Closing Date, including all reasonable fees, expenses and disbursements of the various legal counsels for the Lessee, the Lessor, the Credit Lenders, the Mortgage Lenders and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with the Closing Date, all fees, taxes and expenses for the recording, registration and filing of such documents and in any event all such taxes, fees and other charges in connection with any and all UCC financing statements and fixture filings and all other reasonable fees, expenses and disbursements incurred in connection with the Closing Date. On the Closing Date, after satisfaction of the conditions precedent for such date, the Lessor shall make a Lessor Advance, the Mortgage Lenders shall make Mortgage Loans and the Credit Lenders shall make Credit Loans to pay for the Transaction Expenses referenced in this Section 7.1(a) without regard to whether such amounts are referenced in any Requisition.
(b)    Assuming no Lease Default or Lease Event of Default shall have occurred and be continuing, the Lessor and the Lenders agree on the Closing Date, the date of each Construction Advance and on the Completion Date to pay all Transaction Expenses including all Fees, all other reasonable fees, expenses and disbursements of the various legal counsels for the Lessee, the Lessor, the Mortgage Lenders, the Credit Lenders and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with the Closing Date, date of Construction Advance or Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3 and/or 5.4 (including any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with the Closing Date, date of Construction Advance or Completion Date, including all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of such documents and in any event all such taxes, fees and other charges in connection with any and all UCC financing statements and fixture filings. On the Closing Date, on the date of any Construction Advance and on the Completion Date, after satisfaction of the conditions precedent for such date, the Lessor shall make a Lessor Advance, the Mortgage Lenders shall make Mortgage Loans and the Credit Lenders shall make Credit Loans to pay for the Transaction Expenses referenced in this Section 7.1(b) without regard to whether such amounts are referenced in any Requisition.

7.2	Fee Calculation.
All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

7.3	Certain Fees and Expenses.
Subject to Sections 7.1(a) and 7.1(b), the Lessee agrees to pay or cause to be paid (a) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Mortgage Lenders, the Credit Lenders or the Lessor in entering into any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Credit Parties, the Agent, the Mortgage Lenders, the Credit Lenders or the Lessor, (b) all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by the Credit Parties, the Agent, the Mortgage Lenders, the Credit Lenders or the Lessor in connection with any exercise of remedies under any Operative Agreement following the occurrence and continuance of an Event of Default and (c) all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by the Credit Parties, the Agent, the Mortgage Lenders, the Credit Lenders or the Lessor in connection with (i) any transfer or conveyance of the Property, whether or not such transfer or conveyance is ultimately accomplished and (ii) the matters described in Section 2.7(b) of the Credit Loan Agreement and Section 2.7(b) of the Mortgage Loan Agreement.

7.4	Unused Fee.
Subject to Sections 7.1(a) and 7.1(b), during the Commitment Period, the Lessee agrees to pay or to cause to be paid to the Agent monthly on the last Business Day of each calendar month or such other date as agreed with the Agent (a) for the account of the Credit Lenders an unused fee (the “Credit Lender Unused Fee”), calculated as the Available Credit Loan Commitment multiplied by the Applicable Percentage allocated by the Agent ratably among the Credit Lenders based on the Available Credit Loan Commitment of each Credit Lender; (b) for the account of the Mortgage Lenders an unused fee (the “Mortgage Lender Unused Fee”) calculated as the Available Mortgage

Loan Commitment multiplied by the Applicable Percentage allocated by the Agent ratably among the Mortgage Lenders based on the Available Mortgage Loan Commitment of each Mortgage Lender; and (c) for the account of the Lessor an unused fee (the “Lessor Unused Fee”), calculated as the Available Lessor Commitment multiplied by the Applicable Percentage allocated by the Agent to the Lessor.
Notwithstanding the foregoing provisions of this Section 7.4:
(a)    No Defaulting Credit Lender shall be entitled to receive any Credit Lender Unused Fee for any period during which that Credit Lender is a Defaulting Credit Lender (and the Lessee shall not be required to pay or to cause to be paid any such fee that otherwise would have been required to have been paid to that Defaulting Credit Lender).
(b)    No Defaulting Mortgage Lender shall be entitled to receive any Mortgage Lender Unused Fee for any period during which that Mortgage Lender is a Defaulting Mortgage Lender (and the Lessee shall not be required to pay or to cause to be paid any such fee that otherwise would have been required to have been paid to that Defaulting Mortgage Lender).
(c)    With respect to any Credit Lender Unused Fee required to be paid to any Defaulting Credit Lender pursuant to clause (a) above, the Borrower shall (i) pay to each Non-Defaulting Credit Lender that portion of any such fee otherwise payable to the Defaulting Credit Lender with respect to the Defaulting Credit Lender’s Loans that have been reallocated to a Non-Defaulting Credit Lender pursuant to Section 2.3(c)(i)(C) of the Credit Loan Agreement, and (ii) not be required to pay the remaining amount of any such fee.
(d)    With respect to any Mortgage Lender Unused Fee not required to be paid to any Defaulting Mortgage Lender pursuant to clause (b) above, the Borrower shall (i) pay to each Non-Defaulting Mortgage Lender that portion of any such fee otherwise payable to the Defaulting Mortgage Lender with respect to the Defaulting Mortgage Lender’s Loans that have been reallocated to a Non-Defaulting Mortgage Lender pursuant to Section 2.3(c)(i)(C) of the Mortgage Loan Agreement, and (ii) not be required to pay the remaining amount of any such fee.

7.5	Upfront Fee.
Subject to Section 7.1(a), on the Closing Date, the Lessee shall pay or cause to be paid to the Agent (a) for the account of the Credit Lenders an upfront fee (the “Credit Lender Upfront Fee”), (b) for the account of the Mortgage Lenders an upfront fee (the “Mortgage Lender Upfront Fee”) and (c) for the account of the Lessor an upfront fee (the “Lessor Upfront Fee”), in each case on the terms and conditions as agreed by the Agent, the Credit Parties and, as applicable, each Credit Lender, Mortgage Lender or the Lessor.

7.6	Administrative Agency Fee.

Subject to Sections 7.1(a) and 7.1(b), during the Commitment Period, the Lessee shall pay or cause to be paid to the Agent, for the account of the Agent, an administrative agency fee (the “Administrative Agency Fee”), on the terms and conditions set forth in the Engagement Letter.

7.7	Structuring Fee.
Subject to Section 7.1(a), on the Closing Date, the Lessee shall pay or cause to be paid a structuring fee (the “Structuring Fee”) to the Agent for the benefit of Wells Fargo Securities, LLC (for its individual account) on the terms and conditions set forth in the Engagement Letter.
Section 8.
OTHER COVENANTS AND AGREEMENTS.

8.1	Cooperation with the Lessee.
The Credit Lenders, the Mortgage Lenders, the Lessor and the Agent shall, at the expense of and to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Credit Lenders, the Mortgage Lenders, the Lessor and the Agent in their commercially reasonable discretion), cooperate with the Lessee in connection with the Lessee satisfying its covenant obligations contained in the Operative Agreements including at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

8.2	Covenants of the Lessor.
The Lessor hereby agrees that so long as this Agreement is in effect:
(a)    The Lessor will not create or permit to exist at any time, and the Lessor will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property and the Collateral; provided, however, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent;
(b)    The Lessor shall give prompt notice to the Lessee and the Agent if the Lessor’s location for purposes of the UCC shall cease to be in the State of Delaware or if the Lessor’s principal place of business, chief executive office or office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 550 South Tryon Street, Charlotte, North Carolina 28202 or if it shall change its name; and
(c)    The Lessor shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to the Property in each case as directed in writing by the Agent in accordance with the Operative Agreements (until such time as the Credit Notes and the Mortgage Notes are paid in full, and then as determined by the Lessor, but in all cases subject to the provisions of any intercreditor agreements among the Credit Lenders, the Mortgage Lenders and/or the Lessor) or, in connection with Sections 8.5, 9.1 and 9.2 hereof, the Construction Agent or the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (c) the Lessor shall retain its right to approve or disapprove of each Unanimous Vote Matter or matters for which its consent is required pursuant to Section 8.6 in its sole discretion and without regard to any direction from any other Financing Party, any Credit Party or any other Person and the Lessor shall retain its rights in the Excepted Payments and any and all other rights expressly reserved by the Lessor under the Operative Agreements.
(d)    The Lessor shall provide to the Lessee at least twenty (20) days following the end of each calendar quarter and at least forty‑five (45) days following the end of each calendar year, a letter of the same tenor as the Lessor Confirmation Letter; provided, that if there have been any changes to the factual matters set forth in the Lessor Confirmation Letter or the financial accounting standards referenced therein that bear on the conclusions set forth therein, such letter shall set forth the analysis based on such changed factual matters or financial accounting standards. The parties hereto agree that the Credit Parties and their auditors are the sole beneficiaries of the matters addressed in this Section 8.2(d).

8.3	Credit Party Covenants, Consent and Acknowledgment.
Until all the Obligations of the Lessee and/or the Construction Agent (other than contingent obligations not then due) have been paid and satisfied in full in cash and the covenants terminated, each Credit Party agrees as follows:
(a)    Each Credit Party acknowledges and agrees that the Lessor, pursuant to the terms and conditions of the Security Documents, shall create Liens respecting collateral described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in accordance with Section 12.11 hereof.
(b)    The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Credit Loans, the Mortgage Loans and the Lessor Advances are paid in full and the Liens evidenced by the Security Documents have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to the Lessor or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to the Lessor or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease (except in respect of Excepted Payments and as provided in Section 12.4) shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.
(c)    No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement to which it is a party except in accordance with Section 12.4 of this Agreement.
(d)    From and after the Rent Commencement Date, the Lessee hereby covenants and agrees to reimburse the Agent for any Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting the Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, any Mortgage Lender and/or any Credit Lender and (ii) after the occurrence and continuance of a Lease Event of Default. To the extent any such Appraisal or reappraisal is deemed necessary by the Agent prior to the Rent Commencement Date, such shall be paid for as a Transaction Expense.
(e)    Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to any Financing Party or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the Guarantors, which is subject to the funding requirements described in this Agreement prior to the Rent Commencement Date. Without limitation, such obligations of the Credit Parties shall include the Transaction Expenses.
(f)    At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of the Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble the Equipment and make the same available to the Agent (on behalf of the Lessor) at the Improvements.
(g)    Each of the Construction Agent and the Lessee hereby covenants and agrees that (i) each Indemnified Person will, at all times, be covered to the extent so provided in Article XIV of the Lease, as additional insured or loss payee, as the case may be, under the insurance policies required to be maintained by the Construction Agent or the Lessee pursuant to Section 2.6(e) of the Agency Agreement and Article XIV of the Lease, or pursuant to the insurance policies that the Construction Agent or the Lessee requires any relevant contractor or subcontractor to carry, for any Claim arising out of the acts or omissions of any of the contractors or subcontractors of the Construction Agent or the Lessee and (ii) each insurance policy that is carried by the Construction Agent or the Lessee pursuant to the Agency Agreement or the Lease (A) shall at all times contain a waiver of subrogation clause pursuant to which the relevant insurers waive any and all rights to make any claim against any such additional insured or loss payee with respect to any payments made, or any obligation of such insureds under, any such policy and (B) shall at all times cover each such additional insured or loss payee for any and all Claims relating to the Property or the transactions contemplated by the Operative Agreements respecting the Property. The

Construction Agent and the Lessee will be liable to each such additional insured or loss payee, on a full recourse basis, for any breach of the foregoing covenants and agreements.
(h)    [Reserved].
(i)    The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the location of the Lessee for purposes of the UCC shall cease to be in the State of Delaware or if the Lessee’s principal place of business, chief executive office or office where the records concerning the account or contract rights relating to the Property are kept shall cease to be located at 2701 San Tomas Expressway, Santa Clara, California 95050 or if it shall change its name.
(j)    The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and under the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.
(k)    [Reserved].
(l)    The Lessee shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Agent as agent for the Secured Parties with regard to the Collateral to be promptly produced, to be submitted to the Agent for review and after confirmation thereof by the Agent, to be filed for recordation in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Agent as agent for the Secured Parties hereunder to all property comprising the Collateral. The Lessee shall deliver to the Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, promptly following such recording, registration or filing. The Lessor shall cooperate fully with the Lessee in connection with the obligations of the Lessee set forth above and will execute or cause the execution (at the expense of the Lessee, which the Lessee agrees to pay) of any and all documents commercially reasonably required to fulfill the intent of this Section 8.3(l).
(m)    The Lessee shall perform any and all obligations of Lessor under, and cause Lessor to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.
(n)    The Credit Parties shall not permit the Lessee to issue any Equity Interests unless such Equity Interests are pledged in favor of the Agent pursuant to the Pledge Agreement and the certificate evidencing such Equity Interests is delivered to the Agent with a blank membership interest power, all pursuant to documentation satisfactory to the Agent, in its commercially reasonable discretion.
(o)    With regard to the Amended and Restated Operating Agreement of NVIDIA Land Development, LLC, dated as of June 2, 2009, as amended by that certain First Amendment to the Amended and Restated Operating Agreement dated as of June 16, 2015, each of the foregoing by the Parent, as the sole member of the Lessee, the Credit Parties shall not permit any amendment, modification, extension, supplement, restatement and/or replacement of such Agreement or such First Amendment, in each case to the extent relating to such First Amendment and/or the subject matter thereof, without the consent of the Agent, to be given or withheld, in its commercially reasonable discretion.

8.3A	Additional Credit Party Affirmative Covenants.
Until all the Obligations of the Lessee and/or the Construction Agent (other than contingent obligations not then due) have been paid and satisfied in full in cash and the covenants terminated, each Credit Party will, and will cause each of its Subsidiaries to:
(a)    Financial Statements; Other Information. Furnish to the Agent for delivery to each Lender and the Lessor:
(i)    Annual Financial Statements. On or before the earlier of (A) the date by which the Annual Report on Form 10-K of the Parent (without giving effect to any extension thereof) for each fiscal year is required to be filed under the rules and regulations of the SEC and (B) 90 days after the end of such fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(ii)    Quarterly Financial Statements. On or before the earlier of (A) the date by which the Quarterly Report on Form 10-Q of the Parent for each of the first three fiscal quarters of each fiscal year is required to be filed under the rules and regulations of the SEC (without giving effect to any extension thereof) and (B) 45 days after the end of each of the first three fiscal quarters of such fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(iii)    Compliance Certificate. Not later than the date by which financial statements are required to be delivered pursuant to clauses 8.3A(a)(i) or (ii), a certificate signed by a Responsible Officer of the Parent (A) certifying as to whether a Lease Default or a Lease Event of Default has occurred and, if a Lease Default or a Lease Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) setting forth reasonably detailed calculations demonstrating compliance with Section 8.3B(d); and
(iv)    Additional Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Credit Parties, or compliance with the terms of the Operative Agreements to which any Credit Party is a party or with the requirements of the USA Patriot Act or any other “know your customer” or similar laws or regulations, as any Financing Party may reasonably request (it being understood that the Credit Parties shall not be required to provide any information which is subject to confidentiality restrictions, the nature of which prohibit such disclosure notwithstanding the provisions of Section 12.13 hereof) provided that (A) such confidentiality restrictions did not arise pursuant to an arrangement entered into in contemplation of the Operative Agreements, (B) the provisions of this parenthetical shall not have the effect of limiting the representations and warranties contained in Section 6, (C) the Credit Parties shall inform the Agent that the Credit Parties are withholding information pursuant to this parenthetical and (D) the Credit Parties shall use commercially reasonable efforts to disclose such information in a manner that does not violate such confidentiality restrictions.
The Credit Parties agree that the Agent may make information, documents and other materials that the Credit Parties are obligated to deliver to the Agent (“Communications”) available to the Lenders by posting it on Intralinks or a substantially similar electronic transmission system, access to which is controlled by the Agent (the “Platform”). Reports required to be delivered pursuant to clauses 8.3A(a)(i) and (ii) shall be deemed to have been delivered on the date on which the Parent posts such reports on its website at www.nvidia.com or when such reports are posted on the SEC’s website at www.sec.gov; provided that the Credit Parties shall deliver to the Agent, not later than the date on which financial statements are required to be delivered under clause 8.3A(a)(i) or (ii), the certification of a Responsible Officer, as required by clause 8.3A(a)(iii).
(b)    [Reserved].
(c)    Notices of Material Events. Promptly after a Responsible Officer or any other executive officer of the Credit Parties becomes aware of the following, furnish to the Agent for delivery to each Lender and the Lessor written notice of the following:
(i)    the occurrence of any Lease Default or Lease Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(ii)    the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit, proceeding or investigation, whether at law or in equity or by or before any arbitrator or Governmental Authority, against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(iii)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, if not cured or if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(iv)    any other development or event that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice pursuant to this Section 8.3A(c) shall be accompanied by a statement of a Responsible Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
(d)    Existence; Conduct of Business. Notwithstanding the foregoing reference in the first paragraph of this Section 8.3A (prior to subsection (a) thereof) to “each Credit Party will, and will cause each of its Subsidiaries to”, each Credit Party will, and will cause each of the Significant Subsidiaries, to do or cause to be done all things reasonably necessary, to preserve, renew and keep in full force and effect its legal existence and, in the case of each Credit Party, its legal existence in a state in the United States or the District of Columbia and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or asset disposition permitted under Section 8.3B(c); provided, further, that neither the Credit Parties nor any of the Significant Subsidiaries shall be required to preserve any rights, licenses, permits, privileges or franchises or any Significant Subsidiary’s existence if the Credit Party or such Subsidiary determines that the preservation thereof is no longer desirable in the conduct of the business of the Credit Party or such Subsidiary, as the case may be, and that the loss thereof would not materially adversely affect the Credit Party, such Subsidiary or the Lenders or the Lessor with respect to any Commitments, Borrowing or Lessor Advance under the Operative Agreements.
(e)    Payment of Obligations. Pay its obligations, other than Indebtedness but including liabilities for any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto that, if not paid, could result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
(f)    Maintenance of Properties; Insurance. (i) Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided, however, that the Credit

Parties and their Subsidiaries may instead self-insure to the same general extent as other companies of similar size, type and financial condition as the Credit Party or such Subsidiary, and to the extent such policies are consistent with prudent business practice.
(g)    Books and Records; Inspection Rights. (i) Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities sufficient to permit the preparation of the consolidated financial statements of the Credit Parties and their Subsidiaries in accordance with GAAP, and (ii) permit any representatives designated by any Financing Party (which representatives shall be reasonably acceptable to the Credit Parties, unless a Lease Event of Default has occurred and is continuing), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that such designated representatives agree to the same confidentiality obligations agreed to by the Lenders and the Lessor under or in connection with the Operative Agreements.
(h)    Compliance with Laws. (i) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (ii) maintain in effect and enforce in all material respects policies and procedures designed to promote compliance by the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(i)    Use of Proceeds. Use the proceeds of the extensions of credit or other Advances under the Operative Agreements only for purposes of leasing and developing the Property in accordance with the Operative Agreements. No part of the proceeds of any Loan or Lessor Advance will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulation T, Regulation U and Regulation X, and no Credit Party nor any of its Subsidiaries will (i) use or permit the proceeds of any extensions of credit or other Advances under the Operative Agreements to be used directly, or to the knowledge of the Credit Parties, indirectly for the purpose of financing the activities or business of or with any Sanctioned Person or in any Sanctioned Country (unless, in each case, permissible for a Person required to comply with Sanctions; provided, notwithstanding the foregoing provisions of this parenthetical phrase, such proceeds may be so used for the purpose of financing the activities or business of or with any Sanctioned Person or in any Sanctioned Country only to the extent that (x) any such use of proceeds is in full compliance with all requirements and provisions of all Operative Agreements and (y) any such extension of credit or other Advance satisfies all applicable conditions precedent for such extension of credit or other Advance pursuant to the Operative Agreements), or for the purpose of engaging in any activity in violation of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

(j)    Additional Subsidiaries. Promptly after the creation or acquisition of any Material Domestic Subsidiary (and, in any event, within thirty (30) days after such creation or acquisition, as such time period may be extended by the Agent in its sole discretion), cause such Person to (i) become a Guarantor by delivering to the Agent a duly executed Guarantor Joinder or such other document as the Agent shall deem appropriate for such purpose, (ii) deliver to the Agent such opinions, documents and certificates referred to in Section 5.3 as may be reasonably requested by the Agent, (iii) deliver to the Agent such updated Schedules to the Operative Agreements as requested by the Agent with respect to such Person, (iv) deliver to the Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, to the extent required pursuant to the Security Documents, and (v) deliver to the Agent such other documents as may be reasonably requested by the Agent, all in form, content and scope reasonably satisfactory to the Agent.
(k)    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by the Operative Agreements or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.  The Parent also agrees to provide to the Agent, from time to time upon the reasonable request by the Agent, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

8.3B	Additional Credit Party Negative Covenants.
Until all the Obligations of the Lessee and/or the Construction Agent (other than contingent obligations not then due) have been paid and satisfied in full in cash and the covenants terminated:
(a)    Indebtedness. The Credit Parties will not permit any of their respective Subsidiaries that are not Guarantors to create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness, including Guarantees and obligations in respect of letters of credit and letters of guaranty, existing as of October 7, 2016 and disclosed on Schedule 8.3B(a)(i);
(ii)    Guarantees of Indebtedness of any Subsidiary to the extent such Indebtedness is otherwise permitted under this Agreement (other than under Section 8.3B(a)(iv));
(iii)    Indebtedness of any Subsidiary to any Credit Party or any other Subsidiary;

(iv)    Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after October 7, 2016; or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired, and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) no other Subsidiary (other than a Subsidiary into which the acquired Person is merged or any Subsidiary of the acquired Person) shall Guarantee or otherwise become liable for the payment of such Indebtedness, except to the extent that such Guarantee is incurred pursuant to Section 8.3B(a)(vii);
(v)    Indebtedness incurred to finance the purchase price, construction cost or improvement cost incurred in connection with the acquisition, construction or improvement of assets (including the acquisition of any Person), including Capital Lease Obligations; provided that (A) such Indebtedness is incurred prior to or within 180 days after, the date of acquisition, construction or improvement of such assets, (B) such Indebtedness does not exceed the amount of such purchase price or cost of the asset and (C) any Lien securing such Indebtedness is permitted under Section 8.3B(b)(v);
(vi)    Indebtedness of Subsidiaries that are limited purpose financing vehicles for Securitization Transactions incurred to finance such Securitization Transactions; provided that such Securitization Transactions otherwise comply with the provisions hereof, in an aggregate principal amount for all Indebtedness under this Section 8.3B(a)(vi) not to exceed, at the time any such Indebtedness is incurred, the greater of $437,500,000 and 5.0% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements of the Parent have been delivered pursuant to Section 8.3A(a)(i) or (ii);
(vii)    other Indebtedness of the Credit Parties and Subsidiaries; provided that the sum, without duplication, of (A) the aggregate outstanding principal amount of Indebtedness permitted by this clause (vii), plus (B) the aggregate outstanding principal amount of Indebtedness and other obligations secured by Liens incurred under Section 8.3B(b)(v), shall not exceed at any time that any Indebtedness is incurred in reliance on this clause (vii) or Lien is incurred in reliance on Section 8.3B(b)(vii), the greater of $875,000,000 and 10.0% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements of the Parent have been delivered pursuant to 8.3A(a)(i) or (ii);
(viii)    Indebtedness incurred in connection with the extension of maturity of, or refunding or refinancing of, in whole or in part, any Indebtedness outstanding pursuant to Section 8.3B(a)(i),(iv),(v) or (vii); provided that (A) such extension, refunding or refinancing shall not increase the principal amount of the Indebtedness being extended, or refunded or refinanced by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, refunding or refinancing, (B) any such refinancing Indebtedness in respect of Indebtedness incurred under Section 8.3B(a)(vii) will be included in the calculation of the basket referred to in Section 8.3B(a)(vii), but such Indebtedness shall be permitted even if such Indebtedness is incurred at a time when such Indebtedness would not otherwise be permitted to be incurred under such clause and (C) the reference to Indebtedness in this clause (viii) will be deemed to include obligations under any lease that did not constitute a Capital Lease Obligation as of October 7, 2016 or, if later, the date of such lease, in the amount that would constitute Indebtedness thereunder if such lease were treated as a Capital Lease Obligation;
(ix)    Indebtedness arising in connection with customary cash management services and from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;
(x)    Indebtedness as an account party in respect of trade letters of credit; and
(xi)    Indebtedness consisting of the financing of insurance premiums.
(b)    Liens. The Credit Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any Collateral, except for Permitted Liens. Additionally, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (in each case, other than any Collateral), or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (in each case, other than any Collateral), except:
(i)    Permitted Encumbrances;
(ii)    Liens on any property or asset of a Credit Party or a Subsidiary securing Indebtedness of such Subsidiary to the Credit Party or to another Subsidiary, in the ordinary course of business;
(iii)    any Lien on any property or asset of the Credit Parties or any Subsidiary existing on October 7, 2016, and extensions, renewals and replacements thereof; provided that (A) such Lien shall not apply to any other property or asset of the Credit Parties or any Subsidiary other than extensions and accessions thereto and (B) such Lien shall secure only those obligations which it secures on October 7, 2016;
(iv)    any Lien existing on any property or asset prior to the acquisition thereof by the Credit Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such

Person becomes a Subsidiary, and extensions, renewals and replacements thereof; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Credit Party or any Subsidiary other than extensions and accessions thereto and proceeds thereof and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
(v)    any Lien given to secure Indebtedness or other obligations (including, in the case of Subsidiaries, Indebtedness incurred pursuant to Section 8.3B(a)(v)) incurred to finance the payment of the purchase price, construction cost or improvement cost of the acquisition (including the acquisition of any Person), construction or improvement of assets, and extensions, renewals and replacements thereof; provided that (A) such Lien shall attach solely to the assets acquired, constructed or improved, and extensions and accessions thereto and proceeds thereof, (B) such Lien has been created or incurred by the Credit Party or a Subsidiary simultaneously with, or within 180 days after, the date of acquisition, construction or improvement of such assets (other than in the case of any extension, renewal or replacement of any such Lien), (C) the Indebtedness or other obligations secured thereby shall not exceed the amount of such purchase price or cost of the asset and (D) such Lien shall secure only those obligations which it secures on the date such Lien was originally created or incurred;
(vi)    other Liens securing Indebtedness or other obligations of the Credit Parties or any Subsidiary; provided that the sum, without duplication, at any time of (A) the aggregate outstanding principal amount of Indebtedness and other obligations secured by Liens permitted by this clause (vi) plus (B) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 8.3B(a)(vii) together with Indebtedness permitted under Section 8.3B(a)(vi), shall not exceed, at any time that any Lien is created or incurred in reliance on this clause (vi), the greater of $875,000,000 and 10.0% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements of the Parent have been delivered pursuant to Section 8.3A(a)(i) or (ii); and
(vii)    Liens in respect of Indebtedness incurred in connection with the extension of maturity of, or refunding or refinancing of, in whole or in part, any secured Indebtedness incurred under Section 8.3B(b)(iii), (iv), (v) or (vi); provided that (A) such extension of, or refunding or refinancing shall not increase the principal amount of the secured Indebtedness being extended, or refunded or refinanced by more than the amount of accrued interest thereon and fees, expenses and premiums paid in connection with such extension, refunding or refinancing and (B) any such Lien securing any extension, refunding or refinancing of Indebtedness secured by Liens incurred under Section 8.3B(b)(vi) will be included in the calculation of the basket referred to in Section 8.3B(b)(v), but such secured Indebtedness (and the Liens in respect thereof) shall be permitted even if the such secured Indebtedness or Lien is incurred at a time when such secured Indebtedness or Lien would not otherwise be permitted to be incurred under such clause.
(c)    Fundamental Changes. The Credit Parties will not, and will not permit any Significant Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Credit Parties and their Subsidiaries taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Lease Default or Lease Event of Default shall have occurred and be continuing, (i) any Subsidiary or other Person may merge into or consolidate with a Credit Party in a transaction in which the Credit Party is the surviving corporation, (ii) any Person (other than a Credit Party or a Subsidiary) may merge into or consolidate with a Subsidiary in a transaction in which such Subsidiary is the surviving Person, (iii) any Subsidiary (other than a Credit Party) may merge into or consolidate with any Person in a transaction (A) in which the surviving Person is or becomes a Wholly-Owned Subsidiary or (B) which does not constitute the disposition of all or substantially all assets of the Credit Parties and their Subsidiaries taken as a whole, (iv) any Credit Party or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to one or more Credit Parties or to one or more Wholly-Owned Subsidiaries, and (v) any Subsidiary (other than a Credit Party) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders and the Lessor.
(d)    Financial Covenant. The Credit Parties will not permit the Leverage Ratio on the last day of any fiscal quarter to exceed 3.50 to 1.00.

8.4	Sharing of Certain Payments.
Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3(b) hereof. The Financing Parties and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

8.5	Grant of Easements, Agreement regarding Restrictive Covenants, etc.
The Financing Parties hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Lessor shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to the Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of the Property, including reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee’s business and shall be on commercially reasonable terms so as not to diminish the value or limit the use of the Property in any material respect.

8.6	Appointment of the Agent by the Lessor; Acknowledgement by the Secured Parties.
The Lessor hereby appoints the Agent to act as collateral agent and administrative agent for the Lessor in connection with the Operative Agreements, and the Lessor hereby assigns to the Agent the Lien granted by the Lease to secure the Lessor Advances. The Secured Parties acknowledge, agree and direct that the rights and remedies of the Secured Parties in connection with an Event of Default, including as  beneficiaries of the Lien of the Security Documents, shall be exercised by the Agent on behalf of the Secured Parties as directed from time to time (a) by the Majority Secured Parties; provided, notwithstanding the foregoing, the Agent shall not take any action concerning the exercise of remedies or otherwise under any of the Operative Agreements with respect to the Property (regardless of whether an Event of Default has occurred and is continuing) unless the Lessor has expressly consented to such action or (b) pursuant to Sections 8.2(c) and 12.4, by the Credit Lenders, the Mortgage Lenders and the Lessor, as the case may be; provided, that for the avoidance of doubt, nothing in this Section 8.6 shall affect any automatic acceleration or right of acceleration exercised in accordance with the applicable Operative Agreement; and provided further, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. Except in the case of Excepted Payments and other rights expressly reserved by the Lessor pursuant to the Operative Agreements and subject to Section 12.4, the Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor (as determined by the Agent, in its commercially reasonable discretion) and to receive notices under the Operative Agreements on behalf of the Lessor. The Agent hereby accepts such appointments. The Agent hereby further agrees promptly to provide notices and other documentation received from time to time from the Credit Parties to each of the Lessor, the Mortgage Lenders and the Credit Lenders. For purposes hereof, the provisions of Article 7 of the Mortgage Loan Agreement, together with such other terms and provisions of the Mortgage Loan Agreement and the other Operative Agreements as required for the full interpretation and operation of Article 7 of the Mortgage Loan Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and the Lessor as if the Lessor were a Mortgage Lender thereunder. Outstanding Credit Loans, outstanding Mortgage Loans and outstanding Lessor Advances shall be taken into account for purposes of determining Majority Secured Parties. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.8 of the Mortgage Loan Agreement or Section 7.8 of the Credit Loan Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

8.7	Collection and Allocation of Payments and Other Amounts.

(a)    Each Credit Party has agreed pursuant to Section 5.7 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by any Secured Party in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Mortgage Lenders, the Credit Lenders and the Lessor under this Section 8.7 shall be made based on (in the case of the Mortgage Lenders) the ratio of the outstanding Mortgage Loans to the Property Cost, (in the case of the Credit Lenders) the ratio of the outstanding Credit Loans to the Property Cost, and (in the case of the Lessor) the ratio of the outstanding Lessor Advances to the Property Cost.
(b)    Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Sections 8.7(c)(i), (ii) and (iii)):
(i)    Any such payment or amount identified as or deemed to be Basic Rent, any amount in respect of a Casualty referenced in the last sentence of Section 3.4(b) of the Agency Agreement or any amount in respect of a Condemnation referenced the last sentence of Section 3.5(b) of the Agency Agreement shall be applied and allocated by the Agent:
first, ratably to the Credit Lenders, the Mortgage Lenders and the Lessor for application and allocation to the payment of interest on the Loans and to the payment of accrued Lessor Yield with respect to the Lessor Advances and thereafter ratably to the principal of the Loans and the portion of the Lessor Advances which is due and payable on such date;
second, if a Lease Default or Lease Event of Default is in effect, such excess (if any) shall be held by the Agent until the earlier of (A) the first date thereafter on which no Lease Default or Lease Event of Default shall be in effect (in which case such payments or returns shall then be made pursuant to “third” below) and (B) the Expiration Date (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv);
third, ratably to the Hedge Banks for application and allocation to the payment obligations then owing under the Secured Hedge Agreements; and
fourth, any excess shall be paid to the Lessee.
(ii)    Except as otherwise specified pursuant to the last sentence of Section 3.4(b) or the last sentence of Section 3.5(b) of the Agency Agreement, if on any date the Agent or the Lessor shall receive any amount in respect of any Casualty or Condemnation pursuant to Section 15.1(a) or 15.1(g) of the Lease or Section 3.4 or 3.5 of the Agency Agreement, then such amount shall be applied and allocated in accordance with Section 8.7(b)(iii)(x) hereof.
(iii)    (x) An amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Property or any portion thereof (provided, in connection with the exercise of the Sale Option, an allocation shall be made pursuant to Section 21.1(d) of the Lease with the Lessee retaining the amounts allocable to it under such Section 21.1(d) and the other amounts thereunder being allocated pursuant to the first paragraph of this Section 8.7(b) and thereafter to the following provisions of this Section 8.7(b)(iii)(x)), pursuant to the exercise of remedies under the Security Documents or otherwise, or pursuant to the exercise of remedies set forth in the Agency Agreement (provided, in connection with the exercise of remedies under Section 5.3(b) of the Agency Agreement regarding an Agency Agreement Event of Default other than a Full Recourse Event of Default, an allocation shall be made initially under such Section 5.3(b) with the Construction Agent retaining the amounts allocable to it under such Section 5.3(b) and the other amounts thereunder being allocated pursuant to the first paragraph of this Section 8.7(b) and thereafter to the following provisions of this Section 8.7(b)(iii)(x)) or pursuant to the exercise of remedies set forth in the Lease (provided, in connection with the exercise of remedies under Section 17.6 of the Lease, an allocation shall be made initially under Section 17.6(c) of the Lease with the Lessee retaining the amounts allocable to it under such Section 17.6(c) and the other amounts thereunder being allocated pursuant to the first paragraph of this Section 8.7(b) and thereafter to the following provisions of this Section 8.7(b)(iii)(x)) and any payment in respect of excess wear and tear pursuant to Section 21.3 of the Lease, in each case shall be applied and allocated by the Agent:
first, ratably to the payment of interest on the Mortgage Loans, then to the principal balance of the Mortgage Loans and then to all other amounts owing under the Operative Agreements to the Mortgage Lenders then outstanding;
second, to the payment to the Lessor of the Lessor Yield with respect to the Lessor Advances, then to the principal balance of the Lessor Advances and then to all other amounts owing under the Operative Agreements to the Lessor then outstanding;
third, ratably to the payment of interest on the Credit Loans, then to the principal balance of the Credit Loans and then to all other amounts owing under the Operative Agreements to the Credit Lenders then outstanding;
fourth, to the extent moneys remain after application and allocation pursuant to clauses first through third above, to the Lessor for application and allocation to any and all other amounts owing under the Operative Agreements as the Lessor shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Mortgage Loans, the outstanding principal amount of the Credit Loans and the outstanding Lessor Advances, the proceeds shall be applied and allocated ratably to the Mortgage Lenders, the Credit Lenders and the Lessor;
fifth, ratably to the Hedge Banks for application and allocation to the payment obligations then owing under the Secured Hedge Agreements; and
sixth, to the extent moneys remain after application and allocation pursuant to clauses first through fifth above, to the Lessee.
(y)    Notwithstanding any provision in any Operative Agreement to the contrary (including the provisions of clause (x) of this Section 8.7(b)(iii)), any amount paid by a third party purchaser for the purchase of the Property on the Expiration Date pursuant to the election by the Lessee of the Sale Option shall be applied and allocated by the Agent in the following order of priority:
first, so much of such amount as shall be required to pay actual and reasonable costs of the Financing Parties of selling and transferring the Property, including all recordation fees, legal fees and expenses, finders’ and brokers’ fees and sales commissions allocable to the Property;
second, ratably to the payment of interest on the Mortgage Loans, then to the principal balance of the Mortgage Loans and then to all other amounts owing under the Operative Agreements to the Mortgage Lenders then outstanding;
third, to the payment to the Lessor of the Lessor Yield with respect to the Lessor Advances, then to the principal balance of the Lessor Advances and then to all other amounts owing under the Operative Agreements to the Lessor then outstanding;
fourth, ratably to the payment of interest on the Credit Loans, then to the principal balance of the Credit Loans and then to all other amounts owing under the Operative Agreements to the Credit Lenders then outstanding;

fifth, ratably to the Hedge Banks for application and allocation to the payment obligations then owing under the Secured Hedge Agreements; and
sixth, to the extent monies remain after application and allocation pursuant to clauses first through fifth above, to the Lessee.
(i)    An amount equal to (A) any such payment identified as a payment pursuant to the Maximum Residual Guarantee Amount or the Deficiency Balance, as may be required under the Lease, or the Construction Period Guarantee Amount, as may be required under the Agency Agreement, (B) any other amount payable upon any exercise of remedies after the occurrence and continuance of an Event of Default not covered by Section 8.7(b)(i) or 8.7(b)(iii) above (including any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Property), (C) any amounts payable by the Guarantors pursuant to Section 6B and (D) any payment of the Termination Value under the Agency Agreement or the Lease, including in connection with Article V of the Agency Agreement, Article XVII of the Lease or the exercise of the Purchase Option under Articles XVI or XX of the Lease, in each case shall be applied and allocated by the Agent:
first, ratably to the payment of interest on the Credit Loans, then to the principal balance of the Credit Loans and then to all other amounts owing under the Operative Agreements to the Credit Lenders then outstanding;
second, ratably to the payment of interest on the Mortgage Loans, then to the principal balance of the Mortgage Loans and then to all other amounts owing under the Operative Agreements to the Mortgage Lenders then outstanding;
third, to the payment to the Lessor of the Lessor Yield with respect to the Lessor Advances, then to the principal balance of the Lessor Advances and then to all other amounts owing under the Operative Agreements to the Lessor then outstanding;
fourth, to the extent moneys remain after application and allocation pursuant to clauses first through third above, to the Lessor for application and allocation to any other amounts owing under the Operative Agreements as the Lessor shall determine; and
fifth, ratably to the Hedge Banks for application and allocation to the payment obligations then owing under the Secured Hedge Agreements.
(ii)    An amount equal to any such payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Financing Parties and the other parties to the Operative Agreements

(or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) for which such payment is made in accordance with the provisions of Operative Agreements; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).
(iii)    An amount received by the Agent from the Lessee pursuant to Section 5.22 shall be distributed by the Agent ratably to the Credit Lenders, the Mortgage Lenders and the Lessor for application and allocation: first, to accrued interest on the Loans and Lessor Yield on the Lessor Advance, to the extent any of the foregoing has not otherwise been paid on such date; and second, to the unpaid principal of the Loans and the unpaid amount of the Lessor Advance.
(iv)    The Agent in its commercially reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

(a)    Upon the payment in full of all amounts then due and owing by the Lessee under the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee. It is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent or the Lessor in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent or the Lessor of its rights under the Security Documents, together with reasonable attorneys’ fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including any accrued and unpaid administration fees).
(b)    The parties hereto agree that all amounts to be paid to the Credit Lenders and the Mortgage Lenders under the Operative Agreements (except for Excepted Payments) shall be paid first to the Agent for distribution in accordance with the provisions of the Credit Loan Agreement and the Mortgage Loan Agreement, respectively.
(c)    Notwithstanding the foregoing, Secured Obligations arising under Secured Hedge Agreements shall be excluded from the application described above in this Section 8.7 if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of Article VII of the Credit Loan Agreement for itself and its Affiliates as if a “Credit Lender” party thereto.

8.8	Release of Property, etc.
If the Lessee shall at any time purchase the Property pursuant to the Lease, or the Construction Agent shall purchase the Property pursuant to the Agency Agreement, or if the Property shall be sold in accordance with Article XXI of the Lease, then, upon payment of all amounts then due and owing by the Lessee and the Construction Agent under the Operative Agreements, the Agent is hereby authorized and directed to release the Property from the Liens created by the Operative Agreements to the extent of its interest therein. In addition, upon the termination of the Credit Loan Commitments, the Mortgage Loan Commitments and the Lessor Commitment and the payment in full of all amounts then due and owing by the Lessee under the Operative Agreements, the Agent is hereby authorized and directed to release the Property from the Liens created by the Operative Agreements to the extent of its interest therein. Upon request of the Lessor or the Lessee following any such release, the Agent shall, at the sole cost and expense of the Lessee, promptly execute and deliver to the Lessor and the Lessee such documents as the Lessor or the Lessee shall reasonably request to evidence such release.

8.9	Secured Hedge Agreements.

No Hedge Bank that obtains the benefits of Sections 6B or 8.7 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Operative Agreement or otherwise in respect of any provision of the Operative Agreements or of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Operative Agreements. Notwithstanding any other provision of any Operative Agreement to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedge Agreements unless the Agent has received written notice of such Secured Hedge Agreements, together with such supporting documentation as the Agent may request, from the applicable Hedge Bank.
SECTION 9.
CREDIT LOAN AGREEMENT, MORTGAGE LOAN AGREEMENT
AND RIGHTS UNDER SECTION 5A OF THIS AGREEMENT.

9.1	The Construction Agent’s and the Lessee’s Credit Loan Agreement Rights.
Notwithstanding anything to the contrary contained in the Credit Loan Agreement, the Agent, the Credit Lenders, the Credit Parties and the Lessor hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default or Agency Agreement Default or Agency Agreement Event of Default, the Construction Agent and the Lessee shall have the following rights (provided, that Lessee shall have the right to receive all notices and certificates referenced in this Section 9.1 notwithstanding the occurrence and continuance of any Lease Default or Lease Event of Default or Agency Agreement Default or Agency Agreement Event of Default):

(a)    the sole right to request funding of Credit Loans pursuant to Section 2.1 of the Credit Loan Agreement;
(b)    the sole right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Loan Agreement;
(c)    the sole right to make any request pursuant to Section 2.3(c)(iii) of the Credit Loan Agreement;
(d)    the sole right to terminate or reduce the Credit Loan Commitments pursuant to Section 2.5(a) of the Credit Loan Agreement;
(e)    the sole right to provide any notice of prepayment pursuant to Section 2.6(a) of the Credit Loan Agreement;
(f)    the sole right to require a Credit Lender assignment pursuant to Section 2.7(b) of the Credit Loan Agreement;
(g)    the sole right to provide any notice pursuant to Section 2.11 of the Credit Loan Agreement; and
(h)    the right to receive any notice and any certificate, in each case issued to the Lessor or the Lessee pursuant to the Credit Loan Agreement.

9.2	The Construction Agent’s and the Lessee’s Mortgage Loan Agreement Rights.
Notwithstanding anything to the contrary contained in the Mortgage Loan Agreement, the Agent, the Mortgage Lenders, the Credit Parties and the Lessor hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default or Agency Agreement Default or Agency Agreement Event of Default, the Construction Agent and the Lessee shall have the following rights (provided, that Lessee shall have the right to receive all notices and certificates referenced in this Section 9.2 notwithstanding the occurrence and continuance of any Lease Default or Lease Event of Default or Agency Agreement Default or Agency Agreement Event of Default):

(a)    the sole right to request funding of Mortgage Loans pursuant to Section 2.1 of the Mortgage Loan Agreement;
(b)    the sole right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Mortgage Loan Agreement;
(c)    the sole right to make any request pursuant to Section 2.3(c)(iii) of the Mortgage Loan Agreement;
(d)    the sole right to terminate or reduce the Mortgage Loan Commitments pursuant to Section 2.5(a) of the Mortgage Loan Agreement;
(e)    the sole right to provide any notice of prepayment pursuant to Section 2.6(a) of the Mortgage Loan Agreement;
(f)    the sole right to require a Mortgage Lender assignment pursuant to Section 2.7(b) of the Mortgage Loan Agreement;
(g)    the sole right to provide any notice pursuant to Section 2.11 of the Mortgage Loan Agreement; and
(h)    the right to receive any notice and any certificate, in each case issued to the Lessor or the Lessee pursuant to the Mortgage Loan Agreement.

9.3	The Construction Agent’s and the Lessee’s Rights under Section 5A of this Agreement.
Notwithstanding anything to the contrary contained in any Operative Agreement, the Credit Parties and the Lessor hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, or Agency Agreement Default or Agency Agreement Event of Default, the Construction Agent and the Lessee shall have the following rights (provided, that Lessee shall have the right to receive all notices and certificates referenced in this Section 9.3 notwithstanding the occurrence and continuance of any Lease Default or Lease Event of Default or Agency Agreement Default or Agency Agreement Event of Default):
(a)    the sole right to provide any notices of prepayment pursuant to Section 5A.4 of this Agreement; and
(b)    the sole right to receive any notice and any certificate, in each case issued pursuant to Section 5A.1 through 5A.5 of this Agreement.
SECTION 10.
TRANSFER OF INTEREST.

10.1	Restrictions on Transfer.

Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the applicable Loan Agreement; provided, that in the event any Lender assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements, such Lender shall deliver to the Agent a copy of any such assignment agreement or other documents referenced in Section 9.8 of the applicable Loan Agreement. If any assignment of a Lender’s interest pursuant to Section 9.8 of the applicable Loan Agreement is made at such time that a Lease Event of Default shall have occurred and be continuing, then the Lessee shall pay (as Supplemental Rent) the expenses incurred in connection with such assignment. The Lessor may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent and (provided, no Lease Default or Lease Event of Default has occurred and is continuing) with the consent of the Lessee (which consent may not be unreasonably withheld or delayed), directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to the Property, the Lease and the other Operative Agreements (including any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Lease. Any such transfer by the Lessor shall be only to an Eligible Lessor. It is hereby agreed that it would be reasonable for the Lessee to withhold its consent to any such assignment by Lessor if and to the extent such assignment would, in the commercially reasonable judgment of the Lessee, materially impair the Lessee’s ability to achieve its desired accounting treatment regarding the transactions evidenced by the Operative Agreements. The provisions of the immediately preceding sentence shall not apply to the obligations of the Lessor to transfer the Property to the Lessee or a third party purchaser pursuant to the Lease or the Agency Agreement upon payment for the Property in accordance with the terms and conditions of the Lease or the Agency Agreement. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to the Property in whole or in part to any Person without the prior written consent of the Agent, the Mortgage Lenders, the Credit Lenders and the Lessor. Notwithstanding the foregoing (or any provision in any of the Operative Agreements to the contrary), the Lenders shall have the right to transfer their respective interests or grant a security interest in such interests to any Affiliate or other Lender or to a Federal Reserve bank.

10.2	Effect of Transfer.
From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor, the Credit Lenders or the Mortgage Lenders as above provided, any such transferee shall assume the obligations of the Lessor, the Credit Lender or the Mortgage Lender, as the case may be, and shall be deemed a “Lessor”, “Credit Lender” or a “Mortgage Lender”, as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor’s interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including rights to indemnification under any such document.

10.3	Successor Agent.
The Agent may, at any time, resign upon twenty (20) days’ written notice to the Credit Lenders, the Mortgage Lenders, the Lessor and the Lessee and be removed with cause by the Credit Lenders, the Mortgage Lenders and the Lessor upon thirty (30) days’ written notice to the Agent. Upon any such resignation or removal, the Majority Secured Parties shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof, has a combined capital and surplus of at least $100,000,000 or an Affiliate of any such commercial bank. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under the Operative Agreements. Notwithstanding the foregoing, the provisions of Section 7 of the Credit Loan Agreement and the Mortgage Loan Agreement shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under the Operative Agreements.
SECTION 11.
INDEMNIFICATION.

11.1	General Indemnity.
Subject to Section 11.6, whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party (including any other Indemnified Person), including Claims arising from the negligence of such Indemnified Person (but not to the extent such Claims arise from (i) the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction in final nonappealable judgment, as opposed to gross negligence or willful misconduct imputed to an Indemnified Person, or (ii) a breach in bad faith of such Indemnified Person’s obligations hereunder or under the other Operative Agreements, as determined by a court of competent jurisdiction in final nonappealable judgment), whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other Person and whether or not such Claim is initiated after the Termination Date, so long as such Claim arises out of an act or omission (or other circumstance or condition of any kind or description) which arose or occurred prior to the Termination Date, in any way relating to or arising or alleged to relate to, or arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease, the Agency Agreement or any other Operative Agreement or on or with respect to the Property or any component thereof, including Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of the Property or any part thereof, including the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in the Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) any violation or alleged violation of law or in tort (strict liability or otherwise); (d) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property; (e) any violation of or noncompliance with (or alleged violation or noncompliance with) any Environmental Laws, any Environmental Claims or any loss of or damage to any property or the environment relating to the Property, the Lease or the Indemnity Provider; (f) the Operative Agreements, or any transaction contemplated thereby (including the formation, continuance, operation and ultimate dissolution and liquidation of the Lessor) or any amendment, modification or waiver thereof or the exercise of remedies under any Operative Agreement following the occurrence and continuance of any Lease Event of Default; (g) any breach by the Indemnity Provider, the Construction Agent or any Guarantor of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider, the Construction Agent or any Guarantor is a party or failure by the Indemnity Provider, the Construction Agent or any Guarantor to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (h) the making of any Modifications in violation of the Operative Agreements or any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof; (i) any Claim for patent, trademark or copyright infringement; (j) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (k) personal injury, death or property damage, including Claims based on strict or absolute liability in tort; (l) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the applicable Property; (m) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Agreement or the other Operative Agreements; (n) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility “tap‑in” fees; (o) except in all cases for the existence of Lessor Liens and Liens created under the Operative Agreements in favor of any Financing Party, the existence of any Lien on or with respect to the Property, the Improvements or any Equipment relating thereto, title thereto, any interest therein or on any Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessor or the Lessor or any predecessor in title, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or the Lessor or any predecessor in title or Modifications constructed by the Lessee.
If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider’s obligation hereunder except to the extent such failure precludes in any material respect the Indemnity Provider from contesting such Claim.
If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including by pursuit of appeals) by, in the sole discretion of the Person conducting and controlling such action (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time (provided, however, that (A) if such Claim, in the Indemnity Provider’s reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider’s request, shall allow the Indemnity Provider to conduct and control the response to such Claim unless such Claim cannot be pursued independently from any other claim involving such Indemnified Person or unless such Claim is unrelated to the Property or the transactions contemplated by the Operative Agreements and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may require the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld); provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider if, in the written opinion of counsel to the Indemnified Person reasonably acceptable to the Indemnity Provider (the expense of which opinion shall be paid by the Indemnity Provider), use of counsel of the Indemnity Provider’s choice would be expected to give rise to a conflict of interest between such Indemnified Person and the Indemnity Provider).
The party controlling the response to any Claim shall consult in good faith with the non‑controlling party and shall keep the non‑controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim (not including the expenses of the contest).
Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed in writing to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed in writing to indemnify such Indemnified Person in respect of the Claim if and to the extent the contest is not successful, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability or civil penalty or risk of sale, forfeiture or loss of or the creation of any Lien (other than a Permitted Lien) on the Property, (C) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest‑free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after‑tax cost to such Indemnified Person) prior to the date such payment is due, (D) in the case of an appeal of an adverse determination respecting a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to pursue such an appeal, and (E) no Lease Default or Lease Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider’s expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.
Notwithstanding anything to the contrary, indemnities provided pursuant to this Section 11.1 shall not include indemnities provided pursuant to Section 11.2.

11.2	General Tax Indemnity.
(a)    Subject to Section 11.6, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnified

Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.
(b)    Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a):
(i)    Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on an Indemnified Person (other than the Lessor) by the jurisdiction in which such Indemnified Person is organized that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;
(ii)    Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; provided, that such Taxes shall not be excluded under this subparagraph (ii) to the extent the sole connections between such Indemnified Person and the jurisdiction imposing such Taxes is (A) the location, possession or use of the Property in, the location or the operation of the Lessee or any use of the Property in, or the making of payments under the Operative Agreements from, the jurisdiction imposing such Taxes and/or (B) the activities of any one or more of the Indemnified Persons in the jurisdiction imposing the Taxes in connection with its or their enforcement of remedies under the Operative Agreements; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;
(iii)    any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;
(iv)    any Taxes subject to indemnification under Section 11.2(e).

(c)    (i)    Subject to the terms of Sections 11.2(f) and 11.6, the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person’s reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.
(ii)    In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall (subject to Section 11.6) pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), accompanied by receipts, if available, or other reasonable evidence of such demand (and shall make advances with respect to such Impositions in the manner and to the extent provided by Section 11.2(f) and 11.1 prior to such date). In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall (subject to Section 11.6) pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid, advanced or reimbursed pursuant to subsection (a) or (f), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f) (and shall make advances with respect to such Impositions in the manner and to the extent provided by Section 11.2(f) and 11.1 prior to such date).
(iii)    At the Indemnity Provider’s request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider.
(d)    The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property and any other tax returns required of the Lessor respecting the transactions described in the Operative Agreements. In case any report or tax return shall be required to be made with respect to any Tax indemnified by the Indemnity Provider under subsection (a), the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider’s name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider’s expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider’s request and at the Indemnity Provider’s expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to the Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.
(e)    As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (including, for purposes of this Section 11.2(e), each Participant to the extent such Participant is entitled to the benefit of this provision pursuant to Section 9.7 of the applicable Loan Agreement) (without duplication of any indemnification required by subsection (a) and subject to Section 11.6) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, “Withholdings”) imposed in respect of the interest payable on the Credit Notes, the Mortgage Notes, the Lessor Yield payable on the Lessor Advances, Rent payable under the Lease or with respect to any other payments under the Operative Agreements to be made without deduction, withholding or set-off (all such payments being referred to herein as “Exempt Payments”) (including, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:
(i)    Withholdings on any Exempt Payment to any Financing Party which is a non‑U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit and submits to Agent (which shall be available to the Indemnity Provider upon request) a Form W-8BEN, Form W‑8BEN‑E, Form W‑8IMY, Form W-8ECI or other applicable forms (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except (a) in the case of a transferee, if the transferring Lessor, Credit Lender or Mortgage Lender was being indemnified against withholdings at the time of transfer as a result of a change in law after the Closing Date or (b) where the failure of the exemption results from a change in the principal place of business of the Lessee), or

(ii)    Any U.S. Taxes imposed solely by reason of the failure by a non‑U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non‑U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes (but only if the non-U.S. Person can truthfully and legally comply with such requirement).
For the purposes of this Section 11.2(e), (A) “U.S. Person” shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (B) “U.S. Taxes” shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.
If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), so long as no Lease Event of Default has occurred and is continuing (or at such time as such Lease Event of Default is no longer continuing), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party, in its commercially reasonable discretion, will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it, (iii) such Financing Party will not be obliged to disclose to the Lessor or the Indemnity Provider any information regarding its tax affairs or tax computations, and (iv) after receipt of a written request from the Indemnity Provider, such Financing Party shall provide a written statement generally describing its decision (but subject to the limitation in the preceding clause (iii)).
Each non‑U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings to Agent, which shall be available to the Indemnity Provider upon request (unless the transferor of such Financing Party was being indemnified against withholding at the time of the transfer as a result of a change in law after the Closing Date).
(f)    If an Imposition is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Imposition, such Indemnified Person shall promptly notify the

Indemnity Provider in writing and shall not take action with respect to such Imposition without the consent of the Indemnity Provider (such consent not to be unreasonably withheld, conditioned or delayed) for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Imposition, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Imposition without the consent of the Indemnity Provider (such consent not to be unreasonably withheld, conditioned or delayed) before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider’s obligation hereunder except to the extent such failure effectively precludes the Indemnity Provider from contesting such Imposition.
If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Imposition), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action with counsel selected by the Indemnified Person and consented to by the Indemnity Provider, such consent not to be unreasonably withheld (including by pursuit of appeals) by, in the sole discretion of the Person conducting and controlling such action (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time provided that such other action cannot reasonably be expected to have any adverse effect on the Indemnified Person (provided, however, that (A) if such contest, in the Indemnified Person’s reasonable discretion, can be pursued by the Indemnity Provider in its own name, the Indemnified Person, at the Indemnity Provider’s request, shall allow the Indemnity Provider to conduct and control the contest of such Imposition unless such Imposition cannot be pursued independently from any other claim involving such Indemnified Person or unless such Imposition is unrelated to the Property or the transactions contemplated by the Operative Agreements and (B) in the case of any Imposition (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may require the Indemnity Provider to conduct and control the contest of such Imposition (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld); provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider if, in the written opinion of counsel to the Indemnified Person reasonably acceptable to the Indemnity Provider (the expense of which opinion shall be paid by the Indemnity Provider), use of counsel of the Indemnity Provider’s choice would be expected to give rise to a conflict of interest between such Indemnified Person and the Indemnity Provider).

The party controlling the contest of any Imposition shall consult in good faith with the non‑controlling party and shall keep the non‑controlling party reasonably informed as to the conduct of the contest of such Imposition; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of such Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Imposition (and any future Imposition, the pursuit of which is precluded by reason of such resolution of such contest) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.2 by way of indemnification or advance for the payment of an amount regarding such Imposition (not including the expenses of the contest).
Notwithstanding the foregoing provisions of this Section 11.2(f), an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to contest any Imposition in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed in writing to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such contest, including all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed in writing to indemnify such Indemnified Person in respect of the Imposition if and to the extent the contest is not successful, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability or risk of sale, forfeiture or loss of or the creation of any Lien (other than a Permitted Lien) on the Property, (C) if such contest shall involve the payment of any amount prior to the resolution of such contest, the Indemnity Provider shall provide to the Indemnified Person an interest‑free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after‑tax cost to such Indemnified Person) prior to the date such payment is due, (D) in the case of a contest of an Imposition that cannot and is not to be pursued in the name of the Indemnity Provider, the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to pursue the contest (or in the case of an appeal of adverse judicial determination, the position asserted in such appeal will more likely than not prevail), and (E) no Lease Default or Lease Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Imposition in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.2(f), unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider’s expense, an opinion of nationally‑recognized independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), that the Indemnified Person should prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle the contest of Imposition without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.
(g)    Each Lender has entered into the transactions contemplated by the Operative Agreements on the assumption that the Loans are properly characterized for Federal, State and local income tax purposes as debt (the “Assumed Characterization”). If for any reason (and notwithstanding anything to the contrary contained in the Operative Agreements and without regard to paragraph (b) hereof, except subsections (iii) and (iv) thereof), any Financing Party shall suffer any adverse Federal, State or local income tax consequences as a result any challenge to the Assumed Characterization (a “Tax Loss”), the Indemnity Provider will pay to such Financing Party an amount sufficient to reimburse such Financing Party, on an After Tax Basis, for the additional Federal, State and local income taxes payable by (or not refundable to) such Financing Party from time to time as a result of such Tax Loss plus all interest, penalties, fines and additions to tax payable by such Financing Party as a result of such Tax Loss. In connection with the foregoing, the applicable Financing Party shall provide written notice to the Indemnity Provider of any claim for indemnification under this Section 11.2(g). Any such claim shall be subject to the contest provisions of Section 11.2(f) and the verification procedure set forth in Section 11.2(c)(iii). Any payments due to such Financing Party pursuant to this Section 11.2(g) shall be paid no later than the date that such Financing Party shall become obligated to pay the additional Federal, State or local income taxes resulting from the Tax Loss.

11.3	Yield Protection Amount.
Subject to Section 11.6, if any Regulatory Change occurring after the date hereof:
(a)    shall impose upon any Financing Party (which, for purposes of this Section 11.3, shall include any Participant to the extent such Participant is entitled to the benefit of this provision pursuant to Section 9.7 of the applicable Loan Agreement), modify or deem applicable any reserve, special deposit or similar requirement against assets of any Financing Party, deposits or obligations with or for the account of any Financing Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Financing Party, or credit extended by any Financing Party; or
(b)    shall change the amount of capital maintained or required or requested or directed to be maintained by any Financing Party or such Financing Party’s holding company; or
(c)    shall impose any other condition affecting any Note, any Lessor Advance or any Operative Agreement (or any Financing Party’s participation therein) or any of its obligations or right to acquire or hold any Note or any Lessor Advance; and the result of any of the foregoing is or would be with regard to the transactions evidenced by the Operative Agreements:
(i)    to increase the cost to (or impose a cost on) a Financing Party funding or acquiring or holding any Note, any Lessor Advance, or loans or other extensions of credit under any Operative Agreement or any obligation or commitment of such Financing Party with respect to any of the foregoing,
(ii)    to reduce the amount of any sum received or receivable by a Financing Party as a Mortgage Lender, a Credit Lender or as the Lessor (or otherwise in respect of any of the Notes or Lessor Advances), under any Operative Agreement (or its participation in any of the foregoing), or
(iii)    to reduce the rate of return on the capital of such a Financing Party as a consequence of its obligations under the Operative Agreements (or its participation therein) to a level below that which such Financing Party could otherwise have achieved, in each case by an amount deemed by such Financing Party to be material, in its commercially reasonable discretion, then prior to the next Scheduled Payment Date, and in any case within thirty (30) days after demand by such Financing Party, the Lessee shall pay directly to such Financing Party such additional amount or amounts as will compensate such Financing Party for such additional or increased cost or such reduction (the “Yield Protection Amount”).
In determining any amount provided for or referred to in this Section 11.3, a Financing Party may use any reasonable averaging and attribution method that it (in its sole discretion) shall deem applicable. Any Financing Party when making a claim under this Section 11.3 shall submit to the Lessee a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of error, be conclusive and binding upon the Lessee.

(d)    Notwithstanding any other provision of this Agreement, if any Financing Party (including, for purposes of this Section 11.3(d), any Participant to the extent such Participant is entitled to the benefit of this provision pursuant to Section 9.7 of the applicable Loan Agreement) shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Lessor Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, will automatically, at the earlier of the end of the Accrual Period for such Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Lessor Advance, as the case may be, and (ii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Lessor Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

11.4	Funding/Contribution Indemnity.
Subject to Section 11.6, the Lessee agrees to indemnify each Financing Party (which, for purposes of this Section 11.4, shall include any Participant to the extent such Participant is entitled to the benefit of this provision pursuant to Section 9.7 of the applicable Loan Agreement) and to hold each Financing Party harmless from (I) all Breakage Costs, and (II) any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or the delivery by the Lessee of a revocation of such a notice (notwithstanding that each such notice is expressly irrevocable and that the Lessee has no right to revoke) pursuant to Section 16.2(a) or 20.2 of the Lease or (c) the making of a voluntary or involuntary payment of Loans (except for ABR Loans), or Lessor Advances (except for ABR Lessor Advances), as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Lessor Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Interest Rate or Lessor Yield for such Loan or Lessor Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its commercially reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Lessor) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

11.5	EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.
WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS (BUT SUBJECT TO SECTION 11.6), EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING ATTORNEY’S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

11.6	Limitations on Indemnification Obligations.
(a)    During the Construction Period (but only during the Construction Period), the provisions of Sections 11.1, 11.2, 11.3, 11.4 and 11.5 and any other indemnity provisions in any Operative Agreement shall be subject to the following provisions:
(i)    The term “Indemnified Person” shall mean the Lessor and no other Person (including the Agent); provided, that this provision shall not limit the rights of the Financing Parties (other than the Lessor) and their respective successors, assigns, directors, shareholders, members, managers, partners, officers, employees, agents and Affiliates (collectively, the “Other Indemnified Persons”) against the Lessor under Section 11.6(a)(iii). Notwithstanding anything to the contrary in this Agreement, the liability of the Indemnity Provider shall be limited to Claims caused by or resulting from the actions or failures to act of the Indemnity Provider or any other Construction Agency Person while the Indemnity Provider or any Construction Agency Person is in possession or control of the Property.
(ii)    The Indemnity Provider shall only be required to indemnify the Lessor for the following Claims (including Claims against the Lessor of any Other Indemnified Person), without duplication, and subject to Section 11.6(c):
(A)    Claims caused by or resulting from a Specified Event;

(B)    Claims caused by or resulting from the failure to effect Completion; and
(C)    Claims arising under the foregoing Sections 11.6(a)(ii)(A) and (ii)(B) of each Other Indemnified Person.
(iii)    Subject to Section 12.9, the Lessor will, with respect to Claims of a type described in Sections 11.6(a)(ii)(A), (ii)(B) and (ii)(C), indemnify all Persons who would have otherwise been indemnified by the Indemnity Provider, to the extent such Persons would have been so indemnified, but for the foregoing provisions of Section 11.6(a)(i); provided, however, that any obligation of the Lessor pursuant to this subsection shall be discharged solely and exclusively from amounts received by the Lessor from the Indemnity Provider pursuant to Section 11.6(a)(ii)(C) or from Advances and to the extent such amounts are insufficient to pay such Claims, then Lessor shall have no responsibility therefor.
(iv)    The Indemnity Provider agrees that any Claim for indemnification by any Person against the Lessor pursuant to and permitted by Section 11.6(a)(iii) shall constitute a Claim entitling the Lessor to be indemnified by the Indemnity Provider pursuant and in accordance with this Section 11.6.
(b)    The limitations set forth in this Section 11.6 shall continue to apply on and after the Completion Date with respect to Claims accruing prior to the Completion Date.
(c)    Regarding the Claims referenced in Sections 11.6(a)(ii)(B) and 11.6(a)(ii)(C), the out-of-pocket amounts payable by the Indemnity Provider shall be limited in accordance with Section 11.6(d); provided, that even though the maximum out-of-pocket liability of the Indemnity Provider for any such Claim is limited as aforesaid, the balance of any such Claim shall, if requested in writing by the Agent in its commercially reasonable discretion, be funded by Advances to the extent amounts are available therefor with respect to the Available Credit Loan Commitment, the Available Mortgage Loan Commitment and the Available Lessor Commitment (subject to the rights of the Lessor and the Lenders to increase their respective commitment amounts in accordance with Section 5.8) and shall result in an increase in the Property Cost (subject to the following provisions of this subsection (c)), and such Advances shall be made otherwise without regard to any submission of a Requisition or other deliverable for such Advance and without regard to the satisfaction of any other conditions precedent regarding such Advance and, for whatever reason, if there are not sufficient Advances available to pay the balance of any such Claim, it is hereby acknowledged and agreed that Lessor or any Lender may fund such amount itself as an Advance to be added to the Property Cost (subject to the following provisions of this subsection (c)). In the event that any such Claim pursuant to Sections 11.6(a)(ii)(B) or 11.6(a)(ii)(C) is funded through Advances, any increase in Property Cost resulting therefrom shall not be included solely for purposes of (but for no other purpose) determining Property Cost regarding (i) the calculation of the Construction Period Guarantee Amount, (ii) the calculation of the Maximum Residual Guarantee Amount and (iii) the calculation of any Basic Rent that is to accrue prior to the Rent Commencement Date. For all other purposes,

Property Cost shall be increased by the amount of any Advance funding a Claim, including for purposes of (i) the determination of Termination Value where the Construction Agent or the Lessee is obligated to pay Termination Value and (ii) the determination and allocation of sale proceeds from any purchase of the Property by the Lessee (or its designee) or the sale of the Property to any other Person (including in connection with the exercise of remedies pursuant to the occurrence of an Event of Default).
(d)    Notwithstanding the foregoing, the Indemnity Provider’s indemnification obligations under this Section 11.6 to the extent but only to the extent relating to amounts due and owing regarding Completion (other than Claims relating to a Specified Event) are limited to the Construction Period Guarantee Amount.
THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE LESSOR PURSUANT TO THIS SECTION 11.6 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 12.9.

11.7	Increase of Mortgage Loans, Credit Loans and Lessor Advances.
The Mortgage Loans, the Credit Loans and the Lessor Advances (and the Mortgage Loan Property Cost and the Credit Loan Property Cost) shall be increased on a dollar-for-dollar basis for amounts so advanced to the Lessor to pay indemnity claims incurred by the Lessor pursuant to Section 11.6.

11.8	Survival.
The obligations of the Indemnity Provider under this Section 11 shall survive in accordance with the provisions of Section 12.1.
SECTION 12.
MISCELLANEOUS.

12.1	Survival of Agreements.
The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties’ obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Property to the Lessor, the construction of the Improvements, Completion, any disposition of any interest of the Lessor in the Property, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of the Operative Agreements.

12.2	Notices.

(a)    Except as otherwise set forth in subsection (b), all notices and other communications provided for under any Operative Agreement shall be in writing and shall be delivered by hand or overnight courier service, mail, e-mail, by certified or registered mail or sent by telecopy, as follows:
If to the Lessee, to such entity at the following address:
NVIDIA Land Development, LLC
c/o NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
Attention: Colette M. Kress, Executive Vice President and Chief Financial Officer
Telephone: (408) 486-3442
Email: ckress@nvidia.com

with a copy to:
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
Attention: David M. Shannon, Executive Vice President, Chief Administrative Officer and Secretary
Telephone: (408) 486-8116
Email: dshannon@nvidia.com
and with a copy to:
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Samantha M. LaPine
Telephone: (858) 550-6005
Email: slapine@cooley.com
If to the Guarantors, to each such entity at the following address:
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
Attention: Colette M. Kress, Executive Vice President and Chief Financial Officer
Telephone: (408) 486-3442
Email: ckress@nvidia.com

with a copy to:
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
Attention: David M. Shannon, Executive Vice President, Chief Administrative Officer and Secretary
Telephone: (408) 486-8116
Email: dshannon@nvidia.com
and with a copy to:
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Samantha M. LaPine
Telephone: (858) 550-6005
Email: slapine@cooley.com

If to the Lessor, to it at the following address:
Wachovia Service Corporation
c/o Wells Fargo Securities, LLC
MAC D1086-051
550 South Tryon Street
Charlotte, NC 28202
Attention: Jack Altmeyer
Telephone: (704) 410-2405
Email:
If to the Agent, to it at the following address:
Wells Fargo Bank, National Association
1525 West WT Harris Blvd
Charlotte, NC 28262
Attention: Tom Nikolic / Lisa Starnes
Telephone: (704) 590-2785 / (704) 590-3481
Email:
If to any Lender, to it at its address (or e-mail or fax number) set forth on Schedule 2.1 to the respective Loan Agreement.
(b)    Communications to the Lenders or the Lessor may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender or the Lessor if such Lender or the Lessor has notified the Agent that it is incapable of receiving notices by electronic communication. The Agent or the Credit Parties may, in its discretion, agree to accept notices and other Communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or Communications.
(c)    The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Operative Agreements. Each Lender and the Lessor agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender and the Lessor for purposes of the Operative Agreements. Each Lender and the Lessor agrees (i) to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s or the Lessor’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
(d)    The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Credit Parties, any Lender, the Lessor or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Credit Parties’ or the Agent’s transmission of Communications through the Internet, except to the extent the liability of any Agent Party is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of, or breach of the Operative Agreements by, such Agent Party.
Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of the Operative Agreements shall be deemed to have been given on the date of receipt.

12.3	Counterparts.
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

12.4	Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.

Except with regard to the Unanimous Vote Matters, each Operative Agreement only may be terminated, amended, supplemented, waived or modified by, or consent granted by, an instrument in writing signed by the Majority Lenders, the Lessor and each Credit Party, to the extent such Credit Party is a party to such Operative Agreement.
Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification or consent shall, without the consent of the Agent and, to the extent affected thereby, the Mortgage Lenders, the Credit Lenders and the Lessor, in all cases without the need for any consent from any Defaulting Credit Lender or any Defaulting Mortgage Lender except to the extent required pursuant to the last paragraph of this Section 12.4 (collectively, the “Unanimous Vote Matters”) (i) reduce or increase the Mortgage Loan Commitments, the Credit Loan Commitments and/or the Lessor Commitment except as otherwise provided in Section 2.5 of either Loan Agreement, Sections 9.1, 9.2 and 9.3 of this Agreement and Section 5A.1 of this Agreement, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or the Lessor Advance, reduce the stated rate of interest payable on any Note, reduce the stated Lessor Yield (other than as a result of waiving the applicability of any post‑default increase in interest rates or Lessor Yield), modify the priority of any Lien in favor of the Agent under any Security Document, consent to any Lien against the Property or other Collateral other than any Permitted Lien, subordinate any obligation owed to the Mortgage Lenders, the Credit Lenders or the Lessor, reduce the Fees under this Agreement, extend the scheduled date of payment of the Fees or (except in accordance with Section 5.18) extend the expiration date of the Mortgage Loan Commitments, the Credit Loan Commitments or the Lessor Commitment, modify any provision of the Operative Agreements requiring ratable payment among the Financing Parties (excluding the Agent), among the Credit Lenders or among the Mortgage Lenders, modify the definition of “Pro Rata Share” in Appendix A to this Agreement or modify any provision of the Operative Agreements requiring the consent of all Financing Parties, all Financing Parties (excluding the Agent), all Lenders, all Credit Lenders, all Mortgage Lenders or the consent of any Financing Party to the extent such Financing Party is an affected party with respect to the matter described in such provision or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Secured Parties, or release a material portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Article 7 of either Loan Agreement. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Mortgage Lenders, the Credit Lenders and the Lessor and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. For the avoidance of doubt, the parties to this Agreement agree that, except as provided in Sections 5.8 and 11.6, any increase in the Mortgage Loan Commitments of the Mortgage Lenders, any increase in the Credit Loan Commitments of the Credit Lenders and/or any increase in the Lessor Commitment of the Lessor shall be a matter decided as a Unanimous Vote Matter.

In addition to the foregoing, and notwithstanding any assignments to the Agent pursuant to the Operative Agreements, the Lessor shall at all times retain its rights as the Lessor to (i) approve any insurance deductible and/or co-payment amount, in each case pursuant to Section 14.4 of the Lease or approve any sublease as provided pursuant to Section 24.2 of the Lease, (ii) perform for the Lessee pursuant to Section 18.1 of the Lease, (iii) consent to any amendment of Articles XX or XXI of the Lease or the definitions of Excepted Payments, Termination Value or Maximum Residual Guarantee Amount or Section 12.9 hereof (or any defined terms used therein), (iv) give a direction to the Lessee pursuant to Section 5.4 of this Agreement, (v) give any consent of the Lessor pursuant to Section 12.15 of this Agreement, and (vi) exercise the rights of the Lessor under Section 5.14 of this Agreement. The Lessor shall not, without its consent, be required to take any action at the direction of the Lessee or the Agent that would increase the Lessor’s obligations under the Operative Agreements. The retention of rights by the Lessor referenced in this paragraph shall not diminish or restrict in any manner the rights of the Agent, the Mortgage Lenders, the Credit Lenders or any other Person in connection with the matters described in the foregoing subsections (i) through (vi), and such retention of rights by the Lessor is merely intended to indicate that the Lessor has not assigned or otherwise limited the rights of the Lessor in connection with the matters described in the foregoing subsections (i) through (vi).
Notwithstanding anything to the contrary herein, (i) no Defaulting Credit Lender and no Defaulting Mortgage Lender shall have any right to approve or disapprove of any termination, amendment, supplement, waiver or modification of any Operative Agreement or otherwise to provide a consent with respect to any Operative Agreement (and any termination, amendment, supplement, waiver, modification or consent which by its terms requires the consent of all Credit Lenders or all Mortgage Lenders or each affected Credit Lender or Mortgage Lender may be effected with the consent of the applicable Credit Lenders other than Defaulting Credit Lenders and the applicable Mortgage Lenders other than Defaulting Mortgage Lenders), except that (A) the Credit Loan Commitment of any Defaulting Credit Lender may not be increased or extended without the consent of such Credit Lender, (B) the Mortgage Loan Commitment of any Defaulting Mortgage Lender may not be increased or extended without the consent of such Mortgage Lender, and (C) any termination, amendment, supplement, waiver or modification requiring the consent of all Credit Lenders or all Mortgage Lenders or each affected Credit Lender or Mortgage Lender, that by its terms affects any Defaulting Credit Lender or Defaulting Mortgage Lender disproportionately adversely relative to other affected Credit Lenders and Mortgage Lenders shall require the consent of such Defaulting Credit Lender or Defaulting Mortgage Lender, as applicable; (ii) each Credit Lender and Mortgage Lender is entitled to vote as such Credit Lender or Mortgage Lender sees fit on any bankruptcy reorganization plan that affects the Credit Loans or Mortgage Loans, and each Credit Lender and Mortgage Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (iii) the Majority Secured Parties shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Credit Lenders, the Mortgage Lenders and the Lessor.
If any Lender does not consent to a proposed termination, amendment, supplement, waiver, modification or consent with respect to any Operative Agreement that requires the consent of each Lender and that has been approved by the Majority Credit Lenders, the Majority Mortgage Lenders,

the Majority Lenders or the Majority Secured Parties, as applicable, the Borrower (subject to Sections 9.1(f) and 9.2(f)) may replace such Non-Consenting Lender in accordance with a required assignment of the Lender’s interests pursuant to Section 2.7(b) of the Credit Loan Agreement or Section 2.7(b) of the Mortgage Loan Agreement, as applicable; provided, that such termination, amendment, supplement, waiver, modification or consent can be effected as a result of such assignment (together with all other such assignments required by the Lessee to be made pursuant to this paragraph).

12.5	Headings, etc.
The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12.6	Parties in Interest.
Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

12.7	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT LOCAL LAW IS PROPERLY APPLICABLE FOR MATTERS OF REAL PROPERTY. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by overnight courier delivery to it at the address set out for notices pursuant to Section 12.2, such service to become effective in the manner provided in Section 12.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.
(b)    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
(c)    Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
(d)    Notwithstanding anything to the contrary contained in this Agreement or any of the other Operative Agreements, if any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Operative Agreement and the foregoing waiver of a right to a trial by jury is for any reason not enforceable in such action or proceeding (including as a consequence of the application of California law), the parties to this Agreement hereby agree that (a) the court shall, and the parties shall advise and direct the court to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided, that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 7, the Lessee shall be solely responsible to pay, or cause to be paid, all fees and expenses of any referee appointed in such action or proceeding.

12.8	Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.9	Liability Limited.
Anything to the contrary contained in any Operative Agreement notwithstanding, except as stated in this Section 12.9 below or as expressly provided in any Operative Agreement, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including the payment of the principal and interest regarding the Loans, or for monetary damages for the breach of performance of any of the covenants contained in the Operative Agreements. The Mortgage Lenders, the Credit Lenders, the Lessor and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, none of the Lessor, the Mortgage Lenders, the Credit Lenders or the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Lessor’s interest in the Trust Property, and the assets of the Credit Parties (with respect to the Credit Parties’ obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against (a) the Lessor’s interest in the Trust Property in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement; (b) the Lessor for any of its obligations arising on a full recourse basis; or (c) the Lessor or any other Person for gross negligence or willful misconduct (other than any gross negligence or willful misconduct imputed to the Lessor from any Person other than the Lessor or any Affiliate of the Lessor (excepting the Agent)). Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (w) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (x) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to the Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person (other than any fraud, gross negligence or willful misconduct imputed to such Exculpated Person from any Person other than an Affiliate of such Exculpated Person (excepting the Agent)); (y) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (i) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (ii) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent, or (iii) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor; or (z) affect or in any way limit the Agent’s rights and remedies under any Operative Agreement with respect to the Rents (other than Excepted Payments) and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee’s interest in the Property or the Agent’s rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor’s interest in the Trust Property or to the extent the Lessor may be liable as otherwise contemplated in clauses (b) and (c) of this Section 12.9).

12.10	Rights of the Credit Parties.
If at any time all obligations (i) of the Lessor under the Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Property. Upon the termination of the Lease and Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Operative Agreements and all Lessor Liens in and to the Property and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

12.11	Further Assurances.
The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if the Agent or the Lessor shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of the Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

12.12	Calculations under Operative Agreements.
The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Lessor shall be made by the Agent (to the extent such calculations and numerical determinations relate to the Lessor, Lessor Advances or Lessor Yield with respect to the Lessor Advances) or by the Agent (to the extent such calculation and numerical determinations relate to the Lenders, the Loans or interest with respect to the Loans) and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

12.13	Confidentiality.
Each Financing Party severally agrees to use reasonable efforts to keep confidential all non‑public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries and which an officer of the Lessee or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:
(a)    to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;
(b)    to the extent such information is independently obtained from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person’s knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;
(c)    to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;
(d)    in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements or of any Hedge Bank under any Secured Hedge Agreement;
(e)    to the extent required by any applicable statute, rule or regulation or court order (including, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person (i) shall have no obligation to notify the Lessee prior to any disclosure made pursuant to this clause (e) to any regulatory or Governmental Authority and (ii) shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e) with respect to any court proceeding, except, respecting each of the foregoing subsections (i) and (ii), that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;
(f)    any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party or to any Hedge Bank;
(g)    any Financing Party may disclose such information to an Affiliate of any Financing Party or to any Hedge Bank to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate or Hedge Bank is involved in, or provides advice or assistance to such Person with respect to, such transactions

(provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or
(h)    to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any Lender of interests in the Loan Agreements or any Notes to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Mortgage Lender or Credit Lender originally party to this Agreement) or (ii) assignment by the Lessor of interests to another Person, as specified in Section 10.1 (who will in turn be required by the transferring Lessor to agree in writing to maintain confidentiality as if it were the Lessor originally party to this Agreement).

12.14	Financial Reporting/Tax Characterization.
The Credit Parties agree to obtain advice from their own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Notwithstanding the foregoing, it is expressly agreed that for Federal, state and local income tax purposes, commercial purposes and bankruptcy purposes, the parties to this Agreement are entering into the transactions described in the Operative Agreements with the intention of such transactions being characterized as an integrated transaction constituting a financing arrangement and for the Lessee to be considered the owner of the Property for tax purposes, commercial purposes and bankruptcy purposes; provided, however, that no such party makes any representation or warranty as to the availability of such tax treatment and the Credit Parties agree that neither of them shall rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization. The parties to this Agreement further agree not to voluntarily take a position inconsistent with the foregoing on their Federal, state or local income tax returns.

12.15	Set-off.
In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence and continuance of any Lease Event of Default and during the continuance thereof (but only after obtaining the prior written consent of the Majority Credit Lenders, the Majority Mortgage Lenders and the Lessor) the Credit Lenders, the Mortgage Lenders, the Lessor and their respective Affiliates and any assignee or participant of any Mortgage Lender, any Credit Lender or the Lessor in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person (subject to the above requirement to obtain the prior written consent of the Majority Credit Lenders, the Majority Mortgage Lenders and the Lessor), any such notice being hereby expressly waived, to set‑off and to appropriate and to apply any and all deposits (general or special, time or demand, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Mortgage Lender, such Credit Lender, the Lessor, their respective Affiliates or any assignee or participant of such Credit Lender, such Mortgage Lender or the Lessor in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the

Operative Agreements irrespective of whether or not (a) such Credit Lender, such Mortgage Lender or the Lessor shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, no Credit Lender, Mortgage Lender or the Lessor shall exercise, or attempt to exercise, any right of set-off, banker’s lien, or the like, against any deposit account or property of any Credit Party held by any Credit Lender, any Mortgage Lender or the Lessor, without the prior written consent of the Majority Credit Lenders, the Majority Mortgage Lenders and the Lessor, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of set-off rights provided in the foregoing sentence is solely for the benefit of the Financing Parties and may not be enforced by any Credit Party. In addition to the foregoing, and not in limitation thereof, in the event that any Defaulting Credit Lender or any Defaulting Mortgage Lender shall exercise any such right of set-off, but only after obtaining the prior written consent of the Majority Credit Lenders, the Majority Mortgage Lenders and the Lessor, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.3(c) of the Credit Loan Agreement and Section 2.3(c) of the Mortgage Loan Agreement, respectively, and, pending such payment, shall be segregated by such Defaulting Credit Lender or Defaulting Mortgage Lender, respectively, from its other funds and deemed held in trust for the benefit of the Agent and the other Secured Parties and (b) the applicable Defaulting Credit Lender or Defaulting Mortgage Lender shall provide promptly to the Agent a statement describing in reasonable detail the secured obligations owing to such entity as to which it exercised such right of set-off.

12.16	Limited Obligation of the Lessee to Pay on behalf of the Lessor.
To the extent the Lessee undertakes to pay any amount on behalf of the Lessor pursuant to any Operative Agreement, such obligation of the Lessee shall be limited only to amounts payable by the Lessor, as the case may be, on a non-recourse basis.

12.17	USA Patriot Act Notice.
Each Financing Party that is subject to the USA Patriot Act hereby notifies each of the Credit Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of Credit Parties and other information that will allow such Financing Party to identify the Credit Parties in accordance with the USA Patriot Act.

12.18	Acknowledgement and Consent to Bail‑In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Operative Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of Lessor or any Lender that is an EEA Financial Institution arising under any Operative Agreement, to the extent such liability is unsecured, may be subject to the write‑down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write‑Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by Lessor or any Lender that is an EEA Financial Institution; and (b) the effects of any Bail‑In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Operative Agreement; or (iii) the variation of the terms of such liability in connection with the exercise of the write‑down and conversion powers of any EEA Resolution Authority.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
CONSTRUCTION AGENT AND LESSEE:
NVIDIA LAND DEVELOPMENT, LLC, as the Construction Agent and the Lessee
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

GUARANTORS:
NVIDIA CORPORATION, as a Guarantor
By:
Name:
Title:
NVIDIA INTERNATIONAL HOLDINGS INC., as a Guarantor
By:
Name:
Title:
NVIDIA LEASE HOLDINGS LLC, as a Guarantor
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

LESSOR:
WACHOVIA SERVICE CORPORATION, as the Lessor
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

THE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

MORTGAGE LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Mortgage Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

SMBC LEASING AND FINANCE, INC.,
as a Mortgage Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Mortgage Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

HSBC BANK USA, N.A.,
as a Mortgage Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

CREDIT LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

SUNTRUST BANK, as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

GOLDMAN SACHS BANK USA,
as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

HSBC BANK USA, N.A.,
as a Credit Lender
By:
Name:
Title:
(signature pages continue)

PARTICIPATION AGREEMENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Credit Lender
By:
Name:
Title:
(signature pages end)

PARTICIPATION AGREEMENT

Appendix A
Rules of Usage and Definitions

I. Rules of Usage
The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:
(a)    Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.
(b)    Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.
(c)    The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.
(d)    References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.
(e)    Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.
(f)    Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.
(g)    When used in any document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.
(h)    References to “including” means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be

Appendix A - 1

applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.
(i)    References herein to “attorney’s fees”, “legal fees”, “costs of counsel” or other such references shall not include the allocated cost of in‑house counsel.
(j)    Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.
(k)    Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.
(l)    In computing any period of time for purposes of any Operative Agreement, the mechanics for counting the number of days set forth in Rule 6 of the Federal Rules of Civil Procedure shall be observed.
(m)    Time is of the essence, including with regard to the performance of all obligations.
II. Definitions
“ABR” shall mean the Base Rate.
“ABR Credit Loans” shall mean Credit Loans the rate of interest applicable to which is based upon the Base Rate.
“ABR Lessor Advance” shall mean a Lessor Advance bearing a Lessor Yield based on the Base Rate.
“ABR Loans” shall mean the ABR Credit Loans and the ABR Mortgage Loans, as applicable.
“ABR Mortgage Loans” shall mean Mortgage Loans the rate of interest applicable to which is based upon the Base Rate.
“Accelerated Rent Amount” shall have the meaning given to such term in Section 5.11 of the Participation Agreement.
“Acceleration” shall have the meaning given to such term in Section 6 of the applicable Loan Agreement.
“Accrual Period” shall mean as to any Eurodollar Loan or Eurodollar Lessor Advance (i) with respect to the initial Accrual Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Lessor Advance and ending one (1) month thereafter, and (ii) thereafter, each period commencing on the last day of the next preceding Accrual Period applicable to such

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Eurodollar Loan or Eurodollar Lessor Advance and ending one (1) month thereafter; provided, however, that all of the foregoing provisions relating to Accrual Periods are subject to the following: (A) if any Accrual Period would end on a day which is not a Business Day, such Accrual Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Accrual Period shall extend beyond the Expiration Date, (C) where an Accrual Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Accrual Period is to end, such Accrual Period shall end on the last Business Day of such calendar month and (D) there shall not be more than six (6) Accrual Periods outstanding at any one (1) time.
“Acquisition Advance” shall have the meaning given to such term in Section 5.3 of the Participation Agreement.
“Administrative Agency Fee” shall have the meaning given to such term in Section 7.6 of the Participation Agreement.
“Advance” shall mean the Closing Date Advance, the Acquisition Advance, a Construction Advance and each other Lessor Advance or Loan in accordance with the Operative Agreements.
“Affiliate”, as to any Person, shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
“After Tax Basis” shall mean, with respect to any payment to be received, actually or constructively, the amount of such payment increased so that, after reduction by the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any actual tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.
“Agency Agreement” shall mean the Agency Agreement, dated on or about the Closing Date between the Construction Agent and the Lessor.
“Agency Agreement Default” shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Agency Agreement Event of Default.
“Agency Agreement Event of Default” shall mean an “Event of Default” as defined in Section 5.1 of the Agency Agreement.
“Agent” shall mean Wells Fargo Bank, National Association, a national banking association, as agent for the Mortgage Lenders and the Credit Lenders, or any successor agent appointed in accordance with the terms of the Mortgage Loan Agreement and the Credit Loan Agreement, as

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applicable, and respecting the Security Documents, for the Secured Parties, to the extent of their interests.
“Agent Parties” shall have the meaning given to such term in Section 12.2(d) of the Participation Agreement.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Law” shall mean, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs or orders of any Court, arbitrator or other administrative, judicial, or quasi‑judicial Tribunal or agency of competent jurisdiction.
“Applicable Percentage” shall mean for Eurodollar Credit Loans, Eurodollar Mortgage Loans and/or Eurodollar Lessor Advances and for Credit Lender Unused Fees, Mortgage Lender Unused Fees and Lessor Unused Fees, the appropriate applicable percentages corresponding to the pricing level set forth below based on the Leverage Ratio:

Pricing Level	Leverage Ratio	Applicable Percentage for Eurodollar Credit Loans	Applicable Percentage for Eurodollar Mortgage Loans	Applicable Percentage for Eurodollar Lessor Advances	Credit Lender Unused Fees	Mortgage Lender Unused Fees	Lessor Unused Fees
I	< 1.00 to 1.00	1.625%	1.625%	2.375%	0.20%	0.20%	0.20%
II	> 1.00 to 1.00, but < 2.00 to 1.00	1.875%	1.875%	2.625%	0.25%	0.25%	0.25%
III	> 2.00 to 1.00	2.125%	2.125%	2.875%	0.30%	0.30%	0.30%

From the Closing Date to the first reset date, the Applicable Percentage shall be based on Pricing Level II. Any increase or decrease in the Applicable Percentage resulting from a change in the Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.3A(a)(iii) of the Participation Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level III shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

“Appraisal” shall mean an appraisal with respect to the Property to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to

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the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements, or any other appraisal or valuation with respect to the Property reasonably acceptable to the Agent or ordered by Agent or Agent’s counsel.
“Appraisal Procedure” shall have the meaning given to such term in Section 21.4 of the Lease.
“Appurtenant Rights” shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to the Land or the Improvements.
“Architect Contract” shall mean any contract entered into between the Construction Agent or the Lessee with an architect for the design of the Improvements or any portion thereof on the Property, including the AIA B141 - 2004 (Standard Form of Agreement Between Owner and Architect) dated as of June 21, 2012, as amended by that certain Closeout Agreement dated as of May 1, 2014 by and among the Lessee, as owner, and M. Arthur Gensler Jr. & Associates, Inc., as architect.
“Asset Disposition” shall mean the sale, transfer, license, lease or other disposition of the Property (including any disposition of Equity Interests) by any Credit Party or any Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Subsidiary of the Parent to any Person that is not a Credit Party or any Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Parent or any Guarantor pursuant to any other transaction permitted pursuant to Section 8.3B(c) of the Participation Agreement, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Subsidiary that is not a Credit Party of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (h) the transfer by any Subsidiary that is not a Credit Party of its assets to any other Subsidiary that is not a Credit Party.
“Assignment of Construction Documents” shall mean each assignment and assumption agreement between the Lessee (or the Parent or another Subsidiary of the Parent) and the Lessor with regard to any Construction Document, in each case regarding the Property and as consented to by the applicable counterparty to any such contract as required by the terms of such contract, including (a) the Assignment and Assumption of Construction Contract dated as of or about the Closing Date by and between the Lessee and the Lessor; (b) the Assignment and Assumption of Development Agreement dated as of or about the Closing Date by and between the Lessee and the

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Lessor; (c) the Assignment and Assumption of Contracts dated as of or about the Closing Date by and between the Lessee and the Lessor; (d) the Assignment and Assumption of Consultant Contract (regarding the Kier & Wright Civil Engineers and Surveyors, Inc. consultant contract) dated as of or about the Closing Date by and between the Lessee and the Lessor; (e) the Assignment and Assumption of Consultant Contract (regarding the Langan Treadwell Rollo consultant contract) dated as of or about the Closing Date by and between the Lessee and the Lessor; (f) the Assignment and Assumption of Architectural Contract dated as of or about the Closing Date by and between the Lessee and the Lessor; and (g) the Assignment and Assumption of Title Contracts dated as of or about the Closing Date by and among the Lessee, the Parent and the Lessor.
“Assumed Characterization” shall have the meaning given to such term in Section 11.3(e) of the Participation Agreement.
“Attributable Indebtedness” shall mean, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.
“Available Credit Loan Commitment” shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Credit Loan Commitments over (b) the aggregate amount of the Credit Loans made since the Closing Date after giving effect to Section 5.2(d) of the Participation Agreement.
“Available Lessor Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Lessor Commitment over (b) the aggregate amount of the Lessor Advances made since the Closing Date after giving effect to Section 5.2(d) of the Participation Agreement.
“Available Mortgage Loan Commitment” shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Mortgage Loan Commitments over (b) the aggregate amount of the Mortgage Loans made since the Closing Date after giving effect to Section 5.2(d) of the Participation Agreement.
“Bail‑In Action” shall mean the exercise of any Write‑Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail‑In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail‑In Legislation Schedule.

“Bankruptcy Code” shall mean the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

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“Base Rate” shall mean, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of the unavailability of LIBOR (as determined by the Agent), LIBOR for an Accrual Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Basic Rent” shall mean, the sum of (a) the Mortgage Loan Basic Rent, (b) the Credit Loan Basic Rent, and (c) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.
“Basic Term” shall have the meaning given to such term in Section 2.2 of the Lease.
“Basic Term Expiration Date” shall have the meaning given to such term in Section 2.2 of the Lease.
“Benefitted Credit Lender” shall have the meaning given to such term in Section 9.10(a) of the Credit Loan Agreement.
“Benefitted Mortgage Lender” shall have the meaning given to such term in Section 9.10(a) of the Mortgage Loan Agreement.
“Borrower” shall mean Wachovia Service Corporation, a Delaware corporation.
“Borrowing” shall mean a funding by a Lender of a Loan to the Lessor pursuant to Article II of the applicable Loan Agreement.
“Borrowing Date” shall mean the Closing Date, and as to any incremental Borrowing, any Business Day three (3) Business Days (in regard to the Acquisition Advance except the Acquisition Advance permitted as of the Closing Date in accordance with the Operative Agreements) and any Business Day seven (7) days (in regard to any Construction Advance), in each case immediately following the receipt by the Agent of a written request on behalf of the Lessor to obtain Loans, such notice to be in the form of a Requisition; provided, in no event shall there be more than one such Borrowing Date during any calendar month.
“Breakage Costs” shall mean any amount or amounts as shall compensate any Financing Party for any loss, cost or expense incurred by such Financing Party (as determined by such Financing Party in its commercially reasonable discretion) as a result of a prepayment of Lessor Advances, Lessor Yield, Mortgage Loans, Credit Loans or Interest pursuant to the terms of the Operative Agreements on any date other than a Scheduled Interest Payment Date or any failure to borrow a Credit Loan or Mortgage Loan or to receive a Lessor Advance, in each case on the date specified therefor in the applicable Requisition.
“Budgeted Total Property Cost” shall mean the aggregate amount of Property Cost for the Property set forth in the Construction Budget, in each case necessary for Completion.
“Business Day” shall mean any day of the year other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in New York, New York or Charlotte, North

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Carolina and (b) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (or classified under GAAP as “financing leases” but, in any event, excluding leases classified under GAAP as “operating leases”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” shall mean, collectively, (a) marketable securities direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within three (3) years from the date of acquisition thereof, (b) commercial paper maturing no more than three hundred sixty-five (365) days from the date of creation thereof and currently having the S&P rating of “A-1” or Moody’s rating of “P-1”, (c) certificates of deposit maturing no more than three hundred sixty-five (365) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency or a lesser rating acceptable to the Agent; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed two percent (2%) for any single issuer, (d) time deposits maturing no more than three hundred sixty-five (365) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder or (e) other marketable securities consistent with the Parent’s Investment Policy Number FIN-TR-0001 dated September 24, 2014 as in effect on the Closing Date.
“Casualty” shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.
“Certifying Party” shall have the meaning given to such term in Section 26.3 of the Lease.
“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act as in effect on the date hereof) of shares representing more than 37.5% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent, or (b) the Parent consolidates with or merges into another corporation (where the Parent is not the surviving corporation) or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Parent and its Subsidiaries taken as a whole) to any Person (other than a Wholly-Owned Subsidiary).
“Claims” shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including reasonable attorney’s fees and expenses) of any nature whatsoever.

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“Closing Date” shall mean June 19, 2015.
“Closing Date Advance” shall have the meaning given to such term in Section 5.3 of the Participation Agreement.
“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.
“Collateral” shall mean, excluding in all cases Excepted Payments, the assets and property upon which a Lien is created, exists or is purported to be created by one or more of the Security Documents.
“Commencement Date” shall have the meaning given to such term in Section 2.2 of the Lease.
“Commitments” shall mean the Credit Loan Commitments, the Mortgage Loan Commitments and the Lessor Commitments.
“Commitment Percentage” shall mean, (a) as to any Mortgage Lender at any time, the percentage which such Mortgage Lender’s Mortgage Loan Commitment then constitutes of the aggregate Mortgage Loan Commitments (or, at any time after the Mortgage Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Mortgage Lender’s Mortgage Loans then outstanding constitutes of the aggregate principal amount of all of the Mortgage Loans then outstanding) and (b) as to any Credit Lender at any time, the percentage which such Credit Lender’s Credit Loan Commitment then constitutes of the aggregate Credit Loan Commitments (or, at any time after the Credit Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Credit Lender’s Credit Loans then outstanding constitutes of the aggregate principal amount of all of the Credit Loans then outstanding).
“Commitment Period” shall mean the period from and including the Closing Date to the Construction Period Termination Date.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communications” shall have the meaning given to such term in Section 8.3A(a) of the Participation Agreement.
“Company Obligations” shall mean the Obligations of the Lessee and/or the Construction Agent, in any and all capacities.
“Completion” shall mean such time as the acquisition, installation, testing and final completion of the Improvements has been achieved in all material respects in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy or its equivalent has been issued with respect to the Property by the appropriate governmental entity (except if noncompliance,

Appendix A - 9

individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect).
“Completion Date” shall mean the date on which Completion has occurred.
“Compliance Certificate” shall mean a certificate of the chief financial officer or the treasurer of the Parent substantially in the form attached as Exhibit H.
“Condemnation” shall mean any taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.
“Consolidated” shall mean, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated EBITDA” shall mean, for any period, the Consolidated net income or loss of the Parent and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated net income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary or non-recurring non-cash charges (it being agreed that non-recurring non-cash charges (A) will be deemed to include non-cash restructuring charges and non-cash goodwill and intangible asset impairment charges but (B) will be deemed to exclude any reserve or accrual for any future cash expenditure other than legal settlements or judgments), (v) stock-based employee compensation expense, (vi) losses from sales and dispositions of assets outside the ordinary course of business, (vii) restructuring charges and (viii) charges arising from legal settlements and judgments and minus (b) without duplication and to the extent included in determining such Consolidated net income, (i) any extraordinary or non-recurring gains for such period (excluding any reversal or reduction of any reserve or accrual for any future cash expenditure) and (ii) gains from sales or dispositions of assets outside the ordinary course of business, all determined on a Consolidated basis in accordance with GAAP.
In the event that the Parent or any Subsidiary shall have completed since the beginning of any period an acquisition or disposition of any Person, division or business unit for which the Parent is required to file pro forma financial statements with the SEC, Consolidated EBITDA shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Interest Expense” shall mean, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Parent and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable

Appendix A - 10

to Capital Lease Obligations and Synthetic Leases, and all net payment obligations pursuant to Hedge Agreements) for such period.
“Consolidated Total Assets” shall mean, on any date, the consolidated total assets of the Parent and its Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Parent prepared as of such date in accordance with GAAP.
“Consolidated Total Indebtedness” shall mean, on any date, all items of the types described in clauses (a), (b), (d) or (g) of the definition of “Indebtedness” that would, in accordance with GAAP, be included as a liability on a Consolidated balance sheet of the Parent and its Subsidiaries as of such date.
“Consolidated Total Revenues” shall mean, for any period, the consolidated total revenues of the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Construction Advance” shall mean an advance of funds to pay, or to reimburse the Lessee, the Construction Agent or a designee or designees of either for, Property Costs pursuant to Section 5.4 of the Participation Agreement from and after the Closing Date Advance and the Acquisition Advance.
“Construction Advisers” shall mean, collectively, the Construction Servicer and the Inspection Consultant.
“Construction Agency Person” shall mean the Construction Agent, the Lessee, the Guarantors, any contractor, subcontractor, adviser, architect, engineer, developer, employee, attorney‑in‑fact or agent with respect to any Property and any other Person that the Construction Agent directly or indirectly supervises, hires or otherwise permits to engage in any Work with respect to any Property, any portion thereof or any Improvements thereto.
“Construction Agent” shall mean NVIDIA Land Development, LLC, a Delaware limited liability company, as the construction agent under the Agency Agreement.
“Construction Agent Certificate” shall have the meaning given to such term in Section 5.17(b)(i)(A) of the Participation Agreement.
“Construction Budget” shall mean the cost of acquisition, installation, testing, constructing and developing the Property as determined by the Construction Agent in its commercially reasonable discretion.
“Construction Contract” shall mean each contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of the Improvements or any portion thereof on the Property, including any change orders, including: (a) the Design‑Build Agreement dated as of or about the Closing Date by and among the Lessee and Devcon Construction Incorporated; (b) the Development Agreement effective as of February 13, 2009 by and among the Lessee and The City of Santa Clara, a municipal corporation; (c) the Stormwater Treatment Measures

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Inspection and Maintenance Agreement dated of or about the Closing Date by and between the Lessee and The City of Santa Clara, California, a chartered California municipal corporation; (d) the Hold Harmless Agreement made and entered into as of or about the Closing Date by and between the Lessee and the City of Santa Clara, California, a chartered California municipal corporation; (e) the Corporate Consultant Agreement for Non‑Technical Services dated as of September 1, 2012 by and between the Lessee and SRGNC CRES, LLC, a Delaware limited liability company; (f) the Agreement Between Client and Consultant fully executed as of January 22, 2013 by and among the Lessee, as client, and Kier & Wright Civil Engineers and Surveyors, Inc., as consultant; (g) the Proposal dated as of October 2, 2012, as modified by that certain Proposal dated February 19, 2015 offered Langan Treadwell Rollo and accepted by the Lessee; (h) the Indemnity Agreement I from the Parent in favor of First American Title Insurance Company in regards to File No. NCS-732313D- PHX1; (i) Commercial Owner’s Affidavit from the Lessee in favor of First American Title Insurance Company, in regards to File No. NCS-732313B- PHX1; and (j) Commercial Owner’s Affidavit from the Lessee in favor of First American Title Insurance Company, in regards to File No. NCS-732313D- PHX1.
“Construction Document” shall mean each of the Construction Contracts, the Construction Budget, the Architect Contracts and the Plans and Specifications, in each case regarding the Property.
“Construction Period” shall mean the period commencing on the Closing Date and ending on the Construction Period Termination Date.
“Construction Period Guarantee Amount” shall have the meaning given to such term in Section 5.4 of the Agency Agreement.
“Construction Period Permitted Amount” shall mean all amounts, liabilities and obligations which the Lessee assumes or agrees to pay during the Construction Period to the Lessor under the Operative Agreements including (i) payments of the Termination Value in connection with the purchase of the Property by the Lessee (or its designee), (ii) amounts owing with respect to any Agency Agreement Event of Default (including the Termination Value in connection with any Full Recourse Event of Default and the Construction Period Guarantee Amount in connection with any Agency Agreement Event of Default that is not a Full Recourse Event of Default) and (iii) amounts owing with respect to indemnification matters (including pursuant to Section 11.6 of the Participation Agreement).
“Construction Period Termination Date” shall mean the Target Construction Period Termination Date or in the event that a Force Majeure Event occurs with respect to the Property prior to the Target Construction Period Termination Date, then such later date (if any) as may be determined in accordance with Section 5.18 of the Participation Agreement, or such earlier date as the Mortgage Loan Commitments shall terminate as provided in the Mortgage Loan Agreement, the Credit Loan Commitments shall terminate as provided in the Credit Loan Agreement or the Lessor Commitment shall terminate as provided in the Participation Agreement.
“Construction Servicer” shall mean the Real Estate Technical Services / Construction and Financing Group of Wells Fargo Bank, National Association, a national banking association.

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“Contamination” shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property or any other real property owned or leased by the Parent or any of its Subsidiaries which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.
“Continuing Directors” shall mean the directors of the Parent on the Closing Date and each other director of the Parent, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of the Parent is recommended by at least fifty‑one percent (51%) of the then Continuing Directors.
“Contractor” shall mean each entity with whom the Construction Agent or the Lessee contracts to construct the Improvements or any portion thereof on the Property.
“Convertible Senior Notes” shall mean the 1% Convertible Senior Notes due 2018 issued by NVIDIA Corporation on December 2, 2013, in the principal amount of $1,500,000,000.
“Credit Lender” shall mean each bank or other financial institution which is from time to time party to any of the Operative Agreements in its capacity as a “Credit Lender”.
“Credit Lender Overdue Rate” shall have the meaning given to such term in Section 2.8(c) of the Credit Loan Agreement.
“Credit Lender Unused Fee” shall have the meaning given to such term in Section 7.4 of the Participation Agreement.
“Credit Lender Upfront Fee” shall have the meaning given to such term in Section 7.5 of the Participation Agreement.
“Credit Loan Agreement” shall mean the Credit Agreement (Credit Loans) dated as of the Closing Date among the Lessor, the several Credit Lenders from time to time party thereto and the Agent.
“Credit Loan Basic Rent” shall mean the scheduled interest due on the Credit Loans on any Scheduled Interest Payment Date (but not including interest on overdue amounts).
“Credit Loan Commitments” shall mean the obligation of the Credit Lenders to make the Credit Loans to the Lessor in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the amounts set forth opposite each Credit Lender’s name on Schedule 2.1 to the Credit Loan Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Credit Lender shall be obligated to make Credit Loans in excess of such Credit Lender’s share of the Credit Loan Commitments as set forth adjacent to such Credit Lender’s name on Schedule 2.1 to the Credit Loan Agreement.

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“Credit Loan Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute a Credit Loan Event of Default.
“Credit Loan Event of Default” shall have the meaning given to such term in Section 6 of the Credit Loan Agreement.
“Credit Loan Property Cost” shall mean, at any date of determination, an amount equal to (a) the aggregate principal amount of all Credit Loans made on or prior to such date minus (b) the aggregate amount of prepayments or repayments as the case may be of the Credit Loans allocated to reduce the Credit Loan Property Cost pursuant to Section 2.6(c) of the Credit Loan Agreement and, subject to Sections 11.2(e), 11.3 and 11.4 of the Participation Agreement and the payment of all amounts due and owing pursuant thereto, pursuant to Section 5.22 of the Participation Agreement.
“Credit Loans” shall mean the loans made by the Credit Lenders pursuant to the Credit Loan Agreement.
“Credit Note” shall have the meaning given to such term in Section 2.2 of the Credit Loan Agreement.
“Credit Parties” shall mean the Construction Agent, the Lessee and the Guarantors.
“Cumulative Basic Rent Adjustment” or “Cumulative Lessor Basic Rent Adjustment” shall mean, as of a particular measurement date, the sum of the Lessor Basic Rent Adjustments which have actually occurred as of such measurement date.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Insolvency” shall mean with respect to any Person, such Person  is insolvent pursuant to the Uniform Fraudulent Transfers Act or any similar, equivalent or replacement thereof.
“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Defaulting Credit Lender” shall mean, subject to Section 2.3(c)(ii) of the Credit Loan Agreement, any Credit Lender that (a) has failed to (i) fund all or any portion of its Credit Loans within two (2) Business Days of the date such Credit Loans were required to be funded under the Operative Agreement unless such Credit Lender notifies the Agent and the Borrower in writing that such failure is the result of such Credit Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Credit Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect

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(unless such writing or public statement relates to such Credit Lender’s obligation to fund a Credit Loan hereunder and states that such position is based on such Credit Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Credit Lender shall cease to be a Defaulting Credit Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail‑In Action; provided, that a Credit Lender shall not be a Defaulting Credit Lender solely by virtue of the ownership or acquisition of any equity interest in that Credit Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Credit Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Credit Lender is a Defaulting Credit Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Credit Lender shall be deemed to be a Defaulting Credit Lender (subject to Section 2.3(c)(ii) of the Credit Loan Agreement) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Credit Lender promptly following such determination.
“Defaulting Lender” shall mean any Defaulting Credit Lender or Defaulting Mortgage Lender, as applicable.
“Defaulting Mortgage Lender” shall mean, subject to Section 2.3(c)(ii) of the Mortgage Loan Agreement, any Mortgage Lender that (a) has failed to (i) fund all or any portion of its Mortgage Loans within two (2) Business Days of the date such Mortgage Loans were required to be funded under the Operative Agreement unless such Mortgage Lender notifies the Agent and the Borrower in writing that such failure is the result of such Mortgage Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Mortgage Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Mortgage Lender’s obligation to fund a Mortgage Loan hereunder and states that such position is based on such Mortgage Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after

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written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Mortgage Lender shall cease to be a Defaulting Mortgage Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail‑In Action; provided, that a Mortgage Lender shall not be a Defaulting Mortgage Lender solely by virtue of the ownership or acquisition of any equity interest in that Mortgage Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Mortgage Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Mortgage Lender is a Defaulting Mortgage Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Mortgage Lender shall be deemed to be a Defaulting Mortgage Lender (subject to Section 2.3(c)(ii) of the Mortgage Loan Agreement) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Mortgage Lender promptly following such determination.
“Deficiency Balance” shall have the meaning given to such term in Section 21.1(b) of the Lease.
“Disqualified Equity Interests” shall mean any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Company Obligations and all other Company Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Company Obligations and all other Company Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety‑one (91) days after the Maturity Date; provided, that if such Equity Interests is issued pursuant to a plan for the benefit of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be

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required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of the Parent organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Election Date” shall have the meaning given to such term in Section 20.1 of the Lease.
“Election Notice” shall have the meaning given to such term in Section 20.1 of the Lease.
“Eligible Assignee” shall mean respecting any assignee of any Lender, any “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act or an Affiliate of a qualified institutional buyer, except in all cases any Defaulting Lender, any Credit Party or any Affiliate of any Credit Party.
“Eligible Lessor” shall mean a Person, (a) with respect to which another Person has voting control of such first Person, represented by a majority of the outstanding voting equity interests of such first Person (the “Majority Equity Interests”) and (b) that: (i) has a legal form that allows holders of the Majority Equity Interests therein to make decisions and manage such Person’s activities; (ii) has a level of net worth sufficient to allow it to finance its activities; (iii) has the Majority Equity Interests therein which are the first interest subject to loss if such Person’s assets are not sufficient to meet its obligations; (iv) has not received assets that are beneficial interests in a special purpose entity in exchange for the issuance of the Majority Equity Interests therein; (v) has not received funds in exchange for the Majority Equity Interests therein from any of the Financing Parties, other than its parent entity or its Affiliates; and (vi) holds title to real estate, equipment assets or other assets with a fair market value equal to or in excess of two (2) times the then current Termination Value.
“Employee Benefit Plan” shall mean (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7)

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years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.
“Enforcement Notice” shall have the meaning given to such term in Section 5.14 of the Participation Agreement.
“Engagement Letter” shall mean that certain engagement letter agreement, dated as of April 30, 2015, from Wells Fargo Securities, LLC and Wells Fargo Bank, National Association to Ms. Colette Kress, Chief Financial Officer of the Parent, and accepted and agreed to by the Parent, as such letter may be amended, modified, supplemented, restated or replaced from time to time.
“Environmental Claims” shall mean any investigation (other than internal reports prepared by any Person in the ordinary course of business), notices of non-compliance or violation, demand letter, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or other Claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, or noncompliance with, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.
“Environmental Condition” shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, which does or reasonably would (i) require assessment, investigation, abatement, correction, removal or remediation, (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise under any Environmental Law), (iii) create or constitute a public or private nuisance or trespass, or (iv) constitute a violation of or noncompliance with any Environmental Law.
“Environmental Laws” shall mean all federal, state, provincial, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y) each as amended, and any regulations promulgated thereunder or any equivalent state, provincial or local Law, each as amended, and any regulations promulgated thereunder and any consent decrees, settlement agreements, judgments, orders, directives or any binding policies having the force and effect of law issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to Regulated Substances; (c) protection of the environment and/or natural resources; (d) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated

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Substances; (e) the presence of Contamination; (f) the protection of endangered or threatened species; and (g) the protection of Environmentally Sensitive Areas.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Violation” shall mean any activity, omission, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.
“Environmentally Sensitive Area” shall mean (a) any wetland as defined by or designated by Applicable Laws, including applicable Environmental Laws; (b) any area designated as a coastal zone pursuant to Applicable Laws, including Environmental Laws; (c) any area of historic or archeological significance or scenic area as defined or designated by Applicable Laws, including Environmental Laws; (d) habitats of endangered species or threatened species as designated by Applicable Laws, including Environmental Laws; (e) wilderness or refuge areas as defined or designated by Applicable Laws, including Environmental Laws; or (f) a floodplain or other flood hazard area as defined pursuant to any Applicable Laws.
“Equipment” shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever that is purchased, leased or otherwise acquired using the proceeds of the Loans or Lessor Advances, together with all replacements, modifications, attachments and additions thereto.
“Equipment Schedule” shall mean each Equipment Schedule attached to the applicable Requisition.
“Equity Interests” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

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“ERISA Affiliate” shall mean any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to any Plan failure to meet the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (d) the cessation of operations at a facility of any Credit Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (e) imposition of a lien under Section 303(k) of ERISA, (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (g) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (h) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (i) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, imposing Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Title IV of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA), (j) the occurrence of a “prohibited transaction” with respect to which any Credit Party or any Subsidiary would be liable, (k) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Credit Party or any Subsidiary under Title IV of ERISA, other than for the non-delinquent payment of premiums in the ordinary course, or (l) any Foreign Benefit Event.
“EU Bail‑In Legislation Schedule” shall mean the EU Bail‑In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” shall have the meaning given to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurodollar Credit Loan” shall mean the Credit Loans with respect to which interest is calculated based on the LIBOR Rate.
“Eurodollar Lessor Advance” shall mean a Lessor Advance bearing a Lessor Yield based on the LIBOR Rate.
“Eurodollar Loans” shall mean the Eurodollar Credit Loans and the Eurodollar Mortgage Loans, as applicable.
“Eurodollar Mortgage Loans” shall mean the Mortgage Loans with respect to which interest is calculated based on the LIBOR Rate.

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“Eurodollar Reserve Percentage” shall mean for any Eurodollar Loan or Eurodollar Lessor Advance, the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.
“Event of Default” shall mean a Lease Event of Default, an Agency Agreement Event of Default, a Credit Loan Event of Default or a Mortgage Loan Event of Default.
“Excepted Payments” shall mean:
(a)    all indemnity payments (including indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Lessor or any of its Affiliates, agents, officers, directors or employees is entitled;
(b)    any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Lessor or any of its respective Affiliates (including the reasonable expenses of the Lessor incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;
(c)    any amount payable to the Lessor by any transferee of such interest of the Lessor as the purchase price of the Lessor’s interest in the Trust Property (or a portion thereof);
(d)    any insurance proceeds (or payments with respect to risks self‑insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;
(e)    any insurance proceeds under policies maintained by the Lessor;
(f)    Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Lessor;
(g)    any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above;
(h)    any rights of the Lessor to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease; and
(i)    any Overfunded Amount.

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“Excess Proceeds” shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Excluded Swap Obligation” shall mean, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 6B.11 of the Participation Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Exculpated Persons” shall mean the Lessor (except with respect to the representations and warranties and the other obligations of the Lessor pursuant to the Operative Agreements expressly undertaken in its individual capacity, including the representations and warranties of the Lessor pursuant to Section 6.2 of the Participation Agreement and the obligations of the Lessor under Section 8.2 of the Participation Agreement) and its officers, directors, shareholders and partners.
“Exempt Payments” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.
“Expiration Date” shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the ninety (90) month anniversary of the Closing Date, unless such later date has been expressly agreed to in writing by each of the Financing Parties in accordance with Section 2.2 of the Lease, in which case the Expiration Date shall in no event be later than the two hundred and seventy (270) month anniversary of the Closing Date.
“Fair Market Sales Value” shall mean the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms‑length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, the Property. Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, the Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

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“Federal Funds Effective Rate” shall mean the Federal Funds Rate.
“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the good faith opinion of the Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time, absent demonstrable error; provided, notwithstanding the foregoing, if such interest rate determined as provided above would be less than 0.0% per annum for any applicable time period, then such interest rate for such time period shall be deemed to be 0.0% per annum.
“Fees” shall mean the Credit Lender Unused Fee, the Mortgage Lender Unused Fee, the Lessor Unused Fee, the Credit Lender Upfront Fee, the Mortgage Lender Upfront Fee, the Lessor Upfront Fee, the Administrative Agency Fee, the Structuring Fee and any and all additional fees referenced pursuant to the Engagement Letter.
“Financing Parties” shall mean the Lessor, the Agent, the Mortgage Lenders and the Credit Lenders.
“Fiscal Quarter” shall mean any quarter of a Fiscal Year.
“Fiscal Year” shall mean any period of twelve consecutive calendar months ending on the last Sunday in January of any calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2004 Fiscal Year”) refer to the Fiscal Year ending on the last Sunday in January of such calendar year.
“Fixtures” shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.
“Force Majeure Event” shall mean, with respect to the Property during the Construction Period, any acts of God, severe wind-driven rains or windstorms, hurricane, named storms, flood, earthquake, earth movement or subsidence when caused by natural forces only, explosion, war, terrorism, embargoes, civil disturbance or riot, industry-wide (and not Property-specific) labor strikes, unusually severe weather events, government activities directly interfering with the work of construction of the Improvements, any general inability to obtain labor or materials, civil commotion and enemy action on the premises of or directly impacting the Property; but excluding in all cases any event, cause or condition that results from a breach by any Credit Party of its obligations, representations or warranties under the Operative Agreements or any other agreements to which it is a party, from any Credit Party’s financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied or mitigated through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds or other commercially reasonably action, election or arrangement which would correct or resolve the impact of such event on the construction.

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“Force Majeure Loss” shall mean the actual construction costs, determined by the applicable insurance company in assessing a claim for such costs under any policy of insurance, or if such loss is not fully insured in whole or in part under any policy of insurance, then as determined by a nationally recognized independent appraiser selected by the Agent, expended to repair and restore damage caused by a Force Majeure Event with respect to the Property (or portion thereof) to the condition of the Property immediately prior to such Force Majeure Event (but excluding all capitalized costs and other collateral costs and carrying costs whenever accrued).
“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority of the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by any Credit Party or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Credit Party or any Subsidiary, or the imposition on any Credit Party or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Foreign Pension Plan” shall mean any benefit plan that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“Full Recourse Event of Default” shall mean (a) an Agency Agreement Event of Default arising in whole or in part as a consequence of any fraudulent act or omission of Construction Agent or Lessee in connection with the negotiation, execution, delivery, consummation and/or performance of any Operative Agreement or any other contractual agreement relating to the Property or the construction or work thereon; (b) an Agency Agreement Event of Default arising in whole or in part as a consequence of the misapplication of any Advance or any portion thereof or any other funds made available to, or on behalf of, Construction Agent or Lessee under any Operative Agreement; (c) an Agency Agreement Event of Default arising in whole or in part as a consequence of an Insolvency Event; (d) an occurrence pursuant to willful misconduct on behalf of Construction Agent or Lessee; or (e) an occurrence pursuant to which Construction Agent or Lessee shall commit any illegal act regarding the Property.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or

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in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.
“GAAP Project Cost” shall mean the Property Cost less any Uninsured Force Majeure Loss and Transaction Expenses that are not allowed under GAAP.
“Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Ground Lease” shall mean that certain Ground Lease Agreement dated as of the Closing Date pursuant to which Lessee ground leases the Land to Lessor.
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” shall mean (a) the Company Obligations and (b) any existing or future payment and other obligations owing by any Credit Party under any Secured Hedge Agreements, excluding in all cases with respect to the foregoing subsections (a) and (b), all Excluded Swap Obligations.
“Guarantor” shall mean, collectively, each Person executing the Participation Agreement as of the Closing Date or otherwise executing a Guaranty Joinder from time to time after the Closing Date, in each case, to evidence the guarantee of the Guaranteed Obligations.

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“Guarantor Joinder” shall mean each Guarantor Joinder and Assumption Agreement executed by a newly added Guarantor pursuant to the provisions of Sections 6B.9 and 8.3A(j) of the Participation Agreement, in the form of EXHIBIT G to the Participation Agreement or in such other form as is satisfactory to the Agent, in its commercially reasonable discretion.
“Guaranty” of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Hard Costs” shall mean all costs and expenses payable for supplies, materials, labor and development fees with respect to the Improvements under any Construction Contract.
“Hazardous Substance” shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man‑made or the by‑product of any process, that is toxic, harmful or hazardous to the environment or health or safety of human beings; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law or is the subject of regulatory action by any Governmental Authority under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.
“Hedge Agreements” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
“Hedge Bank” shall mean any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Section 8.3B of the Participation Agreement, is a Lender, an Affiliate of a Lender, the Agent or an Affiliate of the Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.
“Hedge Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

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“Impositions” shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings (“Taxes”) including but not limited to (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on the Property, including all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) the Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to the Property, or the Lessor Advances, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the obtaining of Lessor Advances; (i) the Lessor or the Trust Property; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.
“Improvements” shall mean, with respect to the Land, all buildings, structures, Fixtures, and other improvements of every kind (in each case constructed or acquired with proceeds from the Advances) thereon existing at any time and from time to time, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time, including (a) any Improvements existing on the Land as of the Closing Date and (b) any Improvements made on the Land subsequent to the Closing Date, excluding the improvements subject to the Remainder Property Ground Lease.
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such

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Person, whether or not the Indebtedness secured thereby has been assumed (but if such Indebtedness has not been assumed by and is otherwise non-recourse to such Person, only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Person” shall mean without duplication each Financing Party and its Affiliates and their respective successors, assigns, directors, shareholders, members, managers, partners, officers, employees and agents.
“Indemnity Provider” shall mean NVIDIA Land Development, LLC, a Delaware limited liability company.
“Insolvency Event” shall mean one or more of (a) the liquidation or dissolution of the Construction Agent or the Lessee, or the suspension of the business of the Construction Agent or the Lessee, or the filing by the Construction Agent or the Lessee of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Construction Agent or the Lessee indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by the Construction Agent or the Lessee for, or the appointment by, consent or acquiescence of the Construction Agent or the Lessee of a receiver, a trustee or a custodian of the Construction Agent or the Lessee for all or a substantial part of its property; the making by the Construction Agent or the Lessee of any assignment for the benefit of creditors; the inability of the Construction Agent or the Lessee, or the admission by the Construction Agent or the Lessee in writing of its inability, to pay its debts as they mature; or the Construction Agent or the Lessee taking any corporate action to authorize any of the foregoing; (b) the filing of an involuntary petition against the Construction Agent or the Lessee in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Construction Agent or the Lessee for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Construction Agent or the Lessee, and the continuance of any of such events for ninety (90) days undismissed or undischarged; (c) the adjudication of the Construction Agent or the Lessee as bankrupt or insolvent or the occurrence of a Deemed Insolvency with respect to the Construction Agent or the Lessee; (d) the entering of any order in any proceedings against the Construction Agent or the Lessee or any Subsidiary of the foregoing decreeing the dissolution, divestiture or split‑up of the Construction Agent or the Lessee or any Subsidiary of the Construction Agent or the Lessee, and such order remains in effect for more than sixty (60) days; (e) the occurrence of any Agency Agreement Event of Default under Section 5.1(c) of the Agency Agreement, to the extent such Agency Agreement Event of Default is attributable to a Lease Event of Default under Section 17.1

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(h) or (i) of the Lease; or (f) the occurrence of any Lease Event of Default under Section 17.1(h) or (i) of the Lease.
“Inspection Consultant” shall mean CBRE Inc., a Delaware corporation, d/b/a Inspection & Valuation International.
“Insurance and Condemnation Event” shall mean the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective properties.
“Insurance Requirements” shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, all requirements of the issuer of any such policy and from and after the Completion Date, regarding self‑insurance, any other insurance requirements of the Lessee.
“Interest” shall mean, for each Loan for any Accrual Period, the sum of the products (for each day during such Accrual Period) of:

IR x LB x 1
D

where:
LB = the outstanding balance of such Loan;
IR = the Interest Rate applicable on such day; and
D = 360 or, to the extent the Interest Rate is based on the Base Rate, 365 (or 366, as applicable)
provided, however, that (i) no provision of any Operative Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii)  Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
“Interest Period” shall mean the Accrual Period.
“Interest Rate” shall mean with respect to Loans the LIBOR Rate plus the Applicable Percentage with respect to such Loans; provided, however, (a) in the event the Agent is unable to determine such LIBOR Rate, the outstanding Loans shall bear interest at the ABR applicable from time to time from and after the dates and during the periods specified in Section 2.8(b) of the applicable Loan Agreement, and (b) upon the delivery by the Lender of the notice described in Section 11.3(d) of the Participation Agreement, the Loans of such Lender shall bear interest at the

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ABR applicable from time to time after the dates and during the periods specified in Section 11.3(d) of the Participation Agreement.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.
“Investment” shall mean the purchase, ownership, investment in or other acquisition (in one transaction or a series of transactions), directly or indirectly, in any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or the making or permitting to exist, directly or indirectly, of any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person.
“Land” shall mean that parcel of real property described on Exhibit A to the Ground Lease.
“Land Cost” shall have the meaning given to such term in Section 5.4 of the Agency Agreement.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
“Lease” or “Lease Agreement” the Real Property Lease Agreement dated on or about the Closing Date, between the Lessor and the Lessee.
“Lease Default” shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.
“Lease Event of Default” shall have the meaning given to such term in Section 17.1 of the Lease.
“Legal Requirements” shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessor, any Credit Party, the Agent, the Mortgage Lenders, the Credit Lenders or the Property, Land, Improvements, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, Credit Notes of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting the Property or the Appurtenant Rights.

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“Lender” shall mean each Credit Lender and each Mortgage Lender.
“Lender Financing Statements” shall mean UCC financing statements and fixture filings appropriately completed for filing in the applicable jurisdiction in order to procure a security interest against the Lessor, as debtor, in favor of the Agent, as secured party, in the Collateral subject to the Security Documents.
“Lessee” shall have the meaning given to such term in the Lease.
“Lessor” shall mean Wachovia Service Corporation, a Delaware corporation.
“Lessor Advance” shall mean, as the context may require,
(a)    any single advance made by the Lessor pursuant to the terms of the Participation Agreement or
(b)    the aggregate amount of all advances made by the Lessor pursuant to the terms of the Participation Agreement (i) as reduced from time to time by (A) the Accelerated Rent Amount pursuant to Section 5.11 of the Participation Agreement or (B) any prepayment of such advances pursuant to Section 5A.4 of the Participation Agreement or otherwise in accordance with the Operative Agreements and (ii) as increased from time to time by the accretion of the Cumulative Lessor Basic Rent Adjustment pursuant to Section 5.11 of the Participation Agreement.
“Lessor Basic Rent” shall mean the scheduled Lessor Yield due on the Lessor Advances (as Lessor Advances may be adjusted from time to time by the Cumulative Lessor Basic Rent Adjustment) on any Scheduled Interest Payment Date (but not including interest on overdue amounts).
“Lessor Basic Rent Adjustment” shall have the meaning given to such term in Section 5.11 of the Participation Agreement.
“Lessor Commitment” shall mean the Lessor Commitment of the Lessor as set forth in Schedule I to the Participation Agreement as such Schedule I may be amended and replaced from time to time.
“Lessor Confirmation Letter” shall mean the confirmation letter issued by the Lessor from time to time to the Lessee pursuant to Section 8.2(d) of the Participation Agreement, in a form substantially similar to the form of confirmation letter provided to the Lessee on or prior to the Closing Date.
“Lessor Financing Statements” shall mean UCC financing statements and fixture filings appropriately completed for filing in the applicable jurisdictions in order to procure a security interest in the Property against the Lessee, as debtor, in favor of the Lessor, as secured party, and thereafter assigned to the Agent, respecting the Lease to the extent the Lease is a security agreement or a mortgage.

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“Lessor Lien” shall mean any Lien, lease or disposition of title in respect of the Property or any other Collateral arising as a result of (a) any claim against the Lessor or any Affiliate of the Lessor not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or any Affiliate of the Lessor which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or any Affiliate of the Lessor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor or any Affiliate of the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property or the Operative Agreements other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Operative Agreements, including pursuant to the exercise of the remedies set forth in Article XVII of the Lease.
“Lessor Overdue Rate” shall mean the lesser of (a) the then current rate of Lessor Yield respecting the particular amount in question plus two percent (2%) and (b) the highest rate permitted by Applicable Law.
“Lessor Property Cost” shall mean an amount equal to the outstanding Lessor Advances with respect to the Property.
“Lessor Unused Fee” shall have the meaning given to such term in Section 7.4 of the Participation Agreement.
“Lessor Upfront Fee” shall have the meaning given to such term in Section 7.5 of the Participation Agreement.
“Lessor Yield” shall mean with respect to Lessor Advances the LIBOR Rate plus the Applicable Percentage; provided, however, (a) in the event the Agent is unable to determine such LIBOR Rate as provided in Section 5A.5(c) of the Participation Agreement, the outstanding Lessor Advances shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 5A.5(c) of the Participation Agreement, and (b) upon the delivery by the Lessor of the notice described in Section 11.3(d) of the Participation Agreement, the Lessor Advances of the Lessor shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 11.3(d) of the Participation Agreement.
“Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.
“LIBOR” shall mean, for any day during any Accrual Period and any Eurodollar Loan or Eurodollar Lessor Advance, an interest rate per annum equal to:
(a)    for any interest rate or yield calculation with respect to a Eurodollar Loan or Eurodollar Lessor Advance, the rate of interest or yield, as applicable, per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Accrual Period which appears on the applicable Reuters screen (or such other commercially available

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source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Accrual Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on the applicable Reuters screen (or such other commercially available source as referenced above), then “LIBOR Rate” shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Accrual Period for a period equal to such Accrual Period; provided, notwithstanding the foregoing, if any such interest rate for any Accrual Period determined as provided above would be less than 0.0% per annum, then such interest rate for such Accrual Period shall be deemed to be 0.0% per annum.
(b)    for any interest rate or yield calculation with respect to an ABR Loan or ABR Lessor Advance, the rate of interest or yield, as applicable, per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the applicable Reuters screen (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on the applicable Reuters screen (or such other commercially available source as referenced above), then “LIBOR Rate” for such ABR Loan or ABR Lessor Advance shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination; provided, notwithstanding the foregoing, if any such interest rate for any applicable time period determined as provided above would be less than 0.0% per annum, then such interest rate for such time period shall be deemed to be 0.0% per annum.
“LIBOR Rate” shall mean a rate per annum determined by the Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing but excluding any operating leases) relating to such asset.

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“Limited Recourse Amount” shall mean in the case of the Lease, an amount equal to the Termination Value less the Maximum Residual Guarantee Amount.
“Limited Recourse Event of Default” shall have the meaning given to such term in Section 17.12 of the Lease.
“Liquidity” shall mean unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries.
“Loan Agreement” shall mean the Mortgage Loan Agreement or the Credit Loan Agreement, as applicable.
“Loans” shall mean the Mortgage Loans and the Credit Loans.
“Majority Credit Lenders” shall mean at any time, Credit Lenders (other than any Defaulting Credit Lender) whose Credit Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Credit Loans outstanding or (b) to the extent there are no Credit Loans outstanding, the aggregate of the Credit Loan Commitments.
“Majority Lenders” shall mean at any time the Mortgage Lenders (other than any Defaulting Mortgage Lender) whose Mortgage Loans and the Credit Lenders (other than any Defaulting Credit Lender) whose Credit Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Loans outstanding or (b) to the extent there are no Loans outstanding, the sum of the aggregate Mortgage Loan Commitments plus the aggregate Credit Loan Commitments.
“Majority Mortgage Lenders” shall mean at any time, Mortgage Lenders (other than any Defaulting Mortgage Lender) whose Mortgage Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Mortgage Loans outstanding or (b) to the extent there are no Mortgage Loans outstanding, the aggregate of the Mortgage Loan Commitments.
“Majority Secured Parties” shall mean at any time the Financing Parties (other than any Defaulting Lender) whose Mortgage Loans, Credit Loans and/or Lessor Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Advances outstanding or (b) to the extent there are no Advances outstanding, the sum of the aggregate Lessor Commitment, plus the aggregate Credit Loan Commitments plus the aggregate Mortgage Loan Commitments.
“Marketing Period” shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.
“Material Adverse Effect” shall mean (a) a material adverse effect on (i) the business, assets, operations or financial condition of the Credit Parties and their Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties to perform any of their material obligations under the Operative Agreements, or (iii) the rights and remedies available to the Lenders and the Lessor under the Operative Agreements; (b) an impairment of the validity, binding effect or enforceability of any Lien on the Property created by any of the Operative Agreements; or (c) an impairment of the value,

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utility or useful life of the Property, which has caused or could reasonably be expected to cause a diminution of the fair market value of the Property of ten percent (10%) or more from the then‑current fair market value of the Property, or the use, or ability of the Lessee to use, the Property for the purpose for which it was intended.
“Material Contract” shall mean any contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries that has been disclosed in public filings with the SEC.
“Material Domestic Subsidiary” shall mean any Subsidiary, direct or indirect, of the Parent organized under the laws of any political subdivision of the United States that (a) directly or indirectly owns any other Material Domestic Subsidiary and (b) other than as described in subsection (a), any other such Subsidiary, direct or indirect, of the Parent (i) the revenues of which for the most recent period of four fiscal quarters of the Parent were greater than 1% of the revenues for the Parent and its consolidated Subsidiaries for such period of four fiscal quarters or (ii) the book value of assets of which as of the end of any fiscal quarter for the Parent were greater than 1% of the book value of the assets for the Parent and its consolidated Subsidiaries as of such date; provided, that if at any time (x) the aggregate amount of the revenues of all such Subsidiaries that are not Material Domestic Subsidiaries exceeds 5% of the revenues for the Parent and its consolidated Subsidiaries for the most recent period of four fiscal quarters of the Parent or (y) the aggregate book value of the assets of all such Subsidiaries that are not Material Domestic Subsidiaries exceeds 5% of the book value of the assets for the Parent and its consolidated Subsidiaries as of the end of any fiscal quarter for the Parent, then, in either such case, each such Subsidiary as designated by the Parent so that aggregate thresholds described in the foregoing subsections (x) and (y) are not exceeded.
“Material Indebtedness” shall mean Indebtedness of the Parent and/or any of its Subsidiaries in excess of the Threshold Amount.
“Maturity Date” shall mean the Expiration Date.
“Maximum Residual Guarantee Amount” shall mean an amount equal to the product of the GAAP Project Cost times eighty-seven and one half percent (87.5%).
“Modifications” shall have the meaning given to such term in Section 11.1 of the Lease.
“Monthly Notice Date” shall mean the tenth (10th) day of each calendar month unless such is not a Business Day and in such case on the next preceding Business Day.
“Moody’s” shall mean Moody’s Investors Services, Inc., and any successor thereto.
“Mortgage Instrument” shall mean that certain Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by the Lessor and the Lessee in favor of the Agent (for the benefit of the Secured Parties) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.
“Mortgage Lender” shall mean each bank or other financial institution which is from time to time party to any of the Operative Agreements in its capacity as a “Mortgage Lender”.

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“Mortgage Lender Overdue Rate” shall have the meaning given to such term in Section 2.8(c) of the Mortgage Loan Agreement.
“Mortgage Lender Unused Fee” shall have the meaning given to such term in Section 7.4 of the Participation Agreement.
“Mortgage Lender Upfront Fee” shall have the meaning given to such term in Section 7.5 of the Participation Agreement.
“Mortgage Loan Agreement” shall mean the Credit Agreement (Mortgage Loans) dated as of the Closing Date among the Lessor, the several Mortgage Lenders from time to time party thereto and the Agent.
“Mortgage Loan Basic Rent” shall mean the scheduled interest due on the Mortgage Loans on any Scheduled Interest Payment Date (but not including interest on overdue amounts).
“Mortgage Loan Commitments” shall mean the obligation of the Mortgage Lenders to make the Mortgage Loans to the Lessor in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the amounts set forth opposite each Mortgage Lender’s name on Schedule 2.1 to the Mortgage Loan Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Mortgage Lender shall be obligated to make Mortgage Loans in excess of such Mortgage Lender’s share of the Mortgage Loan Commitments as set forth adjacent to such Mortgage Lender’s name on Schedule 2.1 to the Mortgage Loan Agreement.
“Mortgage Loan Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute a Mortgage Loan Event of Default.
“Mortgage Loan Event of Default” shall have the meaning given to such term in Section 6 of the Mortgage Loan Agreement.
“Mortgage Loan Property Cost” shall mean, with respect to the Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Mortgage Loans made on or prior to such date minus (b) the aggregate amount of prepayments or repayments as the case may be of the Mortgage Loans allocated to reduce the Mortgage Loan Property Cost of the Property pursuant to Section 2.6(c) of the Mortgage Loan Agreement and, subject to Sections 11.2(e), 11.3 and 11.4 of the Participation Agreement and the payment of all amounts due and owing pursuant thereto, pursuant to Section 5.22 of the Participation Agreement.
“Mortgage Loans” shall mean the loans made by the Mortgage Lenders pursuant to the Mortgage Loan Agreement.
“Mortgage Note” shall have the meaning given to such term in Section 2.2 of the Mortgage Loan Agreement.

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“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years.
“Non‑Consenting Lender” shall mean any Lender that does not approve any proposed termination, amendment, supplement, waiver, modification or consent with respect to any Operative Agreement that (a) requires the approval of all Lenders, or all affected Lenders, in accordance with the terms of Section 12.4 and (b) has been approved by the Majority Credit Lenders, the Majority Mortgage Lenders, the Majority Lenders or the Majority Secured Parties, as applicable.
“Non‑Defaulting Credit Lender” shall mean, at any time, each Credit Lender that is not a Defaulting Credit Lender at such time.
“Non‑Defaulting Mortgage Lender” shall mean, at any time, each Mortgage Lender that is not a Defaulting Mortgage Lender at such time.
“Notes” shall mean the Mortgage Notes and the Credit Notes.
“Obligations” shall mean the collective reference to all obligations (including without limitation all payment and performance obligations), now existing or hereafter arising, owing by the Lessor and/or the Credit Parties, as applicable, to the Secured Parties under or pursuant to the Operative Agreements and Secured Hedge Agreements, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease, the Agency Agreement, the Credit Loan Agreement, the Mortgage Loan Agreement, the Notes, any of the other Operative Agreements or the Secured Hedge Agreements, whether on account of principal, advanced amounts, interest, yield, reimbursement obligations, fees, indemnities, costs, expenses, termination payments or otherwise (including without limitation all reasonable fees and disbursements of counsel to any of the Secured Parties) that are required to be paid by the Lessor, the Lessee and/or the Construction Agent, as applicable, pursuant to the terms of the Operative Agreements or the Secured Hedge Agreements for any purpose, including in connection with the exercise of remedies.
“Officer’s Certificate” with respect to any Person shall mean a certificate executed on behalf of such Person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer’s Certificate.
“Official Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Operating Lease” shall mean, as to any Person as determined in accordance with GAAP, any lease of any property or asset (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease Obligation.
“Operative Agreements” shall mean the following: the Participation Agreement, the Mortgage Loan Agreement, the Mortgage Notes, the Credit Loan Agreement, the Credit Notes, the Agency Agreement, the Engagement Letter, the Lessor Confirmation Letter, the Lease (and memoranda of the Lease in a form reasonably acceptable to the Agent), each Requisition, each Assignment of Construction Document, the Security Documents, the Ground Lease and any and all other agreements, documents and instruments executed in connection with any of the foregoing (excluding any Secured Hedge Agreements).
“Original Executed Counterpart” shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.
“Other Indemnified Person” shall have the meaning given to such term in Section 11.6(a)(i) of the Participation Agreement.
“Overdue Rate” shall mean (a) with respect to the Credit Loan Basic Rent and any other amount owed under or with respect to the Credit Loan Agreement or the Security Documents (except as otherwise specified in the following subsection (b), (c) or (d)), the Credit Lender Overdue Rate, (b) with respect to the Mortgage Loan Basic Rent and any other amount owed under or with respect to the Mortgage Loan Agreement or the Security Documents (except as otherwise specified in the following subsection (b), (c) or (d)), the Mortgage Lender Overdue Rate, (c) with respect to the Lessor Basic Rent, the Lessor Yield and any other amount owed to the Lessor pursuant to the Operative Agreements, the Lessor Overdue Rate, and (d) with respect to any other amount, the highest interest rate(or with respect to amounts owed to the Lessor, expressed as yield) permitted by Applicable Law, in each case from the date of such non‑payment until such amount is paid in full (whether after or before judgment).
“Overfunded Amount” shall have the meaning given to such term in Section 5.2(c)(ii) of the Participation Agreement.
“Overnight Federal Funds Rate” shall mean for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Overnight Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Overnight Federal Funds Rate for such day shall be the average rate charged to Wells Fargo Bank, National Association on such day on such transactions as determined by Wells Fargo Bank, National Association.
“Parent” shall mean NVIDIA Corporation, a Delaware corporation.

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“Participant” shall have the meaning given to such term in Section 9.7 of the applicable Loan Agreement.
“Participation Agreement” shall mean the Participation Agreement dated on or about the Closing Date, among the Lessor, the Lessee, the Construction Agent, the Guarantors, the Mortgage Lenders, the Credit Lenders and the Agent.
“Payment Date” shall mean (a) as to any Eurodollar Loan or Eurodollar Lessor Advance, the last day of the Accrual Period applicable to such Eurodollar Loan or Eurodollar Lessor Advance, (b) as to any ABR Loan or ABR Lessor Advance, the twentieth day of each month, unless such day is not a Business Day and in such case on the next occurring Business Day and (c) as to all Loans and Lessor Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Expiration Date.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Pension Plan” shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.
“Permitted Encumbrances” shall mean:
(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 13.1of the Lease;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 13.1 of the Lease;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    margin deposits posted to secure obligations in respect of Hedge Agreements entered into in the ordinary course of business;
(e)    pledges of cash and deposits to secure the performance of bids, trade and commercial contracts (including ordinary course accounts payable), leases, statutory obligations, appeal bonds and other obligations of a like nature, in each case in the ordinary course of business;
(f)    deposits and customary pledges securing obligations under surety and performance bonds;

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(g)    judgment liens (and pledges of cash and deposits securing surety and appeal bonds) in respect of judgments that do not constitute a Lease Event of Default under Section 17.1(l) of the Lease;
(h)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Credit Party or any Subsidiary;
(i)    Liens under ordinary course commercial contracts securing trade payables covering the goods purchased (and proceeds and products thereof), pending payment; and
(j)    landlords’ Liens under operating leases entered into in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Facility” shall mean a first class office building to be constructed on the Land, it being agreed that the Agent shall be entitled to require an appraisal of the Property.
“Permitted Liens” shall mean:
(a)    the respective rights and interests of (i) the parties to the Operative Agreements as provided in the Operative Agreements and (ii) the Hedge Banks as provided in the Operative Agreements;
(b)    the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;
(c)    Liens for Taxes that either are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in accordance with the provisions of Section 13.1 of the Lease;
(d)    Liens arising by operation of law, materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s and other like Liens relating to the construction of the Improvements (including without limitation relating to labor, supplies, materials and rentals in connection therewith) or in connection with any Modifications or arising in the ordinary course of business for amounts that (i) are not more than sixty (60) days past due, (ii) are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease or (iii) have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent, in their commercially reasonable discretion, have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements and shall have effectively stayed any execution or enforcement of such Liens;

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(e)    Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided to the extent required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgment or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;
(f)    Liens in favor of municipalities to the extent agreed to by the Lessor in its commercially reasonable discretion;
(g)    Liens and other encumbrances that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) of the Participation Agreement and accepted by the Agent;
(h)    Liens on the Property approved by the Secured Parties and the Lessor or otherwise permitted under Section 8.5 of the Participation Agreement; and
(i)    Lessor Liens.
“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plans and Specifications” shall mean the plans and specifications for the Improvements to be constructed, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.
“Platform” shall have the meaning given to such term in Section 8.3A(a) of the Participation Agreement.
“Pledge Agreement” shall mean the Pledge and Security Agreement dated on or about the Closing Date between the Parent and the Agent, for the benefit of the Secured Parties.
“Prime Lending Rate” shall mean Prime Rate.
“Prime Rate” shall mean the rate announced by Wells Fargo Bank,, National Association from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes; provided, notwithstanding the foregoing, if any such interest rate for any period of time determined as provided above would be less than 0.0% per annum, then such interest rate for such period of time shall be deemed to be 0.0% per annum. The Prime Rate is not intended

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to be the lowest rate of interest charged by Wells Fargo Bank, National Association in connection with extensions of credit to debtors.
“Pro Forma Basis”, when used in reference to any computations, shall mean that such computations are to be made on a basis that gives effect to the applicable acquisition or disposition as if such acquisition or disposition had occurred on the date specified, in a manner consistent with the requirements of the SEC for pro forma financial information set forth in Article 11 of Regulation S-X under the Exchange Act.
“Pro Rata Share” shall mean with respect to (a) a Credit Lender, a percentage equal to such Credit Lender’s pro rata share of the aggregate Credit Loan Commitments, in each case, as set forth next to such Credit Lender’s name on Schedule 2.1 of the Credit Loan Agreement or on any assignment pursuant to which such Credit Lender becomes a party hereto and (b) a Mortgage Lender, a percentage equal to such Mortgage Lender’s pro rata share of the aggregate Mortgage Loan Commitments, in each case, as set forth next to such Mortgage Lender’s name on Schedule 2.1 of the Mortgage Loan Agreement or on any assignment pursuant to which such Mortgage Lender becomes a party hereto.
“Property” shall mean the Land and each item of Equipment and the various Improvements located on the Land, excluding the property subject to the Remainder Property Ground Lease.
“Property Acquisition Cost” shall mean the cost to the Lessor to ground lease the Land on the Closing Date (including Transaction Expenses).
“Property Cost” shall mean (a) the aggregate amount of the Mortgage Loan Property Cost plus the Credit Loan Property Cost plus the Lessor Property Cost (in each case, as such amounts shall be increased pro rata according to the Property Cost of the Property respecting the Mortgage Loans, the Credit Loans and the Lessor Advances, in each case advanced or extended from time to time including to pay for the Transaction Expenses and any Uninsured Force Majeure Losses) and (b) respecting the various amounts described in the foregoing subsection (a), all the occurrences and items giving rise to all such amounts.
“Punchlist Advance” shall have the meaning given to such term in Section 5.22 of the Participation Agreement.
“Punchlist Deadline” shall have the meaning given to such term in Section 5.22 of the Participation Agreement.
“Purchase Option” shall have the meaning given to such term in Section 20.1 of the Lease.
“Purchasing Credit Lender” shall have the meaning given to such term in Section 9.8(a) of the Credit Loan Agreement.
“Purchasing Mortgage Lender” shall have the meaning given to such term in Section 9.8(a) of the Mortgage Loan Agreement.

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“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” shall mean any Equity Interests that are not Disqualified Equity Interests.
“Real Property” shall mean the Property.
“Real Property Lease” or “Real Property Lease Agreement” shall mean the Lease.
“Register” shall have the meaning given to such term in Section 9.9 of the applicable Loan Agreement.
“Regulated Substances” shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “pesticide” or “regulated substance” or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury, radon and radioactive materials.
“Regulation B” shall mean Regulation B of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time..
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

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“Regulation Z” shall mean Regulation Z of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulatory Change” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.
“Remainder Property Ground Lease” shall mean that certain Ground Lease Agreement dated as of June 12, 2015 between the Lessee and NVIDIA Lease Holdings LLC, with respect to which a Memorandum of Lease dated Jun 12, 2015 between the Lessee and NVIDIA Lease Holdings LLC was recorded in the offices of the Santa Clara County Recorder on June 16, 2015, Document No. 22986845.
“Renewal Term” shall have the meaning given to such term in Section 2.2 of the Lease.
“Rent” shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.
“Rent Commencement Date” shall mean the Completion Date.
“Requested Funds” shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.
“Requesting Party” shall have the meaning given to such term in Section 26.3 of the Lease.
“Requisition” shall have the meaning given to such term in Section 4.2 of the Participation Agreement.
“Responsible Officer” shall mean, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Any document delivered hereunder or under any other Operative Agreements that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate,

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partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“RVI Policy” shall mean, with respect to the Property, a residual value insurance policy in form and substance reasonably acceptable to the Lessor in an amount sufficient to enable the Lessor to achieve its desired accounting treatment.
“S&P” shall mean Standard & Poor’s, a division of The McGraw Hill Companies Inc., and any successor thereto.
“Sale Date” shall have the meaning given to such term in Section 20.3(a) of the Lease.
“Sale Notice” shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.
“Sale Option” shall have the meaning given to such term in Section 20.1 of each Lease.
“Sale Proceeds Shortfall” shall mean the amount by which the proceeds of a sale described in Section 21.1 of the Lease are less than the Limited Recourse Amount with respect to the Property if it has been determined that the Fair Market Sales Value of the Property at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during such term.
“Sanctioned Country” shall mean a country or territory that is, or whose government is, the subject of Sanctions.
“Sanctioned Person” shall mean a Person that is, or is owned or controlled by Persons that are: (a) the subject or target of any Sanctions, or (b) located, organized or resident in a Sanctioned Country.
“Sanctions” shall mean any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Scheduled Interest Payment Date” shall mean a Payment Date.
“Scheduled Payment Date” shall mean a Payment Date.
“SEC” shall mean the United States Securities and Exchange Commision.
“Secured Hedge Agreement” shall mean any Hedge Agreement between or among any Credit Party and any Hedge Bank with regard to the transactions evidenced by the Operative Agreements.
“Secured Obligations” shall mean, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under any Secured Hedge Agreement, excluding in all cases with respect to the foregoing subsections (a) and (b), all Excluded Swap Obligations.

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“Secured Parties” shall have the meaning given to such term in the Security Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Securitization Transaction” shall mean the sale or transfer by any of the Credit Parties or their Subsidiaries of income-producing assets not necessary for the operation of their business to a limited purpose financing vehicle (which may be a Subsidiary) which finances such acquisition, in part, by issuing debt securities or equity interests to third parties either directly or through one or more intermediaries, in each case in a manner that does not result in the incurrence by any of the Credit Parties or their Subsidiaries of Indebtedness with recourse to any of the Credit Parties or their Subsidiaries (other than recourse to such limited purpose financing vehicles or against any of the Credit Parties’ or such Subsidiaries’ retained interest therein).
“Security Agreement” shall mean the Security Agreement dated on or about the Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.
“Security Documents” shall mean the collective reference to the Security Agreement, the Pledge Agreement, the Mortgage Instrument (to the extent the Lease is construed as a security instrument), the Lease, the UCC Financing Statements, the stock powers or other similar powers provided in connection with the Pledge Agreement and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Loan Agreements and/or under any of the other Operative Agreements or to secure any guarantee of any such obligations and liabilities.
“Shortfall Amount” shall have the meaning given to such term in Section 5.11 of the Participation Agreement.
“Significant Subsidiary” shall mean any Subsidiary (a) the total assets of which (after intercompany eliminations) were greater than 5% of Consolidated Total Assets as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 8.3A(a)(i) or (ii) (or, prior to the first delivery of such financial statements, greater than 5% of Consolidated Total Assets as of the date of the most recent financial statements referred to in Section 6.1A(e)) or (b) the total revenues of which (after intercompany eliminations) were greater than 5% of Consolidated Total Revenues for the four-fiscal-quarter period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 8.3A(a)(i) or (ii) (or, prior to the first delivery of such financial statements, greater than 5% of Consolidated Total Revenues for the four-fiscal-quarter period ending on the last day of the most recent fiscal period set forth in the most recent financial statements referred to in Section 6.1A(e)). For purposes of making the determinations required by this definition, total revenues and total assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the financial statements of the Parent to be delivered pursuant to Section 8.3A(a)(i) or (ii) (or, prior to the first delivery of such financial statements, at the rates used in preparing the Parent’s most recent financial statements referred to in Section 6.1A(e)).

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“Soft Costs” shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, leasing, financing, installation, construction, improvement and testing of the Property other than Hard Costs, including Fees, architecture fees, design work fees, legal fees, broker fees, upfront fees, fees of the Construction Advisers, fees and expenses related to appraisals, title examinations, title insurance, document recordation, documentary stamp taxes, intangible taxes, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate purchase and closing.
“Specified Event” shall mean (i) any Lease Event of Default described in Sections 17.1(h) or (i) of the Lease or any Agency Agreement Event of Default described in Section 5.1(c) of the Agency Agreement constituting a cross‑default to any Lease Event of Default described in Sections 17.1(h) or (i) of the Lease; (ii) any fraud, misapplication of funds, illegal acts or willful misconduct of the Construction Agent or any Construction Agency Person, (iii) with respect to Environmental Claims, any acts, events, conditions, or circumstances existing or occurring with respect to the Property prior to the Closing Date, or (iv) third party claims caused by or arising out of any act or failure to act of the Construction Agent or any Construction Agency Person while the Construction Agent or any Construction Agency Person is in possession or control of the Property, other than Claims to the extent arising directly or indirectly out of the Construction Agent’s failure to effect Completion by the Construction Period Termination Date.
“Structuring Fee” shall have the meaning given to such term in Section 7.7 of the Participation Agreement.
“Subsidiary” of any Person at any time shall mean (a) any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (b) any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests are at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (c) any limited liability company of which such Person is a member or of which fifty percent (50%) or more of the limited liability company interests are at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (d) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Supplemental Rent” shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Agent, any Mortgage Lender, any Credit Lender or any other Person under the Lease or under any of the other Operative Agreements including payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

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“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Synthetic Leases” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“Target Construction Period Termination Date” shall mean the date that is thirty (30) months after the commencement of construction of Improvements (but in no event shall such commencement be deemed to occur later than July 30, 2015) or in the event that a Force Majeure Event occurs with respect to the Property during such thirty (30) month period, then the date that is up to one hundred eighty (180) days after such thirty (30) month period, or such earlier date as the Mortgage Loan Commitments shall terminate as provided in the Mortgage Loan Agreement, the Credit Loan Commitments shall terminate as provided in the Credit Loan Agreement or the Lessor Commitment shall terminate as provided in the Participation Agreement.
“Taxes” shall have the meaning given to such term in the definition of “Impositions”.
“Tax Loss” shall have the meaning given to such term in Section 11.3(e) of the Participation Agreement.
“Term” shall mean the Basic Term and each Renewal Term, if any.
“Termination Date” shall have the meaning given to such term in Section 16.2(a) of the Lease.
“Termination Event” shall mean the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Parent or any of its Subsidiaries in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is

Appendix A - 48

asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.
“Termination Notice” shall have the meaning given to such term in Section 16.1 of the Lease.
“Termination Value” shall mean the sum of (a) an amount equal to the Property Cost, plus (b) respecting the amount described in the foregoing subclause (a), any and all accrued but unpaid interest on the Loans and any and all accrued but unpaid Lessor Yield on the Lessor Advances, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, the Lease and/or under any other Operative Agreement (including amounts under Sections 11.1 through 11.8 of the Participation Agreement and all costs and expenses incurred by Lessor and/or Agent in connection with the transfer or sale of the Property to any Person (regardless of whether any such transfer or sale actually occurs)).
“Threshold Amount” shall mean $150,000,000.00.
“Transaction Expenses” shall mean all Soft Costs and all other costs and expenses incurred or expended by the Construction Agent, the Lessee or any Financing Party in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including all costs, fees, expenses and other amounts described in Section 7 of the Participation Agreement, all reasonable costs and expenses incurred by any Lender in connection with any designation of a new lending office or assignment by a Lender to another of its offices, branches or affiliates, in each case, pursuant to Section 2.7(a) of the Credit Loan Agreement or Section 2.7(a) of the Mortgage Loan Agreement, as applicable, the assignment fee payable to the Agent and any other fees or amounts (excluding principal, interest and Fees) incurred by a Lender pursuant to Section 2.7(b) of the Credit Loan Agreement or Section 2.7(b) of the Mortgage Loan Agreement, as applicable, and (except to the extent payable and actually paid by the Construction Agent or the Lessee pursuant to Section 11.6 of the Participation Agreement) all indemnity amounts, breakage amounts, costs, fees, expenses and other amounts arising pursuant to Section 11 of the Participation Agreement and the following:
(a)    the reasonable fees, out‑of‑pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;
(b)    the reasonable fees, out‑of‑pocket expenses and disbursements of accountants for any Credit Party in connection with the transactions contemplated by the Operative Agreements;

Appendix A - 49

(c)    any and all other reasonable fees, charges or other amounts payable to the Agent or any broker which arises under any of the Operative Agreements;
(d)    any other reasonable fee, out‑of‑pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and
(e)    any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.
Notwithstanding the foregoing or any provision in Section 7.1 of the Participation Agreement or in any other Operative Agreement to the contrary, “Transaction Expenses” shall not include legal fees and other professional fees or similar costs and expenses expended by any transferee or assignee of any Credit Lender or Mortgage Lender as of the Closing Date.
“Tribunal” shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.
“Trust Property” shall have the meaning given to such term in Section 2 of the Security Agreement.
“Type” shall mean whether any Loan is an ABR Loan or a Eurodollar Loan.
“UCC Financing Statements” shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.
“Unanimous Vote Matters” shall have the meaning given to such term in Section 12.4 of the Participation Agreement.
“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Uninsured Force Majeure Loss” shall mean an amount equal to the Force Majeure Loss less any and all insurance proceeds paid in connection with the Force Majeure Event giving rise to such Force Majeure Loss.
“United States” shall mean the United States of America.
“U.S. Person” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.
“U.S. Taxes” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.

Appendix A - 50

“Wholly-Owned Entity” shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by the Parent and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.
“Wholly-Owned Subsidiary” shall mean any Subsidiary that is a Wholly-Owned Entity with respect to the Parent.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholdings” shall have the meaning given to such term in Section 11.2(e) of the Participation Agreement.
“Work” shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to the Property pursuant to the Construction Documents.
“Write‑Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write‑down and conversion powers of such EEA Resolution Authority from time to time under the Bail‑In Legislation for the applicable EEA Member Country, which write‑down and conversion powers are described in the EU Bail‑In Legislation Schedule.
“Yield Protection Amount” shall have the meaning given to such term in Section 11.3 of the Participation Agreement.

Appendix A - 51

EXHIBIT A

FORM OF REQUISITION
(Pursuant to Section 4.2 of the Participation Agreement)

NVIDIA LAND DEVELOPMENT, LLC, a Delaware limited liability company (the “Company”), as Construction Agent, as of ____, 20__, hereby certifies as true and correct and delivers the following Requisition to Wells Fargo Bank, National Association, as the agent for the Credit Lenders and the Mortgage Lenders and respecting the Security Documents, as the agent for the Secured Parties, to the extent of their interests (the “Agent”):

Reference is made herein to that certain Participation Agreement dated as of _____, 2015 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”) among the Company, in its capacity as the Construction Agent and the Lessee, the various entities which are parties thereto from time to time, as the Guarantors, Wachovia Service Corporation, as the Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the Credit Lenders, the various banks and other lending institutions which are parties thereto from time to time, as the Mortgage Lenders, and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

____    CLOSING DATE:__________
(as of the Closing Date)

____    ACQUISITION ADVANCE DATE:__________
(three (3) Business Days prior notice required for Advance)

____    CONSTRUCTION ADVANCE DATE:__________
(seven (7) days prior notice required for Advance)

1.
Property Costs including interest to be capitalized regarding the Loans, Yield to be capitalized regarding the Lessor Advances, Fees to be capitalized, Supplemental Rent including Transaction Expenses and any and all other amounts contemplated to be financed under the Participation Agreement including any broker’s fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

Party to Whom Amount is Owed	Amount Owed (in U.S. Dollars)	Type

_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________

Exhibits and Schedules - 1

2.	Address of the Property for which Advances are requested under this Requisition: _______________________

3.	Aggregate Loans and Lessor Advances requested under the Operative Agreements with respect to the Property, including without limitation all amounts requested under this Requisition: $_____

4.
In connection with this Requisition, the Company hereby requests that the Mortgage Lenders make Mortgage Loans to the Lessor in the amount of $_____, that the Credit Lenders make Credit Loans in the amount of $_____ and that the Lessor make Lessor Advances in the amount of $_____, which amounts in the aggregate do not exceed $40,000,000. The Company hereby certifies that (a) the foregoing amounts requested as Mortgage Loans do not exceed the total aggregate of the Available Mortgage Loan Commitments, (b) the foregoing amounts requested as Credit Loans do not exceed the total aggregate of the Available Credit Loan Commitments and (c) the foregoing amounts requested as Lessor Advances do not exceed the total aggregate of the Available Lessor Commitments.

5.
The Advances requested in connection with this Requisition are with respect to (a) the ground leasing of the Land described in the legal description in the attached Schedule 1, (b) reimbursement of costs previously incurred or direct payment for costs incurred concerning the Improvements described in the attached Schedule 2, or for payment of costs not yet incurred which are the subject of the Punchlist Advance made pursuant to Section 5.22 of the Participation Agreement, and (c) reimbursement of costs previously incurred or direct payment for costs incurred concerning the Equipment described in the attached Schedule 3.

6.
On each date of payment or incurrence by the Company of each and every item of Property Costs referenced in Section 1 of this Requisition or, regarding the Punchlist Advance, on the date of this Requisition:

(a)	no Agency Agreement Default, Agency Agreement Event of Default, Lease Default or Lease Event of Default had occurred; and

(b)
each of the conditions precedent described in Section 5.4A of the Participation Agreement (except with respect to Section 5.4A(l) of the Participation Agreement regarding Sections 5.17(b)(i)(B) and 5.17(b)(i)(H) of the Participation Agreement, those two provisions shall apply to all Construction Advances other than the Punchlist Advance made pursuant to Section 5.22 of the Participation Agreement) was (i) satisfied in full or (ii) waived by the Agent.

Exhibits and Schedules - 2

The Company has caused this Requisition to be executed by its duly authorized officer as of the day and year first above written.

NVIDIA LAND DEVELOPMENT, LLC, as Construction Agent

By:
Name:
Title:

Exhibits and Schedules - 3

Schedule 1

Land

Exhibits and Schedules - 4

Schedule 2

Improvements

Party to Whom Amount is Owed	Amount Owed (in U.S. Dollars)	Type

_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________

Exhibits and Schedules - 5

Schedule 3

Equipment

Party to Whom Amount is Owed	Amount Owed (in U.S. Dollars)	Type

_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________
_____________	_____________	_____________

Exhibits and Schedules - 6

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE
(Pursuant to Section 5.3(u) of the Participation Agreement)

OFFICER’S CERTIFICATE OF
[CREDIT PARTY]

[CREDIT PARTY], a _____ (the “Company”), as of ____, 2015, DOES HEREBY CERTIFY in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Credit Lenders and the Mortgage Lenders and respecting the Security Documents, as the agent for the Secured Parties, to the extent of their interests (the “Agent”), as follows:

1.
Attached hereto as Schedule 1 is a true, correct and complete copy of the [certificate of formation][articles of incorporation][, as amended,] of the Company on file with the Secretary of State of the State of _____. Such [certificate of formation][articles of incorporation][, as amended,] remain in full force and effect as of the date hereof.

2.
Attached hereto as Schedule 2 is a true, correct and complete copy of the [operating agreement][by-laws][, as amended,] of the Company. Such [operating agreement][by-laws][, as amended,] have not been otherwise amended, modified or rescinded and remain in full force and effect as of the date hereof.

3.
Attached hereto as Schedule 3 is a true, correct and complete copy of the resolutions of the Company duly authorizing the execution, delivery and performance by the Company of each of the Operative Agreements to which it is or will be a party. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4.	The persons named below now hold the offices with the Company set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

Name	Office	Signature

___________________	_______________________	_________________________

___________________	_______________________	_________________________

Capitalized terms used in this Officer’s Certificate and not otherwise defined herein have the respective meanings ascribed thereto in that certain Participation Agreement dated as of the date hereof the “Participation Agreement”) among [NVIDIA Land Development, LLC][the Company], in its capacity as the Construction Agent and the Lessee, the various entities which are parties thereto from time to time, as the Guarantors, Wachovia Service Corporation, as the Lessor, the various banks and other lending institutions

Exhibits and Schedules - 7

which are parties thereto from time to time, as the Credit Lenders, the various banks and other lending institutions which are parties thereto from time to time, as the Mortgage Lenders, and the Agent.
(Signature page follows)

Exhibits and Schedules - 8

IN WITNESS WHEREOF, the Company has caused this Officer’s Certificate to be executed by its duly authorized officer as of the day and year first above written.

[CREDIT PARTY]

By:
Name:
Title:

Exhibits and Schedules - 9

Schedule 1

[Certificate of Formation][Articles of Incorporation]

Exhibits and Schedules - 10

Schedule 2

[Operating Agreement][By-Laws]

Exhibits and Schedules - 11

Schedule 3

Resolutions

Exhibits and Schedules - 12

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE
(Pursuant to Section 5.3(w) of the Participation Agreement)

SECRETARY’S CERTIFICATE OF
WACHOVIA SERVICE CORPORATION

WACHOVIA SERVICE CORPORATION, a Delaware corporation (the “Company”), as of ____, 20__, DOES HEREBY CERTIFY as follows:

1.
Attached hereto as Schedule 1 is a true, correct and complete copy of the certificate of incorporation, as amended, of the Company on file with the Secretary of State of the State of Delaware. Such certificate of incorporation, as amended, remain in full force and effect as of the date hereof.

2.
Attached hereto as Schedule 2 is a true, correct and complete copy of the by-laws, as amended, of the Company. Such by-laws, as amended, have not been otherwise amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3.
Attached hereto as Schedule 3 is a true, correct and complete copy of the resolutions of the Company duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4.	The persons named below now hold the offices with the Company set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

Name	Office	Signature

___________________	_______________________	_________________________

___________________	_______________________	_________________________

Capitalized terms used in this Secretary’s Certificate and not otherwise defined herein have the respective meanings ascribed thereto in that certain Participation Agreement dated as of _____, 2015 (the “Participation Agreement”) among NVIDIA Land Development, LLC, in its capacity as the Construction Agent and the Lessee, the various entities which are parties thereto from time to time, as the Guarantors, the Company, as the Lessor, the various banks and other lending institutions which are parties thereto from time

Exhibits and Schedules - 13

to time, as the Credit Lenders, the various banks and other lending institutions which are parties thereto from time to time, as the Mortgage Lenders, and Wells Fargo Bank, National Association, as the Agent.
(Signature page follows)

Exhibits and Schedules - 14

IN WITNESS WHEREOF, the Company has caused this Secretary’s Certificate to be executed by its duly authorized officer as of the day and year first above written.

WACHOVIA SERVICE CORPORATION

By:
Name:
Title:

Exhibits and Schedules - 15

Schedule 1

Certificate of Incorporation

Exhibits and Schedules - 16

Schedule 2

By-Laws

Exhibits and Schedules - 17

Schedule 3

Resolutions

Exhibits and Schedules - 18

EXHIBIT D

FORM OF OUTSIDE COUNSEL OPINION FOR THE LESSOR
(Pursuant to Section 5.3(x) of the Participation Agreement)

_____, ____

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

Re:     Lease Financing Provided in Favor of NVIDIA Land Development, LLC

Ladies and Gentlemen:

We have acted as special counsel for Wachovia Service Corporation, a Delaware corporation, in its capacity as borrower and lessor (the “Lessor”) under the Participation Agreement dated as of _____, 2015 (the “Participation Agreement”) by and among NVIDIA Land Development, LLC, as the construction agent and as the lessee (the “Lessee”), the various entities which are parties thereto from time to time, as the guarantors (collectively, the “Guarantors”), the Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the credit lenders (individually, a “Credit Lender” and collectively, the “Credit Lenders”), the various banks and other lending institutions which are parties thereto from time to time, as the mortgage lenders (individually, a “Mortgage Lender” and collectively, the “Mortgage Lenders”), and Wells Fargo Bank, National Association, as the agent for the Credit Lenders and the Mortgage Lenders and, respecting the Security Documents, as the agent for the Secured Parties (the “Agent”). Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement. This opinion is issued pursuant to Section 5.3(x) of the Participation Agreement in connection with the execution and delivery by the Lessor of the Operative Agreements to which it is a party and with the transactions contemplated by the Participation Agreement.

In rendering the opinions expressed below, we have examined the following documents (items 1-8 below are referred to as the “Documents”), each dated as of the date hereof unless otherwise noted:

1.	the Participation Agreement;

2.	the Credit Loan Agreement;

3.	the Mortgage Loan Agreement;

4.	the Credit Notes;

5.	the Mortgage Notes;

6.	the Agency Agreement;

Exhibits and Schedules - 19

7.	the Lease;

8.	the Security Agreement; and

9.
the UCC1 financing statement listing the Lessor as debtor and the Agent as secured party, together with all schedules and exhibits to such financing statement, such financing statement to be filed in the Office of the Delaware Secretary of State (the “Filing Office”), a copy of which is attached hereto as Schedule 1 (the “Financing Statement”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and representatives of the Lessor and such other instruments and documents as we have deemed necessary or advisable for the purpose of rendering this opinion. As to various questions of fact material to our opinion, we have relied upon, and assumed without independent investigation the accuracy of, the representations made by the parties to the Documents (other than those which are expressed as our opinions).

[Note: Counsel may add customary assumptions and qualifications]

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.    Based solely on a good standing certificate issued by the Delaware Secretary of State, the Lessor is a corporation in good standing under the laws of the State of Delaware.

2.    The Lessor has all necessary corporate power to execute, deliver and perform its obligations under the Documents to which it is a party.

3.    The execution, delivery and performance by the Lessor of the Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Lessor.

4.    To the extent governed by the Delaware General Corporation Law, the Documents have been duly executed and delivered by the Lessor.

5.    The execution and delivery by the Lessor of the Documents to which it is a party and the performance of its obligations thereunder, do not violate (a) the Lessor’s certificate of incorporation or bylaws, or (b) any (i) North Carolina statute, rule or regulation or (ii) federal law or regulation.

6.    The Lessor is not required to obtain any consent, approval, authorization, or make any filing with, any State of North Carolina or United States federal governmental or regulatory agency, to authorize its execution and delivery of, or to make valid and binding, the Documents to which it is a party, except for (a) governmental approvals or filings already obtained or made and (b) any actions or filings to perfect the liens and security interests granted under the Documents.

7.    The Documents provide that they shall be governed by, and construed in accordance with, [New York] law. If, notwithstanding such choice of law provision, a North Carolina court were to hold that any Document is to be construed in accordance with the internal laws of the State of North Carolina, such Document would be, under the internal laws of the State of North Carolina,

Exhibits and Schedules - 20

the valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms.

8.    The Financing Statement is in proper form so as to comply with the requirements of the Delaware UCC, and assuming that (a) a security interest in the Trust Assets (as defined in the Security Agreement) has attached under Article 9 of the Uniform Commercial Code as enacted in New York, (b) the Financing Statement has been properly filed with the Filing Office, (c) the filing fees in connection with each such filing have been paid, (d) the Lessor has rights in the Trust Assets, and (e) the Financing Statement gives the correct name of the Agent, the Agent will have a perfected security interest in the Trust Assets described in the Financing Statement to the extent that a security interest may be perfected therein by the filing of a financing statement in Delaware under the Delaware UCC.
Our opinion is rendered solely in connection with the transactions contemplated under the Documents and may not be relied upon for any other purpose or in any manner by any person or entity other than the addressees hereof, except that we hereby consent to reliance hereon by any future assignee of the Lessor, any Credit Lender or any Mortgage Lender (collectively, the “Reliance Parties”) of their interests in the Credit Loans or Mortgage Loans, respectively, pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 10.1 of the Participation Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware, (iii) any such reliance by a Reliance Party must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the Reliance Party at such time, and (iv) in no event shall any such assignee have any greater rights with respect hereto than did the addressees.

No copies of this opinion may be delivered or furnished to any other party other than a Reliance Party, nor may all or portions of this opinion be quoted, circulated or referred to in any other document without our prior written consent, except that copies of this opinion may be provided to any regulatory agency having supervisory authority over a Reliance Party and except that this opinion may be used in connection with the assertion of a defense as to which this opinion is relevant and necessary or in response to a court order or other legal process. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events or change in applicable law that may occur subsequent to such date.

Very truly yours,

MOORE & VAN ALLEN, PLLC

Exhibits and Schedules - 21

Distribution List

NVIDIA Land Development, LLC, as Construction Agent and as Lessee

_____, as a Guarantor

Wachovia Service Corporation, as Lessor

_____, as a Mortgage Lender

_____, as a Credit Lender

Wells Fargo Bank, National Association, as the Agent

Exhibits and Schedules - 22

Schedule 1

UCC1 FINANCING STATEMENT

(see attached)

Exhibits and Schedules - 23

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE (COMPLETION)
(Pursuant to Section 5.5 of the Participation Agreement)

OFFICER’S CERTIFICATE OF
NVIDIA LAND DEVELOPMENT, LLC

NVIDIA LAND DEVELOPMENT, LLC, a Delaware limited liability company (the “Company”), as of ___, 20__, DOES HEREBY CERTIFY in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Credit Lenders and the Mortgage Lenders and respecting the Security Documents, as the agent for the Secured Parties, to the extent of their interests (the “Agent”), as follows:

1.    The address for the Property is __________________________ _________________________________________.

2.    The Completion Date for the construction of Improvements at the Property occurred on ______________.

3.    The aggregate Property Cost for the Property is $___________.

4.    Attached hereto as Schedule A is the detailed, itemized documentation supporting the asserted Property Cost figures for the Property.

5.    Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof in all material respects, except for any representation or warranty that is qualified by materiality or references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

Capitalized terms used in this Officer’s Certificate and not otherwise defined have the respective meanings ascribed thereto in that certain Participation Agreement dated as of _____, 2015 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”) among the Company, in its capacity as the Construction Agent and the Lessee, the various entities which are parties thereto from time to time, as the Guarantors, Wachovia Service Corporation, as the Lessor, the various banks and other lending institutions which are parties thereto from time to time, as the Credit Lenders, the various banks and other lending institutions which are parties thereto from time to time, as the Mortgage Lenders, and the Agent.

[signature page follows]

Exhibits and Schedules - 24

IN WITNESS WHEREOF, the Company has caused this Officer’s Certificate to be duly executed and delivered as of the day and year first above written.

NVIDIA LAND DEVELOPMENT, LLC

By:
Name:
Title:

Exhibits and Schedules - 25

Schedule A

(Itemized Documentation in Support of Asserted Property Cost)

Exhibits and Schedules - 26

EXHIBIT F

FORM OF CONSTRUCTION AGENT CERTIFICATE
(Pursuant to Section 5.17(b)(i)(A) of the Participation Agreement)

THIS CONSTRUCTION AGENT CERTIFICATE dated as of _____, _____ (this “Certificate”) is executed by NVIDIA LAND DEVELOPMENT, LLC, a Delaware limited liability company (the “Company” or the “Construction Agent”), in favor of (a) Wells Fargo Bank, National Association, as agent for the Credit Lenders and Mortgage Lenders and, respecting the Security Documents, as agent for the Secured Parties (the “Agent”), and (b) _____, a _____, as construction servicer on behalf of the Agent (the “Construction Servicer”).
The Construction Agent hereby certifies as follows:
1.    Concurrent herewith, the Construction Agent has submitted a Requisition requesting funding thereof, all in accordance with the requirements of the Operative Agreements. The Requisition is attached hereto as Schedule A. The Construction Agent acknowledges that funding of the Requisition is subject to satisfaction of the conditions precedent in the Operative Agreements, including approval by the Construction Servicer.
2.    This Certificate is to be utilized only in connection with the above-referenced Requisition.
3.    To the Construction Agent’s knowledge, it has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the Operative Agreements.
4.    No Agency Agreement Event of Default or Lease Event of Default has occurred and is continuing.
5.    All change orders regarding the construction of the Property subject to the above-referenced Requisition or changes to any of the Construction Documents have been submitted to and, to the extent required pursuant to the Operative Agreements, approved by the applicable Financing Parties.
6.    To the Construction Agent’s knowledge, all previously disbursed Advances have been used for the purposes as set forth in the Operative Agreements.
7.    To the Construction Agent’s knowledge, all outstanding claims for labor, materials and/or services furnished prior to the Advance requested pursuant to the above-referenced Requisition that are due and payable have been paid or will be paid from the proceeds of such Advance (unless such are being contested as permitted by the Operative Agreements and no such certification is hereby made with respect to costs to be incurred with respect to the future completion of punch list items in connection with the Punchlist Advance).
8.    To the Construction Agent’s knowledge, all construction regarding the construction of the Property subject to the above-referenced Requisition prior to the date of this Certificate has been accomplished in substantial accordance with the Plans and Specifications; provided, no such certification is hereby made with respect to the future completion of punch list items in connection with the Punchlist Advance.

Exhibits and Schedules - 27

9.    The Advance pursuant to the above-referenced Requisition will be used solely for the purposes set forth therein, and no amount requested for funding pursuant to the above-referenced Requisition has been the basis for any prior Requisition.
10.    To the Construction Agent’s knowledge, there are no Liens outstanding against the Property subject to the above-referenced Requisition, except for Permitted Liens.
11.    To the Construction Agent’s knowledge, the sum of the current Available Mortgage Loan Commitments plus the current Available Credit Loan Commitments plus the current Available Lessor Commitment is sufficient to pay for Completion of the Property subject to the above-referenced Requisition in accordance with the Construction Documents and the Operative Agreements.
12.    Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof in all material respects, except for any representation or warranty that is qualified by materiality or references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).
13.    The Construction Agent understands that this Certificate is made for the purpose of inducing the Agent and the Construction Servicer to approve the Advance pursuant to the above-referenced Requisition and in approving such Advance, the Agent and the Construction Servicer will rely upon the accuracy of the matters stated in this Certificate.
14.    The statements made in this Certificate and any documents submitted herewith and identified herein are true and correct.
Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings set forth therefor in that certain Participation Agreement dated as of _____, 2015 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the “Participation Agreement”) among the Company, as Lessee and Construction Agent, the various entities parties thereto from time to time, as the Guarantors, the Borrower, the Credit Lenders, the various banks and other lending institutions parties thereto from time to time, as Mortgage Lenders, and the Agent.

Exhibits and Schedules - 28

The Construction Agent has caused this Certificate to be duly executed and delivered as of the day and year first above written.
NVIDIA LAND DEVELOPMENT, LLC, as the Construction Agent

By:
Name:
Title:

Exhibits and Schedules - 29

Schedule A

(Requisition)

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EXHIBIT G

FORM OF GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
(Pursuant to Section 6B.9 of the Participation Agreement)

This Guarantor Joinder and Assumption Agreement (“Joinder”) is made as of _________ ___, 20___, by __________________________, a ________________ limited liability company/limited partnership/general partnership/corporation (the “New Guarantor”).
Background
Reference is made to (i) the Participation Agreement, dated as of _____, 2015 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”), by and among by and among NVIDIA Land Development, LLC, a Delaware limited liability company (the “Construction Agent” or “Lessee”); the various entities which are parties thereto from time to time as guarantors (individually, a “Guarantor” and collectively, the “Guarantors”); Wachovia Service Corporation, a Delaware corporation (the “Lessor”); the various banks and other lending institutions which are parties thereto from time to time as credit lenders (individually, a “Credit Lender” and collectively, the “Credit Lenders”); the various banks and other lending institutions which are parties thereto from time to time as mortgage lenders (individually, a “Mortgage Lender” and collectively, the “Mortgage Lenders”); and Wells Fargo Bank, National Association, a national banking association, as the agent for the Credit Lenders and the Mortgage Lenders and, respecting the Security Documents, as agent for the Secured Parties (in such capacity, the “Agent”), and (ii) the other Operative Agreements referred to in the Participation Agreement, as the same may be modified, supplemented or amended.
Agreement
Capitalized terms defined in the Participation Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Participation Agreement and in consideration of the value of the synergistic benefits received by the New Guarantor as a result of becoming affiliated with the Credit Parties, the New Guarantor hereby agrees that (i) it shall become a “Guarantor” as defined in the Participation Agreement and be subject to Section 6B of the Participation Agreement, (ii) effective as of the date hereof, it hereby is, and shall be deemed to be, a Guarantor under the Participation Agreement and each of the other Operative Agreements to which the Guarantors are a party and agrees that from the date hereof and so long as any Company Obligation shall remain outstanding and until the payment and performance in full of all Company Obligations (other than contingent indemnification and reimbursement obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto), the New Guarantor has assumed the obligations of a Guarantor under, and the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally with any other Guarantor, each of the terms, provisions and waivers of the Participation Agreement and each of the other Operative Agreements which are stated to apply to or are made by a Guarantor. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties with respect to the Guarantors set forth in Sections 6.1 and 6.1A of the Participation Agreement is, on and as of the date hereof, true and correct as to the New Guarantor as if made on and as of the date hereof by the New Guarantor in all material respects, except for any representation or warranty that is qualified by materiality or references Material Adverse Effect, which such representation or warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only

Exhibits and Schedules - 31

as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or references Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date and (ii) the New Guarantor has heretofore received a true and correct copy of the Participation Agreement, and each of the other Operative Agreements (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.
The New Guarantor hereby makes, affirms, and ratifies in favor of the Financing Parties, as applicable, the Participation Agreement, each of the other Operative Agreements executed by the Guarantors.
As of the date set forth above, the New Guarantor has duly executed and delivered this Joinder.
[    ]
By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

NVIDIA CORPORATION, as a Guarantor

By:
Name:
Title:

NVIDIA INTERNATIONAL HOLDINGS INC., as a Guarantor

By:
Name:
Title:

NVIDIA LEASE HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

Exhibits and Schedules - 32

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE
(Pursuant to Definition of “Compliance Certificate” in Appendix A to the Participation Agreement)

Statement Date:__________
To:    Wells Fargo Bank, National Association, as Agent
Ladies and Gentlemen:
Reference is made herein to that certain Participation Agreement dated as of _____, 2015 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the “Participation Agreement”) among NVIDIA Land Development, LLC, a Delaware limited liability company, in its capacity as the construction agent and the lessee thereunder (the “Construction Agent” or the “Lessee”), NVIDIA Corporation, a Delaware corporation (the “Parent”), and the various other entities which are parties thereto from time to time, as the guarantors thereunder (the Parent and such other entities, collectively, the “Guarantors”), Wachovia Service Corporation, as the lessor thereunder (the “Lessor”), the various banks and other lending institutions which are parties thereto from time to time, as the credit lenders thereunder (collectively, the “Credit Lenders”), the various banks and other lending institutions which are parties thereto from time to time, as the mortgage lenders thereunder (collectively, the “Mortgage Lenders”), and Wells Fargo Bank, National Association, as the agent for the Credit Lenders and the Mortgage Lenders and respecting the Security Documents, as the agent for the Secured Parties, to the extent of their interests (the “Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.
The undersigned hereby certifies as of the date hereof that he is the [Chief Financial Officer/Vice President, Finance] of the Parent, and that, as such, he is authorized to execute and deliver this Compliance Certificate to the Agent on the behalf of the Credit Parties, and that:
[Use following paragraph 1 for fiscal year‑end financial statements]
1.    The year‑end audited consolidated financial statements required by Section 8.3A(a)(i) of the Participation Agreement for the Fiscal Year ended as of the statement date indicated above of the Parent and its Subsidiaries, together with the report and opinion of an independent certified public accountant required by such section, have been delivered to the Agent or filed such reports on its website at www.nvidia.com or when such reports are posted on the SEC’s website at www.sec.gov. Such consolidated financial statements (a) were prepared in accordance with GAAP and, if applicable, disclose the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such Fiscal Year and (b) are fairly stated in all material respects.
[Use following paragraph 1 for fiscal quarter‑end financial statements]

Exhibits and Schedules - 33

1.    The unaudited consolidated financial statements required by Section 8.3A(a)(ii) of the Participation Agreement for the Fiscal Quarter ended as of the statement date indicated above of the Parent and its Subsidiaries have been delivered to the Agent or filed such reports on its website at www.nvidia.com or when such reports are posted on the SEC’s website at www.sec.gov. Such financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries, as at such date and for such fiscal period, in accordance with GAAP and, if applicable, disclose the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such fiscal year, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Participation Agreement and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of the Parent and its Subsidiaries during the fiscal period covered by the attached financial statements (the “Fiscal Period”).
3.    A review of the activities of the Credit Parties and their Subsidiaries and Affiliates during the Fiscal Period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all their Obligations under the Operative Agreements, and
[select one:]
[to the best knowledge of the undersigned, no Lease Default or Lease Event of Default has occurred and is continuing.]
‑‑or‑‑
[to the best knowledge of the undersigned, the following is a list of each Lease Default and Lease Event of Default that has occurred and is continuing and its nature and status:]
4.    Attached hereto as Schedule 1 are calculations demonstrating compliance with the financial covenants set forth in Section 8.3B(n) of the Participation Agreement as of the end of the Fiscal Period.

[remainder of page intentionally left blank]

Exhibits and Schedules - 34

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _____.
NVIDIA CORPORATION

By:
Name:
Title:

Exhibits and Schedules - 35

Schedule 1 to Compliance Certificate

Financial Covenant Calculations

I.	Section 8.3B(n)(i) – Leverage Ratio.

	A.	Consolidated Total Indebtedness of the Parent and its Subsidiaries on a Consolidated basis as of the Statement Date:

		1.	All obligations for borrowed money:	$______

		2.	All obligations evidenced by bonds, debentures, notes or similar instruments:	$______

		3.	All obligations in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business):	$______

		4.	All Capital Lease Obligations:	$______

		5.	Consolidated Total Indebtedness (sum, without duplication, of Lines I.A.1, 2, 3 and 4):	$______

	B.	Consolidated net income or loss of the Parent and its Subsidiaries for the period ended as of the Statement Date:		$______

	C.	Consolidated EBITDA of the Parent and its Subsidiaries determined on a Consolidated basis, without duplication, for the period ended as of the Statement Date:

		1.	Consolidated net income or loss of the Parent and its Subsidiaries for the period ended as of the Statement Date (from Line I.B above):	$______

		2.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, consolidated interest expense:	$______

		3.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, consolidated income tax:	$______

		4.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, all amounts attributable to amortization and depreciation:	$______

Exhibits and Schedules - 36

5.
To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, any extraordinary or non-recurring non-cash charges (it being agreed that non-recurring non-cash charges (A) will be deemed to include non-cash restructuring charges and non-cash goodwill and intangible asset impairments charges, but (B) will be deemed to exclude any reserve or accrual for any future cash expenditure other than legal settlements or judgments):
$______

	6.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, stock-based employee compensation expense:	$______

	7.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, losses from sales and dispositions of assets outside the ordinary course of business:	$______

	8.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, restructuring charges:	$______

	9.	To the extent deducted in determining Consolidated net income for the period ended as of the Statement Date, charges arising from legal settlements and judgments:	$______

10.
To the extent included in determining Consolidated net income for the period ended as of the Statement Date, any extraordinary or non-recurring gains for such period (excluding any reversal or reduction of any reserve or accrual for any future cash expenditure):
$______

	11.	To the extent included in determining Consolidated net income for the period ended as of the Statement Date, gains from sales or dispositions of assets outside the ordinary course of business:	$______

	12.	Consolidated EBITDA (Line I.C.1 + Line I.C.2 + Line 1.C.3 + Line I.C.4 + Line I.C.5 + Line I.C.6 + Line I.C.7 + Line I.C.8 + Line I.C.9 – Line I.C.10 – Line I.C.11):	$______
D.	Leverage Ratio (Line I.A.5 ÷ Line I.C.12):		____ to 1.0

	Maximum Leverage Ratio Permitted:		3.50 to 1.0

	In compliance:		Yes/No

Exhibits and Schedules - 37

SCHEDULE I: LESSOR COMMITMENT

LESSOR                                 COMMITTED AMOUNT

Wachovia Service Corporation                                $19,000,000.00

Exhibits and Schedules - 38

Schedule 6.1A(b): Subsidiaries

PARENT
NVIDIA Corporation
MATERIAL DOMESTIC SUBSIDIARIES
NVIDIA Land Development, LLC
NVIDIA International Holdings Inc.
NVIDIA Lease Holdings, LLC
DOMESTIC SUBSIDIARIES
JAH Venture Holdings, Inc.
LPN Facilitator LLC
Icera LLC
Icera Semiconductor, LLC
FOREIGN SUBSIDIARIES
NVIDIA Technology UK Limited
NVIDIA Helsinki Oy
NVIDIA Development UK Limited
NVIDIA Development France SAS
Icera Canada ULC
NVIDIA Brasil Computação Visual Limitada
NVIDIA Dutch B.V.
NVIDIA FZ-LLC
NVIDIA Italy S.r.l.
NVIDIA ARC GmbH
AGEIA Technologies Switzerland AG
NVIDIA Development, Inc.
VC Worldwide Ltd.
NVIDIA Pty Limited
NVIDIA GmbH
NVIDIA Semiconductor Technology (Shanghai) Co., Ltd.
NVIDIA Ltd.
NVIDIA International, Inc.
NVIDIA Semiconductor Holding Company
NVIDIA BVI Holdings Ltd
NVIDIA Graphics Holding Company
NVIDIA Graphics Private Limited
NVIDIA Singapore Pte Ltd
NVIDIA Semiconductor Technical Service (Shanghai) Co., Ltd.
NVIDIA Hong Kong Development Limited
NVIDIA Semiconductor Shenzhen Holding Co.
NVIDIA GK
NVIDIA Semiconductor (Shenzhen) Co. Ltd.
NVIDIA Hong Kong Holdings Limited
NVIDIA Singapore Development Pte. Ltd.
NVIDIA Semiconductor R&D (Tianjin) Co., Ltd.

Exhibits and Schedules - 39

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Schedule 8.3B(a)(i): Existing Indebtedness

Inclusion of items on this schedule does not imply or indicate that any such item constitutes Indebtedness or that such item is restricted by Section 8.3B(a).

1.	Obligations (as defined in Appendix A to the Participation Agreement) of the Credit Parties.

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